UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.

)

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
AKAMAI TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholders:

In 2024, Akamai made tremendous progress on our multi-year effort to transform Akamai from a content delivery network (“CDN”) pioneer into the cybersecurity and cloud computing company that powers and protects business online.

Total revenue in 2024 was $3.99 billion, up 5% year-over-year. Security contributed the majority of Akamai’s annual revenue, more than $2 billion, for the first time in our company’s history, growing 16% year-over-year. We saw strong customer adoption of our market leading segmentation solution, driven by cybersecurity threats from costly ransomware attacks. To fuel future growth, we added major new products to our security portfolio, including the acquisition of Noname Gate Ltd. (“Noname Security”) to enhance our API Security solution in another rapidly growing market segment.

We significantly expanded Akamai’s reach and capabilities in cloud computing in 2024, earning recognition from industry analysts for our differentiated strategy in a market we entered in 2022. Our new cloud computing portfolio generated more than $630 million in revenue last year, growing 25% year-over-year. In the fourth quarter, we augmented our sales capabilities and sharpened our go-to-market strategy to capture more of the growth opportunity we see in this large and rapidly growing market.

Our content delivery portfolio generated more than $1.3 billion in revenue in 2024. As the CDN market leader, Akamai continues to provide excellent support and services for our major enterprise customers around the world, cementing our reputation in the industry as a partner that enterprises can trust to provide world class performance as we work to deliver reliable, secure and near-flawless online experiences.

Offering customers content delivery, security and cloud computing solutions on one integrated platform enhances our top line when long-time delivery customers add our security and cloud computing products. This synergy also benefits our bottom line as we capture the cost benefits of using one shared infrastructure to provide security and cloud computing services as well as content delivery.

Our efforts to enhance profitability resulted in strong cash generation as operating cash flow, which climbed to $1.52 billion, or 38% of revenue last year. We also continued to increase shareholder value by spending $557 million to buy back 5.6 million shares in 2024. Akamai has reduced the number of shares of common stock outstanding by approximately 16% since January 1, 2013.

Akamai’s culture continued to earn our company recognition as a great place to work. Once again, The Wall Street Journal featured Akamai on its list of America’s best-run companies, the Management Top 250. This ranking of management effectiveness by the Drucker Institute analyzed publicly traded companies on 35 indicators across customer satisfaction, employee engagement and development, innovation, social responsibility and financial strength.

We are hosting Akamai’s 2025 Annual Meeting of Stockholders on May 14, 2025, at 9:30 a.m. Eastern time. As in previous years, we will hold the meeting as a virtual-only event, accessible through a link on our investor relations website (www.ir.akamai.com). Details about how to access the meeting and the business to be conducted are more fully described in our Notice of 2025 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote as soon as possible. Voting by proxy will ensure your representation at the meeting even if you do not attend in person. Please review the instructions on the proxy card or your proxy materials regarding your voting options.

Dr. Tom Leighton
Co-Founder and Chief Executive Officer

AKAMAI TECHNOLOGIES, INC.

145 BROADWAY

CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2025

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Akamai Technologies, Inc. (“Akamai” or the “Company”) will be held on Wednesday, May 14, 2025, at 9:30 a.m., Eastern Time, via the internet at a virtual web conference at meetnow.global/MXUCSF9.

The Annual Meeting will be held online in a virtual meeting format, via the internet, with no physical in-person meeting of the stockholders. Stockholders attending our virtual Annual Meeting will be able to vote and submit questions during the Annual Meeting. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit questions is included in the accompanying proxy statement.

At the Annual Meeting, we expect stockholders will consider and vote upon the following matters:

(1)

To elect nine nominees currently serving as members of our Board of Directors and named in the attached proxy statement to serve on our Board of Directors for a one-year term expiring at the 2026 Annual Meeting of Stockholders;

(2)

To approve an amendment to our Second Amended and Restated 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 8,000,000 shares (“Plan Proposal”);

(3)	To approve, on an advisory basis, our Named Executive Officer (“NEO”) compensation;

(4)	To approve amendments to our Amended and Restated Certificate of Incorporation to eliminate the existing supermajority vote requirements for:

A.	Amendments to Article Tenth, which governs certain provisions related to the Board, quorum and stockholder nominations or other business.

B.	Amendments to Article Eleventh which prohibits stockholder action by written consent in lieu of a meeting.

C.	Amendments to Article Twelfth which governs who can call special meetings of stockholders.

(5)

To adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or if there are insufficient votes to adopt any proposal (other than Proposal 8) (“Adjournment Proposal”);

(6)	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2025;

(7)	To vote upon an advisory proposal to give shareholders the ability to call a special shareholder meeting (the “Company Special Meeting Proposal”);

(8)

To vote upon a shareholder proposal to give shareholders the ability to call a special shareholder meeting, if properly presented at the Annual Meeting (the “Shareholder Special Meeting Proposal”); and

(9)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 19, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

A complete list of stockholders of record entitled to vote at the meeting will be available at least 10 days prior to the Annual Meeting at 145 Broadway, Cambridge, Massachusetts 02142.

All stockholders are cordially invited to attend the Annual Meeting online. If you hold your shares in an account with a broker, bank or other nominee and wish to attend the Annual Meeting, you must obtain a legal proxy from that entity and register in advance for the meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Aaron S. Ahola
Executive Vice President, General Counsel and Corporate Secretary Cambridge, Massachusetts [●], 2025

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE. MOST STOCKHOLDERS HAVE A CHOICE OF VOTING OVER THE INTERNET, BY TELEPHONE OR BY MAIL AS INSTRUCTED IN THESE MATERIALS AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES ONLINE DURING THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AND YOUR PROXY IS REVOCABLE AT YOUR OPTION BEFORE IT IS EXERCISED. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER. FURTHER INFORMATION ABOUT HOW TO ATTEND THE ANNUAL MEETING ONLINE, VOTE YOUR SHARES ONLINE DURING THE ANNUAL MEETING AND SUBMIT QUESTIONS DURING THE ANNUAL MEETING IS INCLUDED IN THE ACCOMPANYING PROXY STATEMENT.

AKAMAI TECHNOLOGIES, INC.

145 BROADWAY

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Akamai Technologies, Inc., which we refer to as “we,” “us,” or the “Company.” All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management as of the date hereof based on information currently available to them. Use of words such as “believes,” “could,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “estimates,” “should,” “forecasts,” “if,” “intend,” “continues,” “goal,” “objective,” “likely,” “may,” and variations of such words or similar expressions are intended to identify a forward-looking statement. Forward-looking statements are not guarantees of future performance or achievements and involve risks, uncertainties and assumptions. Actual events or results may differ materially from the forward-looking statements we make. Factors that could cause or contribute to such differences include, but are not limited to, inability to grow revenue, particularly from increased sales of security and cloud computing solutions, or inability to increase profitability as projected; lack of market acceptance of our solutions; cyberattacks that we are not able to successfully defend against; inability to successfully integrate our acquisitions and realize their expected benefits; inability to achieve corporate sustainability goals we set; changes in economic, political and regulatory conditions in the United States and internationally; changes in business, competitive, technological and other factors or events such as acts of terrorism, outbreak of war or hostilities (including the wars involving Ukraine and Israel), civil unrest, adverse climate or weather related events, or public health emergencies; and other factors set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in other reports we file with the U.S. Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

This Proxy Statement and the 2024 Annual Report to Stockholders will be available for viewing, printing and downloading at https://www.ir.akamai.com/financial-information/annual-reports.

Unless specifically stated herein, documents and information on any websites listed in this Proxy Statement are not incorporated by reference in this Proxy Statement.

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “Commission”), except for exhibits thereto, without charge upon written request to Akamai Technologies, Inc., 145 Broadway, Cambridge, Massachusetts 02142, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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EXECUTIVE SUMMARY

Below are highlights of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Our Mission and Purpose

Our Mission: We power and protect life online.

Our Purpose: We make life better for billions of people, trillions of times a day.

Our Vision: A safer and more connected world.

Every day, billions of people around the world connect with their favorite brands to shop online, play the latest video games, log into mobile banking apps, stream content, share videos with friends and so much more. These digital experiences make up life’s experiences — and Akamai helps make them possible.

With our combination of cloud computing, security and content delivery solutions, Akamai gives leading organizations around the world the power to innovate and deliver modern apps and superior user experiences — all while protecting their business, by working to secure their data, applications, infrastructure and people.

We’ve built a platform that spans more than 4,300 edge points-of-presence in approximately 130 countries and over 700 cities, with roughly 1,200 network partners. Akamai’s global infrastructure brings proximity, scale, security and innovation together to help our customers power and protect their businesses and the billions of people they serve.

We also strive to run our business the right way by how we:

🌑	invest in the health, wellness, safety and development of our employees;

🌑	deal fairly and ethically with our suppliers and partners;

🌑	support the communities in which we live and work;

🌑	safeguard personal privacy with the highest standards of security;

🌑	operate in an environmentally sustainable way; and

🌑	generate long-term value for our stockholders.

Our Strategy

We operate in a technology landscape that is rapidly evolving, and the world is more connected than ever, with more people accessing a myriad of apps on more devices, from more places around the world. This connectivity presents opportunities for businesses to improve productivity and efficiency, expand to new markets, support remote or hybrid

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workforces, build brand affinity and meet rising user expectations for immersive and personalized experiences. To meet the digital demands of customers and employees, organizations are re-evaluating how they build, deliver, secure and scale new digital apps and services.

The centralized data center-centric model of many other cloud providers was not designed for the challenges that many companies face today — challenges that require putting workloads closer to users.

At the same time, security threats are growing more prevalent and advanced. Applications and computing infrastructure no longer sit solely in data centers behind the firewall, making perimeter defense insufficient and making cybersecurity more challenging.

These trends continue to accelerate, and it is our view that the internet’s role in transforming the way we exchange ideas and information and conduct business is more vital than ever. Our strategy is to help continue to drive this transformation by offering security, cloud computing and content delivery services with the industry-leading reliability, scale and expertise our customers need to grow their business with confidence.

Akamai provides a continuum of cloud computing services designed to enable developers to efficiently build, deploy and secure performant applications and workloads that require single-digit millisecond latency and global reach. The scale and distribution of our platform provides us with visibility and insight into traffic volumes, congestion, attack patterns, vulnerabilities and other activities across the internet’s complex intersections of networks and systems. Leveraging these insights, Akamai offers solutions designed to protect our customers from threats and attacks, while empowering them to securely deliver digital experiences to engage, entertain and interact with their customers. With Akamai’s globally distributed infrastructure and solutions, we bring applications and experiences closer to users and devices — and help keep attacks and threats farther away.

We are organized into two groups, both of which utilize Akamai’s globally distributed infrastructure, and our global sales organization: the Security Technology Group and the Cloud Technology Group. The Security Technology Group offers solutions that are designed to keep infrastructure, websites, applications and users safe, while the Cloud Technology Group offers technology and products that enable business online, cloud computing, media delivery and web performance solutions.

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Akamai 2024 Performance Highlights

In 2024, Akamai realized achievements across our operations, including the following highlights.

Performance Highlights

🌑   Acquired Noname Security to enhance our API Security capabilities and accelerate our ability to meet growing customer demand and market requirements as the use of APIs continues to spread. We also added additional security and delivery customers through asset acquisitions of select customer contracts from Edgio.

🌑   Total Revenue grew to $3.99 billion in 2024.

🌑   In 2024, revenue from our security and compute solutions reached $2.7 billion, representing 67% of our total revenue. Revenue from our security solutions grew 16% when compared to the prior year and revenue from our compute solutions grew 25% compared to the prior year.

🌑   Operating Cash Flow in 2024 reached $1.52 billion.

🌑   Continued to garner recognition for our ethical, sustainability and governance practices by organizations such as the Dow Jones Sustainability Index and the FTSE4Good Index.

🌑   We continue to receive recognition for our workplace from established and reputable institutions, including awards for America’s Best Mid-Size Companies from TIME, America’s Best Employers for Women from Forbes, Great Place to Work in India, Spain and Poland, and The Best Managed Companies by The Wall Street Journal, among others.

🌑   Earned recognition as Customers’ Choice in the Gartner Peer Insights ‘Voice of the Customer’ report for Cloud Web Application and API Protection (WAAP), as well as recognition as a Leader across multiple analyst competitive evaluations, including IDC Marketscape for Web Application and API Protection, Forrester Wave Microsegmentation Solutions, GigaOm Radar for API Security and IDC Marketscape for Edge Delivery Services.

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From a financial perspective, we have increased our revenue in each of the past three fiscal years and have been profitable over that same period. The charts below show our revenue and diluted earnings per share, calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), for the past three fiscal years.

In particular, our security products have grown rapidly in recent years as shown below:

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Over the past five years, we have successfully generated cash from operations to use in strategic initiatives. We believe we have effectively deployed that cash in stock repurchases and acquisition activity as reflected in the chart below.

Stock Repurchases and Acquisition Activity

$ Millions
$1,215
$358
$194
$164
$1,405
$1,121
$522
$599
$1,275
$1,480
$608
$872
$1,348
$881
$654
$227
$1,519
$1,124
$557
$567
2020
2021
2022
2023
2024
Cash from Operations
Share Repurchase
M&A

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Corporate Governance Snapshot

Akamai’s governance structure reflects our commitment to advancing the long-term interests of our stockholders, maintaining accountability, diversity, ethical conduct and alignment of interests between leadership and investors. Highlights of our governance profile include:

Proxy Access
Separate Board Chair
Evaluation of the CEO
Policy Against Pledging or Hedging Stock
Majority Director Voting for Elections Uncontested
Annual Board Evaluations
Fully Independent Standing Board Committees
Diverse & Professional Board
Declassified Board
No Poison Pill
Clawback Policy
Regular Executive Sessions of the Board
Comprehensive Code of Ethics
Director & Officer Stock Ownership Requirements

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Executive Compensation Overview

Akamai has developed an executive compensation program that is designed to closely align executive compensation with company performance and stockholder interests. We work to achieve this objective by allocating the majority of our executive officers’ target compensation to performance-based incentive compensation. In particular, we grant performance-based equity awards that directly link the value of executive compensation to our stock price performance and the achievement of multi-year financial performance objectives and link annual bonuses to performance against specific annual financial and non-financial measures. Key aspects of our 2024 executive compensation program are highlighted below.

CEO
Base Salary
<0.01%
Annual Bonus
10%
Performance-
Vesting RSUs
18%
Variable
at Risk
>99.9%
Relative
TSR-Based RSUs
27%
Time-Vesting
RSUs
45%

AVERAGE ALL OTHER NEOs

Base Salary
9.4%
Annual Bonus
8.9%
Performance-
Vesting RSUs
16.3%
Variable
at Risk
>90.6%
Relative
TSR-Based RSUs
24.5%
Time-Vesting
RSUs
40.8%

Our 2024 annual bonus plan, payable in shares of vested common stock for our executive officers, was based on the achievement of pre-defined performance metrics and incorporated a payout modifier based on our achievement against pre-determined objectives established by the Talent, Leadership and Compensation (“TL&C”) Committee of the Board of Directors.

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Part One – Corporate Governance Highlights – Our Commitment to Corporate Responsibility

To demonstrate our dedication to responsible business practices, we have developed the ACT Framework — representing Accountability, Community and Trust. This framework embodies our holistic approach to fostering a positive impact both within our organization and across the broader community. By focusing on these key pillars, the ACT Framework underscores our commitment to advancing sustainable and ethical business practices.

Accountability

Accountability means taking responsibility for our actions and decisions, working to ensure that we meet our commitments and remaining transparent about the impact we have. It represents Akamai’s proactive efforts in environmental sustainability and employee well-being.

Community

Community encompasses our commitment to building strong connections and stakeholder relationships, underscoring Akamai’s dedication to giving back to society. Through philanthropic efforts and active employee engagement, we strive to support local communities worldwide and drive positive social impact.

Trust

Trust requires ensuring our actions are ethical and guided by integrity and transparency, safeguarding personal privacy with high standards of security. Our focus on integrity, transparency and high governance standards spans critical areas such as human rights, ethics and compliance, data privacy and security and responsible supply chain management.

The ACT Framework encapsulates Akamai’s overarching approach to corporate responsibility and operates alongside our environmental, social and governance (“ESG”) initiatives. While corporate responsibility emphasizes ethical obligations and responsible behavior across all aspects of our operations, ESG provides a structured, measurable framework focused on environmental, social and governance performance for evaluating long-term risks and opportunities.

Akamai is committed to maintaining and enhancing our record of excellence by:

🌑	continually refining our corporate governance policies;

🌑	working to improve our energy efficiency and reducing our and our partners’ environmental impact;

🌑	fostering a workplace culture centered on growth, development and engagement; and

🌑	contributing to the communities in which we live and work.

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We also place great value on input from our investors and other stakeholders and engage regularly with them to gain insights into the issues they care about most.

Our ESG team is responsible for driving a global strategy and ensuring that Akamai’s initiatives align with regulatory requirements, industry standards and stakeholder expectations. By doing so, it strives to promote long-term sustainability and uphold ethical business practices across the organization.

In 2024, we also established an Expert Committee, bringing together subject matter experts tasked with guiding the organization’s strategy and initiatives around corporate responsibility and related factors. The committee provides insights into emerging trends and risk mitigation and advises on relevant environmental or social topics impacting Akamai.

Board oversight of these matters primarily occurs through the committees of the Board, including our ESG Committee, which oversees management’s environmental initiatives, including our sustainability goals, corporate governance matters and social matters (including receiving periodic management reports on social matters, corporate culture and engagement as it relates to employees and the charitable activities of the Akamai Foundation); the Audit Committee, which provides regular oversight of our ethics and compliance, data privacy protection program and cyber and network security and resiliency matters; and the TL&C Committee, which reviews social matters on an ongoing basis, including employee and leadership development, and recommends to the Board certain compensation metrics. Our Board also exercises direct oversight of these initiatives. For example, the Board conducts at least annual reviews of our employee related matters with management. The Board or its committees offers management feedback on ESG best practices that help guide development of our various corporate responsibilities and related initiatives.

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Good Governance

Overview of the Board of Directors

Our Board of Directors, which we will often refer to as the Board below, currently consists of nine individuals with a range of backgrounds, as reflected in the graphic below. Collectively, they bring industry expertise, leadership skills and financial sophistication to our corporate governance. Below is a skills matrix displaying certain experience and key attributes of our Board members.

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In addition, three of our nine director nominees are women and three are ethnically diverse, with two identifying as Black and one identifying as Asian. No director nominees identify as LGBTQ+. One director nominee identifies as a military veteran.

Board Refreshment and Diversity of Experience

Akamai believes that having an independent, diverse, active and engaged Board has been key to our success. We also believe that new perspectives and ideas are critical to a forward-looking and strategic Board. Our goal is to seek a balance between new points of view and the valuable experience and familiarity that longer-serving directors bring to the boardroom. Since our 2017 annual meeting, we have seen seven incumbent directors transition off the Board and have added five new directors. In considering nominations for re-election, we take into account whether a director has served for more than 12 years on the Board as one of many factors in our holistic approach. A summary of the tenure of our current directors as of December 31, 2024 is reflected in the graph below:

In considering new Board members, our Corporate Governance Guidelines set forth a process requiring that the initial list of individuals under consideration by the Board’s Environmental, Social and Governance Committee (the “ESG Committee”) include qualified candidates who represent a variety of backgrounds, including professional background or demographics. If a search firm is used, the search firm is instructed to do the same.

Board Evaluations

A key component of our approach is a robust annual Board evaluation process. Led by our Chair of the Board and the Chair of the ESG Committee, this review is intended to elicit the views of all directors about what makes the Board effective, what improvements can be made, how their peers are most effective, whether steps should be taken to improve contributions and their views on the performance of the Board and its committees over the past year. The evaluation has taken a variety of forms including written surveys, interviews

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conducted by an outside consultant and interviews conducted by our Chair of the Board. The ESG Committee also regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, global perspectives, experiences, tenure and diversity that promotes and supports the Company’s long-term strategy. In doing so, the ESG Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications.

Ethics

We have adopted a written Code of Ethics that applies to all of our directors, executive officers (including our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer) and other employees. Our Code of Ethics is available on our website at www.ir.akamai.com/corporate-governance/highlights. We did not waive any provisions of the Code of Ethics for our directors or executive officers during the year ended December 31, 2024. If we amend or grant a waiver under our Code of Ethics that applies to our executive officers or directors, we intend to post information about such amendment or waiver on our website at www.akamai.com. We have also adopted Corporate Governance Guidelines, a copy of which is also available on our website at www.ir.akamai.com/corporate-governance/highlights.

Engagement with Stakeholders

Akamai and our employees are dedicated to delivering value to investors, providing excellent service to our customers, offering a great place to work and contributing to the communities in which we operate. Some of the key areas of focus as we work with our stakeholders are highlighted below.

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Corporate Sustainability

Our 2030 Goals

As a leader in powering the modern internet, our stakeholders expect us to minimize the environmental impact of its operations. Our sustainability strategy is built around five ambitious goals, targeted to be achieved by 2030:

🌑

Net-Zero Emissions – By 2030, Akamai aims to achieve net-zero emissions for Scope 1 and Scope 2 greenhouse gas emissions associated with Akamai’s global infrastructure. Rather than a one-size-fits-all framework, Akamai has adopted a tailored approach to achieving net zero, leveraging the unique attributes of our distributed network and prioritizing real-world emissions reductions. Our strategy involves investing in energy efficiency, transitioning to renewable energy sources and actively managing operational emissions.

🌑

100% Renewable Energy – Akamai has set the goal of using 100% renewable energy by 2030. Our approach to achieving this goal includes procuring clean, renewable energy sources and collaborating with suppliers, data center partners and other stakeholders to aggregate utility-scale renewable energy projects. Our renewable energy program supports the development of new renewable energy infrastructure, helping to displace emissions-intensive sources from the global grid.

🌑

Build Efficiency – To reduce the energy intensity of our operations, Akamai continually works toward innovating software and hardware optimizations across our platform. We aim to improve the energy efficiency of Akamai’s globally distributed infrastructure, reducing the overall power consumption required to deliver our services while maintaining industry-leading performance.

🌑

Engage Suppliers – Akamai is committed to collaborating with our supply chain partners to promote sustainable practices and mitigate risks. We prioritize working with suppliers who demonstrate environmentally responsible operations and aim to foster a culture of sustainability across our value chain.

🌑

Circularity – We strive to align our operations with responsible business practices by adopting a circular approach where feasible. This strategy includes adhering to e-Stewards e-Waste standards, seeking improvements in environmental performance through our environmental management system, and engaging employees, customers and communities in sustainability initiatives. By promoting public awareness of our sustainability efforts, we aim to amplify our impact.

Our Commitment to Transparency and Disclosure

At Akamai, our customers and other stakeholders value transparency and accountability in our sustainability efforts. We participate in the Carbon Disclosure Project (CDP) annually, providing detailed emissions data and insights into our progress. Additionally, our

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disclosures are informed by globally recognized frameworks such as the Task Force on Climate-related Financial Disclosures (TCFD), giving stakeholders visibility into our environmental initiatives.

Akamai’s sustainability goals reflect our commitment to reducing environmental impact, driving industry-wide innovation and fostering a collaborative approach to addressing global challenges. By pursuing these objectives, we aim to deliver lasting value for our investors, customers and communities.

Our People

Inclusion, Diversity and Engagement in the Workplace

Akamai remains committed to providing a work environment and culture where all employees are able to give, thrive and be productive. As an ever-expanding global company, our diverse workforce combines employees from different cultures, backgrounds, styles and experiences. We believe that bringing together an engaged and diverse workforce in an inclusive environment captures the experiences, cultures, talents and perspectives that continue to drive innovation and support our business strategy. Our aim is to understand and build on our cross-cultural competence, and by doing so, improve the way we work in our global community and support our global customers.

Over the years, we have implemented and sustained a number of initiatives, including: incorporating appropriate objectives in our Mission Critical Goals, supporting eight Employee Resource Groups that are employee-led, voluntary internal global networks, open for all to come together to help collaborate, which are focused on building community, creating opportunities for development, creating a positive business impact. We also continue to reinforce a company-wide education change program that is intended to enhance our corporate culture by promoting an inclusive approach to decision making and innovation.

We are proud to be an equal opportunity employer. To help us improve our workforce, we participate in or sponsor professional development and recruiting forums. We also offer Akamai Technical Academy, a technical training program aimed at talent who are interested in pursuing a technical career path, but may not be formally educated in science, mathematics, or engineering. We partner with the Women Business Collaborative as a Company of Purpose. We post our latest EEO-1 report on our website, which we file with the U.S. Equal Employment Opportunity Commission and summarizes the demographics of our U.S. employees based on federally mandated categories. These categories are not necessarily representative of how our industry or workforce is organized.

Employee Well-Being, Health and Safety

Our employees are our most valuable resource, and they are fundamental to our innovation, our ability to remain nimble and resilient amidst changing market dynamics, the success of our technology, the fostering and maintenance of relationships with our

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customers and the management of our operations. In addition to offering competitive compensation and benefits, we focus on the development of our people through fostering inclusion and engagement, providing training and development opportunities and implementing health and safety procedures. We seek feedback on our initiatives from employees through a variety of mechanisms, including quarterly anonymous employee engagement surveys.

We have a demonstrated history of investing in our workforce by offering competitive salaries, wages and benefits. Our benefits programs (which vary by country and region) include healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, flexible work schedules, wellness days, adoption and fertility assistance, employee assistance programs, tuition assistance, fitness reimbursements and holistic wellness programs, among others. Our wellness programs include educational offerings on healthy lifestyles, access to mental health experts and access to ergonomic advice and equipment.

Given our proven ability to deliver results while working virtually, we have designated over 95% of our employees as working in roles with the ability to perform their responsibilities in an office or at home, which we call FlexBase. We believe flexible workplace opportunities make us a more attractive employer, increase productivity, enable us to recruit from a broader pool of applicants and present additional growth and development opportunities for our employees. As part of the rollout of the FlexBase program, we designed and developed a number of tools and resources to support our employees. Those include content for leaders about how to lead in a hybrid work environment, as well as content for all employees, focusing on how to thrive in a hybrid work environment. Our IT team offers productivity “tech-bytes,” which are bite-sized articles that provide quick access to productivity enhancing tips and tricks using Akamai’s productivity tools.

Striving for Fair and Equitable Pay

Pay equity is core to our values at Akamai. We are committed to fostering an inclusive workforce and we have strived to design our compensation systems to be fair and equitable for all employees globally. Because this is a human process, it’s essential for us to ensure that we’re meeting our intended outcomes. We are committed to monitoring our pay practices and making adjustments when we deem it advisable. Akamai currently conducts annual internal pay equity analyses (with the assistance of a nationally recognized outside consultant). We completed our most recent pay equity analysis in 2024.

Governance

Ethics and Compliance

We work with internal stakeholders to develop risk-based procedures and internal controls integrated with various business processes across Akamai. These procedures are periodically audited or tested, and they focus on ethical conduct, transparency, anti-

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bribery, sanctions and conflicts of interest. We also actively monitor changes in business climate and emerging laws and regulations to assess risks and adapt our procedures. Akamai maintains an independently hosted Ethics Hotline for all employees and stakeholders that is also available on our website at akamai.ethicspoint.com. Reported concerns are investigated and reviewed quarterly with the Audit Committee.

Human Rights

Respect for human rights is a fundamental value at Akamai. We are committed to providing an inclusive environment that discourages inappropriate behavior, unlawful harassment and discrimination. We are proud to be consistently recognized as a great place to work in various locations in which we operate.

Our Human Rights Policy is available on our website at https://www.akamai.com/company/corporate-responsibility/human-rights. It is intended to promote respect for human rights, foster understanding and provide value to the communities in which we operate. We are committed to ensuring that our employees, the people who work for our contractors, customers, suppliers and individuals in the communities affected by our activities, are treated with dignity and respect.

We have also adopted a Modern Slavery and Human Trafficking Statement available on our website at https://www.akamai.com/site/en/documents/akamai/2023/modern-slavery-and-human-trafficking-statement.pdf. It reflects our belief that respect for human rights is fundamental to unlocking the potential of the internet and an essential value for our employees and the communities in which we operate. We are committed to providing an inclusive environment that is free from illegal and inappropriate behavior.

Data Privacy and Security

Information Security and Cybersecurity

The data that flows through Akamai’s globally distributed infrastructure is critical to millions of organizations and billions of users worldwide. Protecting that data from cyber threats is important to the position of trust we maintain with our customers and stakeholders. Akamai has a well-established governance structure that enhances our ability to effectively identify, assess and mitigate cyber risks.

A dedicated Information Security Committee works cross-functionally with other Akamai departments, including legal, business, policy and technical functions, as appropriate, to exchange information related to cybersecurity. At the Board level, the Audit Committee receives at least quarterly security updates.

Commitment to Privacy Best Practices

In carrying out our mission to power and protect life online, we accept that the way we process personal data is a critical part of the trust that our customers, employees and the internet community places in us. We also understand the importance of the data protection

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rights of internet users, customers and employees and compliance with the data protection laws of the countries in which we operate. Akamai’s Data Protection and Privacy Program is designed to protect the personal information that we process through an ethical data program based on privacy principles. Akamai’s Global Data Protection Office, headed by our Chief Privacy Officer, manages this important effort and reports to the Audit Committee at least twice a year. Our program has five main components that we work toward achieving:

Principles-based Compliance:

🌑

Established principles based upon fundamental privacy principles that underlie virtually all privacy laws globally, including: Collection Limitation, Data Quality, Purpose Limitation, Use Limitation, Security, Transparency, Individual Participation and Accountability.

Awareness:

🌑	Promoting a culture of respect for, and thoughtful consideration of, privacy and personal data protection throughout Akamai through an ethical, principles-based approach to privacy.

🌑	Communicating to our employees information about changes in privacy laws, regulations and standards that affect our business.

🌑	Instilling an understanding of different cultures and practices around the world related to the use of individual personal information.

Policies and Procedures:

🌑	Implementing privacy protection policies and related operational procedures that are designed to enable compliance with the law and privacy principles consistent with our culture and mission.

🌑	Utilizing privacy by design tools to timely raise, consider and address privacy concerns at the early stage of service and product development.

🌑	Conducting Privacy Impact Assessments on data use initiatives.

Training:

🌑	Conducting trainings designed to promote awareness and provide employees with privacy-related information and requirements pertinent to their roles and responsibilities.

Accountability and Transparency:

🌑

Maintaining accountability standards informed by those articulated by the Organization for Economic Co-operation and Development in its Guidelines Governing the Protection of Privacy and Transborder Flows of Personal Data.

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🌑	Conducting independent audits of practices and controls.

🌑	Communicating with our employees, customers and the public about our data protection and privacy practices.

Details and information regarding our privacy policies and practices can be found on our Privacy Trust Center at: https://www.akamai.com/privacy.

Communities

Akamai Foundation

The Akamai Foundation plays a key role in Akamai’s community outreach. The Akamai Foundation focuses on increasing equitable access to STEM education and technology careers. In 2024, the Akamai Foundation awarded over 100 grants totaling approximately $2.75 million, in support of digital equity and inclusion in STEM education, disaster relief efforts and strengthening community networks around the globe.

The diverse passions of our employee volunteers and Akamai Employee Resource Groups enrich our philanthropic and community partnerships. The centerpiece of our employee volunteer efforts is our Danny Lewin Community Care Days program. Each year we honor and celebrate our co-founder Danny Lewin’s spirit with a global initiative to support employees to give back to local communities through events such as participating in blood drives, working at food banks, repairing homes, refreshing playgrounds and creating care packages for ill children. Group volunteer activities are organized for employees in many of our offices worldwide. All of our full-time employees are approved to take the equivalent of up to 16 hours of paid volunteer time per calendar year for approved volunteer activities that take place during their regularly scheduled workday.

Employees in Action

As giving back is a core value at Akamai, we support our employees getting involved with their communities in a variety of ways, whether volunteering their time, expertise and leadership, providing monetary donations, or joining teams to accelerate social impact. Employees can connect with their individual passions and support causes through a variety of Akamai partnerships and programs. In 2024, Akamai employees logged over 9,000 volunteer hours and hosted over 120 volunteer events in 23 different countries.

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Stockholder Engagement

Our management and Board are committed to driving stockholder value and communicating with our investors and other stakeholders. Our stockholder engagement model is summarized below:

Engagement

Executive management, Investor Relations and ESG professionals engage on a regular basis with stakeholders to solicit feedback on corporate governance matters, including executive compensation, corporate governance policies, and corporate sustainability practices.

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Communication

Akamai also routinely interacts and communicates with investors through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and Proxy Statement, the annual stockholder meeting, investor meetings, and conferences and web communications.

+

Feedback

We share our stakeholder feedback and trends and developments about corporate governance matters with our Board and its Committees as we seek to enhance our governance and sustainability practices and improve our disclosures.

During 2024, our senior leadership team conducted 100% outreach to our 25 largest stockholders, which collectively held approximately 59% of our outstanding shares, to express an interest in meeting with them to discuss governance or executive compensation matters at Akamai. We engaged with approximately 60% of those investors and discussed a broad range of operational, strategic and governance topics with them. These engagement efforts and meaningful conversations, combined with additional investor outreach, provided the Board and management with a valuable understanding of investors’ perspectives and an opportunity to exchange views. When the Board conducted its regular reviews of governance and executive compensation, it discussed the input that we received, and the evaluation process was reflective of those views. We were encouraged by the feedback we received and look forward to continuing our dialogue with our stockholders in the coming year.

Public Policy

Akamai believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. Our engagement with policymakers and advocacy on

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public policy issues are coordinated by our Global Public Policy group. Members of the Global Public Policy group work closely with our senior leadership to identify legislative and regulatory priorities, both regionally and globally, that will protect and advance our business interests, increase stockholder value and promote the free and responsible use of the internet. The group also works to educate and inform policymakers about Akamai’s technology and solutions and how the internet itself works.

As part of Akamai’s engagement in the public policy process, we participate in a number of trade associations around the world that advocate for and shape public policy positions that are important to our industry. Trade associations also provide educational, training and professional networking opportunities for their members. We participate in these associations for such opportunities and to help build consensus on issues that we believe will serve our customers and investors. Our membership and participation in these organizations are not an endorsement of all of the activities and positions of these organizations. Accordingly, there may be instances where their positions diverge from ours.

We have not formed a political action committee nor have we donated to individual political candidates or parties.

The Board of Directors

The Board currently consists of nine persons. Set forth below is information about the professional experiences of each of our nine nominees for election at the 2025 Annual Meeting, including his or her specific experience, qualifications and attributes that we believe qualify him or her to serve on the Board.

Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The information provided is accurate as of March 1, 2025.

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Nominees for Director for Terms That Will Expire in 2026

Sharon Bowen, age 68 Director since 2021 Audit Committee, ESG Committee

Commissioner of the United States Commodity Futures Trading Commission from June 2014 until retirement in September 2017

Senior Associate and Partner at the law firm Latham & Watkins between 1988 and May 2014

Other Current Boards

Chair of the New York Stock Exchange, a subsidiary of Intercontinental Exchange

Intercontinental Exchange, Inc., a provider of marketplace infrastructure, data services and technology solutions for a diverse set of asset classes

Neuberger Berman Group, a private investment management firm

Deep regulatory, securities, market risk and public policy expertise

Corporate finance, mergers and acquisitions, strategic transactions and corporate governance expertise from her role as a partner at a global law firm

Experience leading ESG initiatives and programs

Marianne Brown, age 66 Director since 2020 Audit Committee, Finance Committee Chair

Retired former executive at Fidelity National Information Services, Inc. (“FIS”), a global financial services technology company, where she was Corporate Executive Vice President and Co-Chief Operating Officer from January 2018 through December 2019

Chief Operating Officer, Institutional and Wholesale Business of FIS from December 2015 through December 2018, when FIS acquired SunGard Financial Systems LLC, a financial software and technology services company

Other Current Boards

The Charles Schwab Corporation, an investment services firm

Northrop Grumman Corp, an aerospace and defense technology company

International Business Machines Corporation (IBM), a multinational technology company

Prior Public Company Boards in Last 5 Years

VMWare, Inc. a provider of cloud computing and virtualization software and services

Extensive leadership experience in technology sales and product management to provide insight into the likely perspectives of Akamai’s current and potential customers

Executive oversight of go-to-market initiatives and organizational and investment strategy

Demonstrated ability to execute and integrate acquisitions and drive operational efficiency

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Monte Ford, age 65 Director since 2013 TL&C Committee Chair, ESG Committee

Principal Partner of CIO Strategy Exchange, a membership organization for chief information officers, since 2015

Network Partner at Brightwood Capital Partners, a venture capital firm, since 2013

Other Current Boards

Iron Mountain Incorporated, a provider of storage and other information management services

JetBlue Airways Corporation, an airline provider

Centene Corporation, a healthcare insurer

Prior Public Company Boards in Last 5 Years

The Michaels Companies, Inc., an arts and crafts retailer

Experience as an information technology executive at Aptean Software and American Airlines, including serving as a chief executive officer and as a CIO overseeing all aspects of information systems and business analytics functions

Helps fellow Board members and management understand what Akamai’s current and potential customers likely expect and want from our solutions and to provide actionable insight into our innovation initiatives

Provides valuable advice and counsel regarding potential improvements to our internal IT systems

Contributes a personal perspective on inclusion, diversity and engagement issues impacting Akamai and our environment

Dan Hesse, age 71 Director since 2016 Board Chair since 2021 TL&C Committee, ESG Committee

Former President and CEO, Sprint Corporation, a telecommunications provider, from December 2007 to August 2014

Other Current Boards

PNC Financial Services Group, Inc., a financial institution

Prior Public Company Boards in Last 5 Years

Tech and Energy Transition Corporation, a non-operating special purpose acquisition company that was subsequently dissolved

Insight into mobile and telecommunications industry affords important insight into strategy deliberations

Experience as a chief executive officer enables him to advise on leadership, management and operational issues

Leverages experience overseeing a large, complex technology company to provide valuable guidance and perspective

Understanding of corporate governance issues

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Tom Killalea, age 57 Director since 2018 Audit Committee, Finance Committee

Founder and President, Aionle LLC, a consulting firm, from November 2014 to December 2021

VP Technology for the Kindle Content Ecosystem, Amazon.com, a multi-national technology company from 2008 to 2014

Other Current Boards

Capital One Financial Corp., a financial services company

Chair of MongoDB, Inc., a database technology company

Satellogic Inc., an earth observation company

Prior Public Company Boards in Last 5 Years

Carbon Black, Inc., a cybersecurity company

Professional focus on internet security issues, a key area of emphasis in Akamai’s strategic plan

Deep experience with cloud computing industry, a key potential area of growth for Akamai

Experience with digital innovation and focus on customer experience

Understanding of the content delivery network business through his work at Amazon

Extensive corporate governance experience serving on several public company boards

Tom Leighton, age 68 Director since 1998	Chief Executive Officer, Akamai, since January 2013 Chief Scientist, Akamai from 1998 to 2012 Professor of Applied Mathematics at the Massachusetts Institute of Technology since 1982 (on leave)

Co-founder and key developer of the software underlying our platform

Unparalleled understanding of our technology and how the internet works

Extensive engagement with Akamai’s investors, customers and prospective customers on a global basis

Crucial source of industry information, technical and market trends and how Akamai can address those needs

Provides the Board with vital information about the strategic and operational challenges and opportunities facing us

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Jonathan Miller, age 68 Director since 2015 TL&C Committee, ESG Committee

CEO of Integrated Media Co., an investment company, since February 2018

Advisor at Advancit Capital, a venture capital firm focusing on early-stage companies, since January 2018, having previously served as a partner since 2013

Other Current Boards

Interpublic Group of Companies, a marketing solutions provider

Lee Enterprises, Incorporated, a U.S. media and information company

Prior Public Company Boards in Last 5 Years

AMC Networks Inc., an American entertainment company

Nielsen Holdings plc, a global measurement and data analytics company (subsequently acquired by Evergreen Coast Capital Corporation in October 2022)

Ziff Davis, Inc. (formerly J2 Global), a vertically focused digital media and internet company

Insight into the challenges, goals and priorities of media companies such as those that are key current and prospective customers

Key participant in the rapid development of the internet as a global platform for video and audio entertainment

Deep understanding of the ongoing evolution of digital media

Involvement with early-stage media and technology companies gives our management and the Board a window into developments that could shape our industry in the future

Madhu Ranganathan, age 60 Director since 2019 Audit Committee Chair, Finance Committee

President and Chief Financial Officer of Open Text Corporation, a provider of enterprise information management solutions, from April 2018 to March 2025

Executive Vice President and Chief Financial Officer for 24/7 Customer, Inc., a provider of customer engagement technology solutions, from June 2008 to March 2018

Other Current Boards

Bank of Montreal, a financial services company

Extensive public-company financial expertise that enables her to qualify as an “audit committee financial expert” (as defined by Commission rules) and advise management and other directors on complex accounting and internal control matters

Experience in developing global software and SaaS companies to provide insight from both a customer and an operational perspective

Oversight of acquisition programs position her well to participate in the Finance Committee’s oversight of Akamai’s M&A program

Understanding of complex global tax matters

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Ben Verwaayen, age 72 Director since 2013 TL&C Committee, ESG Committee Chair

General Partner of Keen Venture Partners, a venture capital firm, since 2017

Former Chief Executive Officer of Alcatel-Lucent, a provider of communications equipment and solutions from 2008 to 2013

Other Current Boards

Renewi plc, a waste-to-product company that collects and processes waste and then sells the recyclates and energy it produces

Ofcom, the regulatory and competition authority for the broadcasting, telecommunications and postal industries of the United Kingdom

Brings an international perspective to Board deliberations, helping us better understand non-U.S. markets, public policy issues and how to operate with a global employee base

CEO experience enables him to provide significant guidance to our CEO on management, leadership and operational issues

Ability to leverage knowledge of telecommunications industry to advise us on carrier strategy and network relationships

Deep understanding of motivational aspects of executive compensation approaches and applicable international issues

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Our Executive Officers

Our executive officers as of March 1, 2025 were:

Tom Leighton, age 68, was elected our Chief Executive Officer in January 2013, having previously served as our Chief Scientist since he co-founded the company in 1998. As discussed above, Dr. Leighton also serves on the Board and, while currently on leave, has been Professor of Applied Mathematics at the Massachusetts Institute of Technology since 1982. From 2003 to 2005, Dr, Leighton served as the Chair of the Presidential Informational Technology Advisory Committee on Cybersecurity, and has received numerous awards and accolades related to science, math, technology and engineering.

Aaron Ahola, age 55, was named our Executive Vice President, General Counsel and Corporate Secretary in May 2019. From October 2017 through April 2019, he was Senior Vice President, General Counsel and Corporate Secretary. Mr. Ahola joined Akamai in April 2000. During his tenure, he has served in a variety of positions, including as Vice President and Deputy General Counsel from 2011 to 2017 and our Chief Privacy Officer from 2008 until 2017. Prior to joining Akamai, he worked as a corporate and M&A attorney at Ropes & Gray LLP in Boston and Cleary, Gottlieb, Steen & Hamilton LLP in New York. Mr. Ahola currently serves on the Nasdaq Listing and Hearing Review Council.

Robert Blumofe, age 60, became our Executive Vice President and Chief Technology Officer in March 2021. From April 2016 through February 2021, he was our Executive Vice President, Platform and General Manager of the Enterprise Division, having previously served as our Executive Vice President – Platform since January 2013. Before taking on that role, Mr. Blumofe served in a variety of positions at Akamai since joining us in 1999, including leading the performance team and developing the Akamai Intelligent Edge Platform. Prior to his employment at Akamai, Mr. Blumofe was an Associate Professor of Computer Science at the University of Texas at Austin. He has been widely published in the areas of algorithms and systems for highly distributed and parallel computing.

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Paul Joseph, age 51, became our Executive Vice President, Global Sales and Services in March 2021 and gained the added responsibility for the oversight of our Global Services organization in December 2021. Mr. Joseph joined Akamai in January 2000 and has served in a variety of roles during his tenure with us. From September 2018 through February 2021, he was Senior Vice President, Global Sales for our Media and Carrier Division. Between October 2017 and August 2018, he served as Vice President Field Business Development in our Media Division. From March 2016 through September 2017, he was Vice President of our America Channel Sales group. Prior to such roles, he served in business development and account executive roles at Akamai.

Adam Karon, age 53, became our Chief Operating Officer and General Manager, Cloud Technology Group in March 2021. He joined Akamai in February 2005 and has served in numerous leadership positions during his tenure with us. From March 2017 through February 2021, he was Executive Vice President and General Manager of the Media and Carrier Division. He served as Senior Vice President, Global Services and Support from January 2014 through February 2017. Prior to joining Akamai, Mr. Karon served as a Client Director for Leftbrain, Inc. and as the Director of Technology for Transportation Components, Inc.

Edward McGowan, age 54, became our Executive Vice President and Chief Financial Officer in March 2019 and gained the added responsibility for the oversight of our global IT organization in December 2021. Mr. McGowan began his career at Akamai in 2000 and has served in numerous roles across the organization since that time, including as Senior Vice President, Finance, between September 2018 and February 2019; Senior Vice President, Global Sales Media & Carrier Division from January 2017 through August 2018; and Vice President, Global Carrier Strategy & Sales from April 2013 through December 2016. Before joining Akamai, Mr. McGowan served as Controller for iCast Corporation, a CMGI company. Mr. McGowan also serves as a member of the Board of Directors of WinVest Acquisition Corp. Mr. McGowan is a certified public accountant and started his career in public accounting, working for Arthur Andersen’s High Technology Practice and for PwC in their Transaction Services Group.

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Kim Salem-Jackson, age 48, became our Executive Vice President and Chief Marketing Officer in March 2021. Ms. Salem-Jackson joined us as Vice President of Global Marketing in August 2017 before being promoted to Senior Vice President Marketing and Corporate Communications in November 2019. Prior to joining Akamai, Ms. Salem-Jackson had been Senior Vice President of Worldwide Marketing and Business Development at Informatica, a provider of enterprise cloud management solutions, from August 2015 to August 2017, after holding a number of management roles at the company since joining it in 2008. Ms. Salem-Jackson started her career serving in a variety of marketing and public relations roles. Ms. Salem-Jackson also serves as a member of the Board of Directors of the Akamai Foundation, a member of Fast Company, a member of the Forbes Communications Council, and is a founding member of Chief, a network designed to empower women in business and leadership roles.

Mani Sundaram, age 49, became our Executive Vice President and General Manager, Security Technology Group in December 2021. Mr. Sundaram began his career at Akamai in February 2007 and has held a variety of positions during his tenure with us. Most recently, he was Executive Vice President Global Services & Support and CIO from November 2018 to December 2021. He also served as Senior Vice President Global Services and Support from March 2017 until November 2018, after serving as Vice President Global Services from January 2015 through February 2017. Prior to Akamai, Mr. Sundaram worked in various roles in engineering, marketing and client services at Virtify Inc. and Stratus Technologies.

Anthony Williams, age 51, became our Executive Vice President and Chief Human Resources Officer in January 2020. He joined Akamai in April 2015 as Vice President, Talent Acquisition and Diversity and served in that role until January 2018 when his title became Vice President, International HR, Talent Acquisition & Diversity. Prior to Akamai, Mr. Williams held a wide range of global human resource positions at First Data Corporation (acquired by Fiserv in 2019), Newell Rubbermaid and Time Warner – Turner Broadcasting System.

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Security Ownership of Certain Beneficial Owners and Management

The following table includes information as to the number of shares of our common stock beneficially owned as of February 25, 2025, by the following:

🌑	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

🌑	each of our directors;

🌑	each of our NEOs; and

🌑	all of our executive officers and directors as of February 25, 2025 as a group.

Share amounts are rounded down to the nearest whole share unless otherwise indicated. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and/or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days after February 25, 2025, including through the exercise of any stock option or the release, vesting or settlement of other convertible securities. Unless otherwise indicated, the address of each person identified in the table below is c/o Akamai Technologies, Inc., 145 Broadway, Cambridge, Massachusetts 02142. On February 25, 2025, there were 150,387,475 shares of our common stock outstanding.

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Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding (%)

5% Stockholders

The Vanguard Group (1)	17,639,604	11.7%

BlackRock, Inc. (2)	15,265,784	10.2%

Directors

Sharon Bowen	5,455	*

Marianne Brown	6,240	*

Monte Ford	23,692	*

Dan Hesse	18,387	*

Tom Killalea	10,796	*

Tom Leighton (3)	2,606,220	1.7%

Jonathan Miller	30,791	*

Madhu Ranganathan	12,291	*

Ben Verwaayen	18,224	*

Other NEOs

Edward McGowan (4)	42,611	*

Paul Joseph (5)	48,840	*

Adam Karon (6)	45,344	*

Mani Sundaram (7)	42,539	*

All executive officers and directors as of February 25, 2025 as a group (17 persons) (8)	3,080,065	2.0%

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.
(1)

The information reported is based on a Schedule 13G/A filed with the Commission on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), which reports its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports that it holds shared voting power with respect to 188,446 shares, sole dispositive power with respect to 16,999,718 shares and shared dispositive power with respect to 639,886 shares.

(2)

The information reported Is based on a Schedule 13G/A filed with the Commission on December 6, 2024 by BlackRock, Inc. (“BlackRock”), which reports its address as 50 Hudson Yards, New York, New York 10001. BlackRock reports that it holds sole voting power with respect to 14,056,946 shares and sole dispositive power with respect to 15,265,784 shares held by it.

(3)

Includes (i) 108,358 shares held by the TBL Foundation of which Dr. Leighton serves as a trustee, (ii) 2,342,621 shares held by the F. Thomson Leighton and Bonnie B. Leighton Revocable Trust dtd 11/3/99 and (iii) 55,569 shares issuable upon the vesting of RSUs within 60 days after February 25, 2025.

(4)	Includes (i) 51 shares held through our 401(k) plan and (ii) 20,106 shares issuable upon the vesting of RSUs within 60 days after February 25, 2025.
(5)	Includes (i) 49 shares held through our 401(k) plan and (ii) 15,663 shares issuable upon the vesting of RSUs within 60 days after February 25, 2025.

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(6)	Includes (i) 54 shares held through our 401(k) plan and (ii) 24,620 shares issuable upon the vesting of RSUs within 60 days after February 25, 2025.
(7)

Includes (i) 26,317 shares held by the MMMM Family Living Trust of which Mr. Sundaram serves as a trustee, (ii) 47 shares held through our 401(k) plan and (ii) 16,175 shares issuable upon the vesting of RSUs within 60 days after February 25, 2025.

(8)	Includes 184,364 shares issuable upon the vesting of RSUs within 60 days after February 25, 2025.

Board Leadership and Role in Risk Oversight

Chair of the Board

Daniel Hesse has served as our independent Chair of the Board since June 2021. In this role, he works with his fellow directors and management to prepare Board meeting agendas, chairs meetings of the Board (including its independent director sessions) and our annual stockholder meetings and informs other directors about the overall progress of Akamai. Mr. Hesse also provides leadership and advice to management on key strategic initiatives and seeks to ensure effective communication among the committees of the Board. He leads discussions on the performance of the Chief Executive Officer and succession planning for executive officers and other key management positions. Mr. Hesse also led our 2022, 2023 and 2024 board evaluation processes.

Roles of Chair of the Board and CEO

Currently, the roles of Chair of the Board and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities at this time. If our various facts and circumstances change, the Board may consider whether a different structure is appropriate. Mr. Hesse, as a strong independent director, plays a key role in working to ensure Board effectiveness, management oversight and adherence to good governance principles. Dr. Leighton, our Chief Executive Officer, is then better able to focus on our day-to-day business and strategy, meet with investors and convey the management perspective to other directors.

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Risk Oversight

The Board has an active role in supervising management’s oversight of Akamai’s risks as described in the graphic below:

In carrying out its risk oversight responsibilities, the Board reviews the long- and short-term internal and external risks facing the Company through its participation in long-range strategic planning and ongoing reports from various standing committees of the Board that address risks inherent to their respective areas of oversight. The Board receives updates at least quarterly from senior management and periodically from outside advisors, which may include topics such as the various risks we face, including operational, product, economic,

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financial, legal, regulatory, geopolitical, talent, health, cybersecurity and competitive risks. In addition, Akamai’s Chief Ethics & Compliance Officer, who reports to the General Counsel, provides at least quarterly updates to the Audit Committee. In addition to regular reports, on an ongoing basis, the Board and management assess the potential impact and likelihood of identified long- and short-term risks, and where appropriate and depending on the immediacy of the risk assessed, implement operational measures and controls. At the management level, we have established disclosure controls to monitor our compliance with securities disclosure obligations.

The Board and our management team have increased their focus on cybersecurity risk oversight and management in recent years. On a quarterly basis and as needed, our Chief Security Officer reports to the Audit Committee to provide information, as applicable and appropriate, on cybersecurity risk management programs and other cyber matters. In addition, all of our employees are required to take annual security compliance training.

Board Committees

The standing committees of the Board consist of the Audit Committee, the ESG Committee, the Finance Committee and the TL&C Committee. Each committee operates under a charter that has been approved by the Board. Copies of the charters are posted in the Investor Relations section of our website at www.ir.akamai.com/corporate-governance/highlights. The Board has determined that all of the members of each of the four standing committees of the Board are independent as defined under The Nasdaq Stock Market, Inc. Listing Rules (the “Nasdaq Rules”), including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in the case of all members of the TL&C Committee, the independence requirements under Rule 10C-1 under the Exchange Act. Membership on each standing committee as of March 1, 2025 is reflected in the chart below.

Membership in Standing Committees as of March 1, 2025

	Audit	ESG	Finance	TL&C

Sharon Bowen	X	X

Marianne Brown	X		X*

Monte Ford		X		X*

Dan Hesse		X		X

Tom Killalea	X		X

Jonathan Miller		X		X

Madhu Ranganathan	X*		X

Ben Verwaayen		X*		X
*	Committee Chair

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The Audit Committee assists the Board in overseeing the financial and accounting reporting processes and audits of our financial statements, which includes reviewing the professional services and scope provided by our independent auditors, the independence of such auditors from our management, our annual financial statements, our use of non-GAAP measures and metrics and our system of internal financial and IT controls, including cybersecurity, privacy and network resiliency matters. At least quarterly, our Chief Compliance Officer and our General Counsel review with the Audit Committee any material ethics or compliance issues or investigations and, at least annually, review the Company’s framework for compliance with applicable laws and regulations. Our Chief Security Officer also meets at least quarterly with the Audit Committee regarding our existing information security organization. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention, or as may be delegated to it by the Board from time to time. Our Audit Committee reports to the Board at least quarterly on management’s process for identifying, tracking and mitigating cybersecurity risks, progress on mitigation initiatives and industry-wide developments related to security matters. The Board has determined that Madhu Ranganathan is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) under Regulation S-K promulgated by the Commission under the Exchange Act. The Audit Committee held nine meetings in 2024.

The ESG Committee is responsible for, among other things, identifying individuals qualified to become members of the Board; recommending to the full Board the persons to be nominated for election as directors and to each of its committees; assisting the Board in determining and monitoring whether a director or prospective director is “independent” within the meaning of any applicable rules and laws; overseeing the self-evaluation of the

Board, including the performance of individual directors; reviewing the Board’s leadership roles; reviewing corporate culture; reviewing stockholder proposals relating to corporate governance matters and making recommendations to the Board in response thereto; and reviewing and making recommendations to the Board with respect to corporate governance practices, including the Company’s Corporate Governance Guidelines, Amended and Restated By-laws of Akamai Technologies, Inc., as amended by Amendment No. 1 (“Bylaws”) and other key governance policies. The ESG Committee also spends significant time reviewing management’s initiatives with respect to environmental, social and governance matters as well as overseeing risks related to such environmental, social and governance matters and the mitigation of such risks. The ESG Committee held five meetings in 2024.

The Finance Committee is responsible for, among other things, reviewing matters pertaining to the Company’s capital structure and corporate finance strategy, overseeing the Treasury function, reviewing proposed acquisitions and similar strategic transactions and material contractual commitments, evaluating and assessing completed acquisitions, overseeing our defined contribution and other benefit and retirement plans, reviewing Akamai’s material insurance programs and assisting and advising management on its operating plans, including any specific plans in place from time to time related to margin

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improvement, creation of long-term stockholder value or meeting other financial goals. The Finance Committee held nine meetings in 2024.

The TL&C Committee assists the Board in discharging its oversight responsibilities relating to talent development, succession planning, compensation of our executive officers, directors and other employees and employee health and safety and engagement. The TL&C Committee assists in determining the compensation of our Chief Executive Officer and other executive officers, including administering our bonus, incentive compensation and stock plans, approving equity grants and approving the salaries and other compensation benefits of our executive officers. In addition, the TL&C Committee consults with our management regarding human capital management, including our benefit plans and compensation policies and practices, as well as our leadership development initiatives. It also provides counsel and oversight to our management team on key human resource management strategies and programs, including those related to diversity, engagement and inclusion, pay equity and other related initiatives, initiatives involving corporate culture, enterprise-wide talent development and succession planning. The TL&C Committee also supports the Board and ESG Committee’s oversight of our programs related to employee engagement, health, safety and well-being. The TL&C Committee is directly responsible for the appointment and oversight of our independent compensation consultants and other advisors it retains. The TL&C Committee held eight meetings in 2024.

Meeting Attendance

The Board held seven meetings during 2024. Each incumbent director attended more than 75% of the aggregate number of meetings of the Board and each committee on which he or she served during the fiscal year ended December 31, 2024. All directors are expected to attend regular Board meetings, Board committee meetings for committees on which the director serves and our annual meeting of stockholders. All of our directors then in office attended the 2024 Annual Meeting of Stockholders.

Determination of Independence

Under the Nasdaq Rules, a director of Akamai will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each member of the Board, other than Dr. Leighton, is an “independent director” as defined under Nasdaq Rule 5605(a)(2).

In making its independence determination with respect to Ms. Ranganathan, the Board considered that, in 2024, Akamai sold approximately $0.7 million of products and services to Open Text Corporation, where Ms. Ranganathan was an executive officer from April 2018 to March 2025. The amount of sales and the amount of purchases in 2024 were less than 1% of Open Text’s annual revenues and less than 1% of Akamai’s annual revenues and the transactions were conducted in the ordinary course of business, on commercial terms and on an arms’-length basis. We expect similar commercial arrangements to recur in 2025.

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Our independent directors meet separately as part of each Board meeting and at other times as appropriate. In the independent director sessions, Mr. Hesse and the other independent directors review management performance, assess the focus and content of meetings of the Board and establish the strategic issues that the Board believes should be the focus of management’s attention to drive short-term and longer-term business success. Mr. Hesse then provides feedback to the Chief Executive Officer and other members of management on their performance and important issues on which the independent members of the Board believe management should focus.

Director Compensation

The TL&C Committee, with our independent compensation consultant, periodically reviews the compensation structure and levels paid to non-employee directors and makes recommendations for adjustments, as appropriate, to the Board. Our objective is to pay non-employee directors at or near the median of our executive compensation benchmarking peer group, to award the majority of compensation in equity and to review its competitiveness to the market every few years.

The following table sets forth compensation earned by or paid in 2024 to individuals who served on the Board for any portion of that year for their service as directors, other than Dr. Leighton, who does not receive any compensation for his services as a director and whose compensation is reflected in “Executive Compensation Matters” below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Sharon Bowen (3)	75,000	274,938	349,938

Marianne Brown (4)	80,000	304,939	384,939

Monte Ford (5)	80,000	304,939	384,939

Dan Hesse (6)	100,000	349,987	449,987

Tom Killalea (7)	75,000	274,938	349,938

Jonathan Miller (8)	75,000	274,938	349,938

Madhu Ranganathan (9)	80,000	304,939	384,939

Ben Verwaayen (10)	80,000	304,939	384,939

Bill Wagner (11)	75,000	274,938	349,938

(1)

Cash retainer amounts are paid in arrears for the annual service period ending on the date of the annual stockholder meeting. Throughout the year, all directors earn a pro rata portion of the cash retainer payable to them in the amounts described in the description of the director compensation plan below.

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(2)

Consists of deferred stock units (“DSUs”) granted to directors on May 10, 2024. Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting standards Codification (“ASC”) Topic 718 for equity awards granted to the directors. The assumptions we use in calculating these amounts are discussed in Note 18 of the notes to our consolidated financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K.

(3)	At December 31, 2024, Ms. Bowen held 3,015 unvested DSUs.
(4)	At December 31, 2024, Ms. Brown held 3,344 unvested DSUs.
(5)	At December 31, 2024, Mr. Ford held 3,344 unvested DSUs.
(6)	At December 31, 2024, Mr. Hesse held 3,838 unvested DSUs.
(7)	At December 31, 2024, Mr. Killalea held 3,015 unvested DSUs.
(8)	At December 31, 2024, Mr. Miller held 3,015 unvested DSUs.
(9)	At December 31, 2024, Ms. Ranganathan held 3,344 unvested DSUs.
(10)	At December 31, 2024, Mr. Verwaayen held 3,344 unvested DSUs.
(11)	At December 31, 2024, Mr. Wagner held 3,015 unvested DSUs. Mr. Wagner resigned from the Board effective February 24, 2025.

Our independent compensation consultant conducts a benchmarking review of our outside director compensation every other year and, in 2024, Meridian Compensation Partners, LLC (“Meridian”), the TL&C Committee’s independent compensation consultant at the time, conducted a benchmarking review of our non-employee director compensation, covering both compensation levels and program design as compared to our peer group and shared its findings with TL&C Committee members. Based on the results of the review, we increased our ESG Committee Chair’s compensation by $5,000 to align the compensation for this role with similar positions at our peer companies in 2024.

Under our non-employee director compensation plan, non-employee directors are entitled to receive annual compensation of $350,000, of which $75,000 is paid in cash and $275,000 is paid in DSUs representing the right to receive shares of Akamai common stock. This compensation is generally paid or, in the case of DSUs, granted, on the date of our annual meeting of stockholders, and the number of DSUs issued is based on the fair market value of our common stock on that date. For so long as the person remains a director, DSUs will vest in full on the first anniversary of the grant date, but a director may defer distribution of his or her shares for up to ten years. If a director has completed one year of service on the Board, vesting of 100% of the DSUs held by such director will accelerate at the time of his or her departure from the Board.

In addition, our Chair of the Board receives $100,000 of additional annual compensation, of which $25,000 is paid in cash and $75,000 is paid in DSUs. Chairs of the Audit Committee, the TL&C Committee, the Finance Committee and the ESG Committee receive $35,000 of additional compensation, of which $5,000 is paid in cash and $30,000 is paid in DSUs. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board.

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Stock Ownership Guidelines

We have minimum stock ownership requirements for our senior management team and Board. Pursuant to the guidelines, which were last revised in March 2024, each member of Akamai’s senior management team is required to own a number of shares of our common stock having at least the value calculated by applying the following multiples: for the Chief Executive Officer, six times his base salary; for our other NEOs, three times his or her base salary; and for other senior executives who participate in the executive compensation program overseen by the TL&C Committee, one times his or her base salary. In addition, each non-employee director is required to own a number of shares of our common stock having a value equal to five times his or her then-current base annual cash retainer. Non-employee directors have three years from the date of election or appointment to attain required ownership levels. The Chief Executive Officer and each other senior executive has five years from the date of his or her respective appointment to attain required ownership levels. Unvested options, RSUs and DSUs and vested but unexercised options do not count toward satisfying the requirements; vested but undistributed DSUs do count toward satisfying the requirements.

If a director’s base cash retainer or an executive’s base salary is increased, the minimum ownership requirement is re-calculated at the end of the year in which the increase occurred, taking into account our stock price at that time. If a non-employee director or executive does not meet the ownership guidelines as of a test date that occurs after the period of time for attainment of the ownership level, he or she will not be permitted to sell any shares of our common stock until such time as he or she has exceeded the required ownership level, provided that such restriction does not apply to sales on such individual’s behalf to meet any tax withholding obligations. A more detailed description of these guidelines, including the timeline for compliance, is set forth in our Corporate Governance Guidelines, which are posted on our website at www.ir.akamai.com/corporate-governance/highlights.

All directors are currently in compliance with the ownership guidelines. See “Stock Ownership Requirements” in Part Two of this Proxy Statement for additional information regarding our executive officers’ compliance with the ownership guidelines.

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Insider Trading Policies and Procedures
The Company has adopted a Statement of Company Policy on Securities Transactions by Akamai Personnel (the “Insider Trading Policy”) governing the purchase, sale and/or other dispositions of the Company’s securities by directors, employees and consultants of Akamai and their respective related persons. The Insider Trading Policy also covers transactions by the Company in its own securities. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards.
ESG Committee’s Process for Reviewing and Considering Director Candidates
The ESG Committee assists the Board in identifying and attracting individuals qualified to become members of the Board. In executing its mission to solicit qualified candidates to become directors of Akamai, the ESG Committee seeks to attract qualified potential candidates from varied backgrounds who have a strong desire to understand and provide insight about Akamai’s business and corporate goals; to understand and contribute to the role of the Board in representing the interests of stockholders; and to promote good corporate governance and ethical behavior by the members of the Board and our employees.
Criteria Used to Consider Nominees to the Board of Directors
In assessing whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the ESG Committee will apply the criteria attached to its charter. These criteria include, but are not limited to:

•	integrity, honesty and adherence to high ethical standards;

•
business and financial acumen, experience, ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and willingness to contribute positively to the decision-making process of the Company;

•	commitment to understand the Company’s business and industry and regularly attend and participate in meetings;

•	diversity in terms of gender, race, ethnicity and professional background;

•	avoidance of potential conflicts of interest that would impair the ability to represent the interests of the Company and its stockholders; and

•	ability to understand the conflicting interests of the various constituencies of the Company.

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The Board particularly values demonstrated leadership experience and skills and reputation for high standards of honesty, ethics and integrity. Although the ESG Committee does not assign specific weights to particular criteria, we believe that it is essential that all potential Board members have integrity and honesty, adhere to high ethical standards and possess a commitment to dedicate the necessary time and attention to Akamai and an ability to act in the interests of all stockholders without any potential personal conflict of interest. The ESG Committee and the Board believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, perspectives, knowledge and abilities that will allow the Board to fulfill its responsibilities.
With respect to considering whether to
re-nominate
our incumbent directors, the ESG Committee and the full Board apply the criteria discussed above, in addition to considering the evolving needs of Akamai. In addition, the ESG Committee and the full Board take into account whether a director has served for more than 12 years on the Board and may consider information available to it about directors’ professional status and performance on other boards of directors. If there is a material change in a director’s professional status, under our Corporate Governance Guidelines, that director must offer to resign from the Board and in considering whether to accept the resignation, the ESG Committee considers whether the director’s new status continues to complement the Board’s skills and qualities and recommends to the Board whether to accept such director’s resignation. A more detailed description of the director qualification standards is set forth in our Corporate Governance Guidelines, which are posted on our website at www.ir.akamai.com/corporate-governance/highlights.
Importance of Diversity
The Board believes that diversity in its membership is important to serving the long-term interests of stockholders. Since adoption in 2003, the Criteria for Nomination as a director appended to Akamai’s ESG Committee charter has emphasized the importance of diversity in determining the appropriate composition of the Board. The Criteria specifically state, “The [ESG] Committee shall actively consider nominees who can contribute to the diversity of the Board in terms of gender, race, ethnicity, sexual orientation, gender identity or expression and professional background. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.”
Process for Identifying Candidates to Serve as Directors
To identify and evaluate attractive candidates, the members of the ESG Committee actively and regularly solicit recommendations for highly-qualified director candidates, including from other members of Akamai’s Board and other professional contacts. From time to time, we have also retained professional search firms to help identify individuals that would meet our selection criteria. As potential candidates emerge, the ESG Committee meets from time to time to evaluate biographical information and background material relating to potential candidates; discusses those individuals with other members of the Board; and

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reviews the results of personal interviews and meetings conducted by members of the Board, senior management and our outside advisors. In considering new Board members, our Corporate Governance Guidelines set forth a process requiring that the initial list of individuals under consideration by the ESG Committee include one or more qualified candidates who can contribute to the diversity of the Board (including, among other categories, professional background, gender, race or ethnicity). If a search firm is used, it is instructed to do the same. Regular review of the director selection process, including the criteria for nomination as a director appended to the ESG Committee charter, is done by the ESG Committee to work to achieve diversity in the candidate pool.
Stockholders may recommend individuals to the ESG
Committee
for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Environmental, Social and Governance Committee, c/o Corporate Secretary, Akamai Technologies, Inc., 145 Broadway, Cambridge, Massachusetts 02142. Assuming that appropriate biographical and background material has been provided on a timely basis, the ESG Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholders also have the right under the Bylaws to directly nominate director candidates, without any action or recommendation on the part of the ESG Committee or the Board, by following the procedures set forth in our Bylaws and described under “Deadlines for Submission of Stockholder Proposals and Director Nominations for the 2026 Annual Meeting” below.

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Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chair of the Board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Board considers to be important for the Board to know.

Stockholders who wish to send communications on any topic to the Board should address such communications to: Board of Directors, c/o Corporate Secretary, Akamai Technologies, Inc., 145 Broadway, Cambridge, Massachusetts 02142.

Compensation Committee Interlocks and Insider Participation

Messrs. Ford, Hesse, Miller, Verwaayen and Wagner were members of the TL&C Committee during all of 2024. No member of the TL&C Committee was at any time during 2024, or formerly, an officer or employee of Akamai or of any of our subsidiaries, and no member of the TL&C Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No member of the TL&C Committee receives compensation, directly or indirectly, from Akamai in any capacity other than as a director.

None of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity where an executive officer of that entity also served as a director or member of our TL&C Committee at any time during 2024.

Report of the Audit Committee

The Audit Committee of the Board has furnished the following report on the Audit Committee’s review of our audited financial statements:

The Audit Committee is responsible for, among other things:

🌑	monitoring the integrity of Akamai’s consolidated financial statements, including our use of non-GAAP measures and metrics;

🌑	oversight of Akamai’s compliance with legal and regulatory requirements;

🌑	oversight of Akamai’s system of internal controls (including oversight of our internal audit function, which reports directly to the Audit Committee);

🌑	oversight of Akamai’s management of cybersecurity and data privacy risks;

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🌑	appointment, oversight and evaluation of the qualifications, independence and performance of our internal and independent auditors with the authority to replace Akamai’s independent auditors;

🌑	review and oversight of the handling of ethical and compliance issues brought to the attention of management and the Board; and

🌑	review of management’s enterprise risk assessments.

The Audit Committee acts under a written charter, which was revised in June 2024, that is available on our website at www.ir.akamai.com/corporate-governance/highlights. The members of the Audit Committee are independent directors as defined by the Audit Committee charter and the Nasdaq Rules and Exchange Act.

Akamai’s management is responsible for the financial reporting process, including Akamai’s system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. PricewaterhouseCoopers LLP (“PwC”), Akamai’s independent auditor, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit Committee’s responsibility is to oversee and review these processes, including our use of non-GAAP measures and metrics. The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to the financial statements concerning compliance with laws, regulations or GAAP or as to auditor independence.

Our Vice President of Internal Audit reports directly to the Audit Committee. Throughout the year, the Internal Audit function periodically conducts testing of Akamai’s internal financial and IT controls. The annual internal audit plan is reviewed by the Audit Committee. Individual audit findings are reviewed at Audit Committee meetings and any deficiencies are reviewed with management.

We reviewed Akamai’s audited consolidated financial statements that were included in Akamai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission, which we refer to herein as the Financial Statements. We reviewed and discussed the Financial Statements with Akamai’s management and PwC. PwC has represented to the Audit Committee that, in its opinion, Akamai’s Financial Statements were prepared in accordance with GAAP. We discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission.

We also discussed with PwC its independence from Akamai and considered whether PwC’s rendering of certain services to Akamai, other than services rendered in connection with the audit or review of the Financial Statements, is compatible with maintaining PwC’s independence. See “Ratification of Selection of Independent Auditors” included elsewhere in this Proxy Statement. In connection with these matters, Akamai received the written

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disclosures and letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board.

Based on our review of the Financial Statements and reports to us and our participation in the meetings and discussions described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Financial Statements be included in Akamai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Commission.

We, the undersigned members of the Audit Committee, have also appointed PwC to act as Akamai’s independent auditors for 2025.

Audit Committee

Madhu Ranganathan—Chair	Marianne Brown
Sharon Bowen	Tom Killalea

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Certain Relationships and Related Party Transactions; Code of Ethics; Interest in Annual Meeting Matters

Akamai did not enter into any transactions in 2024 of the type required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. Under our written Code of Ethics, each of our employees and members of the Board is prohibited from entering into any business, financial or other relationship with our existing or potential customers, competitors or suppliers that might impair, or appear to impair, the exercise of his or her judgment for Akamai. Our Code of Ethics also prohibits situations involving Akamai entering into a business transaction with an executive officer or director, a family member of an executive officer or director, or a business in which such a person has any significant role or interest if such a transaction could give rise to a conflict of interest. Our executive officers and directors are obligated under the Code of Ethics to disclose to our Legal Department any existing or proposed transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Under the procedures guided by our Code of Ethics and Audit Committee charter, proposed related-party transactions are subject to review to determine if they are in the best interests of Akamai and our stockholders and the conditions, if any, under which such transactions may proceed. Proposed transactions involving executive officers, other than the General Counsel, are reviewed and subject to approval by the General Counsel after notifying the Audit Committee and the Chair of the Board. Proposed transactions involving the General Counsel or a director are reviewed and subject to approval by disinterested members of the Audit Committee after notifying the Chair of the Board.

No person who served as a director or executive officer of Akamai during the year ended December 31, 2024 has a substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting. Each executive officer serves at the discretion of the Board and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

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Part Two – Executive Compensation Matters

Compensation Discussion and Analysis (“CD&A”)

The following discussion and analysis of Akamai’s executive compensation objectives, policies and practices is designed to provide an overview of the material elements of our compensation structure.

Our Named Executive Officers (“NEOs”)

This discussion is focused on the following persons who served as Akamai executive officers in 2024.

Name	Title	Date Appointed to Current or Former Role	Year of Hire

Tom Leighton	Chief Executive Officer	January 2013	1998

Edward McGowan	EVP, Chief Financial Officer and Treasurer	March 2019	2000

Paul Joseph	EVP, Global Sales and Services	December 2021	2000

Adam Karon	COO and General Manager, Cloud Technology Group	March 2021	2005

Mani Sundaram	EVP and General Manager, Security Technology Group	December 2021	2007

Executive Summary

In this Executive Summary, we describe our guiding principles on executive compensation, how those principles have informed our program design, compensation levels and performance targets. We also discuss key compensation policies and practices.

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Our strong belief that executives’ interests should be aligned with our stockholders’ experience underpins our executive compensation program. Consistent with this goal, our compensation program is designed so that a substantial portion of our executive officers’ target annual compensation opportunity is both variable in nature and “at-risk.” In addition, the TL&C committee sets challenging performance goals for each of the metrics used under our incentive compensation programs so that what executives ultimately earn is based on strong performance measured against pre-established objectives that are key to our success and, ultimately, stockholder value creation.

🌑

Base Salaries: Our NEOs other than the CEO (whose base salary has been set at $1 since his appointment as CEO in 2013) received a modest base salary increase in 2024 to align with the competitive landscape and given they had not received an increase in multiple years.

🌑

Annual Incentive Bonus Opportunities: All of our NEOs maintained the same annual incentive bonus target percentages for 2024 as in 2023. Based on the achievement of pre-established metrics, the 2024 annual incentive bonuses for our NEOs were earned and paid at 72.6% of target. Our annual incentive bonus awards are paid in stock.

🌑

Equity Awards (Long-Term Incentives): We awarded equity grants for our NEOs in the first quarter of 2024 in accordance with our executive pay calendar and we expect to continue granting annual equity awards to our NEOs, including our CEO, in the first quarter of the calendar year.

🌑

Stockholder Outreach and Response to Feedback: We engaged in stockholder outreach in connection with our request to increase the share reserve under the Second Amended and Restated 2013 Stock Incentive Plan in 2024 to further explain our request and understand any concerns of our stockholders.

🌑

Clawback Policy Adoption: We adopted a second Compensation Recovery Policy that complies with SEC rules and Nasdaq listing standards. The policy requires the recoupment of erroneously awarded incentive-based compensation paid to our current or former executive officers in the event of an accounting restatement.

🌑	Provide Few, if any, Perquisites: Consistent with our past practice, we provided few, if any, perquisites to our NEOs in 2024.

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Our Compensation Philosophy

COMPENSATION PHILOSOPHY

Pay for Performance

A substantial portion of compensation should be at risk and directly linked to individual and Akamai performance.

Stockholder Alignment

The financial interests of executives should be aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that correlate with long-term stockholder value.

Long-Term Focus

Long-term stock-based compensation opportunities should outweigh short-term cash-based opportunities. Annual objectives should complement sustainable long-term performance.

Balance

Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results.

Competitiveness

Total compensation should be sufficiently competitive to attract, retain, and motivate a leadership team capable of maximizing Akamai's performance.

Responsibility

Compensation should take into account each executive's responsibility to act in accordance with our ethical objectives at all times. Financial and operating performance must not compromise these values.

Aligning Executive Compensation with our Performance and Values

Akamai seeks to align executive compensation with performance by:

🌑	providing compensation that is primarily variable and at risk based on both our financial performance and the performance of our stock price;

🌑	tying annual bonuses to performance against specific financial measures that require achievement of rigorous financial targets for payment, with a modifier based on ESG objectives;

🌑	utilizing restricted stock units (“RSUs”) subject to performance-based vesting (“PRSUs”), that require achievement of rigorous financial targets in order to vest; and

🌑	granting RSUs that require us to meet relative total shareholder return (“TSR”) targets in order to vest (“relative TSR-Based RSUs”).

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The charts below show the percentage of “at risk” 2024 compensation for our Chief Executive Officer and the average for our other NEOs at target.

Overview of Compensation Components

We structure the compensation opportunities for our NEOs using three principal components: base salary, annual bonuses and long-term equity incentives. Within our long-term equity incentive program, we grant three types of awards: time-vesting RSUs, PRSUs and relative TSR-Based RSUs. In making decisions about how to balance different compensation components, we first adhere to our overarching compensation principles outlined above. In addition, we consider the practices of our peer group, our business model, current strategic priorities and individual factors, such as the ability of a given executive to contribute to our results.

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In the graphic below, we provide an overview of each material component of our 2024 executive compensation program and describe how each component is tied to our compensation objectives.

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Compensation Policies and Practices Highlights

Every year, the TL&C Committee assesses the effectiveness of the performance of our compensation plans and practices. We evaluate the financial metrics and ESG objectives we use and how our programs compare with those used by our peer group companies. We also evaluate whether our compensation continues to align with performance. In recent years, we have continuously taken steps to strengthen and improve our executive compensation policies and practices. Highlights of our current policies and practices include:

Highlights

We align executive compensation with the interests of our stockholders by designing our executive compensation program to avoid excessive risk and foster sustainable growth	✓	Focus on performance-based pay
	✓	Include a relative market-based performance metric (TSR) in executive compensation
	✓	Pay NEOs annual bonuses in Akamai common stock
	✓	Utilize double-trigger change in control provisions for all equity awards
	✓	Utilize objective performance metrics
	✓	Review tally sheets when making executive compensation decisions
	✓	Provide few, if any, perquisites
	✓	Enforce stock ownership guidelines for officers and directors
	✓	Cap bonus and performance-based equity awards through maximum payouts
	✓	Mitigate undue risk in compensation programs

We adhere to executive compensation best practices	✓	Prohibit hedging transactions and short sales
	✓	Prohibit pledging of Akamai stock
	✓	Maintain Clawback Policies
	✓	Mitigate potential dilutive effect of equity awards through robust share repurchase program
	✓	Utilize an independent compensation consulting firm that provides no other services to Akamai
	✓	Provide reasonable post-employment/change in control provisions
	✓	No employment contracts (other than Dr. Leighton and unless required by law)
	✓	No repricing underwater stock options without stockholder approval
	✓	No excise tax gross-ups upon change in control

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CEO Compensation

In establishing Dr. Leighton’s salary as CEO, the TL&C Committee considered Dr. Leighton’s compensation history, his significant equity holdings as a co-founder, peer group practices and the desire for performance-based compensation to constitute the majority of his pay package. This approach conforms to our philosophy of aligning his compensation with the interests of our long-term investors. Accordingly, Dr. Leighton’s annual salary has been set at $1 since his appointment as CEO in 2013. As in prior years, the remainder of his annual compensation is paid to him entirely in shares of our common stock to reinforce and further the alignment of his compensation with stockholder interests, and is designed to be market competitive and tied to our performance. Ultimately, nearly 100% of Dr. Leighton’s compensation is at risk.

2024 Executive Compensation Program and Results

In this section, we describe in detail our 2024 NEO compensation program, including the impact of our 2024 financial performance on overall achievement.

Base Salary

Base salary is used to provide NEOs with a fixed amount of annual cash compensation. The TL&C Committee views base salary as a way to attract and retain talent by providing a reliable source of income while also motivating strong business performance without encouraging excessive risk-taking. In order to ensure that our programs provide significant alignment with our stockholders’ interests, base salaries represent a relatively small percentage of each NEO’s total compensation. The table below reflects 2024 salary levels for our NEOs as well as the percentage increase from prior year base salaries:

Year-End 2024 Base Salaries for NEOs

Name	2024 Salary Level	Percentage Increase from 2023

Dr. Leighton	$1	0%

Mr. McGowan	$535,000	3.9%

Mr. Joseph	$520,000	4.0%

Mr. Karon	$570,000	3.6%

Mr. Sundaram	$500,000	4.2%

Each of our NEOs, other than Dr. Leighton, received a modest base salary increase in 2024 to align with the competitive landscape and given they had not received an increase in multiple years. These increases were made effective as of October 2024 to align with the Company’s decision to implement pay increases for other employees in October 2024.

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Annual Bonuses

Annual bonuses are performance-based awards that are intended to drive the achievement of key business results while rewarding NEOs based upon their contributions to Akamai’s success. Each year, the TL&C Committee sets a Target Annual Incentive Opportunity for each NEO based upon the NEO’s role and responsibilities, internal equity considerations and peer group data. In addition, the TL&C Committee believes that the Target Annual Bonus Opportunity should comprise a more significant portion of an NEO’s target total compensation as the individual’s level of responsibility increases. For each NEO other than Dr. Leighton, whose base salary is $1, his Target Annual Bonus Opportunity is expressed as a percentage of his base salary.

Under the 2024 annual incentive program, each NEO had the opportunity to earn between 0% and 200% of his Target Annual Bonus Opportunity based on performance against pre-determined financial targets. The TL&C Committee believes that these goals and objectives encourage a balanced focus on revenue growth and profitability.

Consistent with prior years since 2021, the 2024 annual incentive program incorporates a payout modifier based on our achievement against designated ESG objectives established by the TL&C Committee. The ESG objectives are centered on employee diversity, inclusion and engagement as well as environmental sustainability metrics. If management exceeds these objectives, the bonus earned based on the financial metrics is increased by up to 10% (for a maximum aggregate bonus payout opportunity of 220% of target); if management fails to meet the ESG objectives or only partially meets the ESG objectives, the bonus earned based on the financial metrics is decreased by up to 10%.

Consistent with prior years, earned 2024 annual incentives for the NEOs were paid entirely in shares of our common stock in lieu of cash to further align compensation with stockholder interests.

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The table below reflects the structure, goals and outcomes of the 2024 annual incentive program. For performance at intermediate achievement levels not specified in the chart, the amount paid is calculated based on where actual performance falls proportionately between the two identified tiers. The overall payout percentage against the Target Annual Bonus Opportunity, excluding the effect of the ESG modifier, was 77.75% due to performance on revenue (adjusted for foreign exchange) and non-GAAP operating income that fell between threshold and target levels. A description of revenue (adjusted for foreign exchange) and non-GAAP operating income are provided below under the section titled “Financial Metrics Definitions.”

Metric	% Weighting	Why We Use This Metric	2024 Threshold (0% payout) (millions)	2024 Target (100% payout) (millions)	2024 Maximum (200% payout) (millions)	2024 Actual (millions)	Payout % Against Target

Revenue (adjusted for foreign exchange)*	50%	Revenue is a fundamental measure of our success at selling our solutions, innovating and competing in the marketplace.	$3,706.6	$4,118.4	$4,530.2	$4,032.7	79.2%

Non-GAAP Operating Income*	50%	Non-GAAP operating income is an indicator of profitability that eliminates the effects of events that either are not part of our core operations or are non-cash; we use it as a component of the annual bonus plan to align our NEOs’ interests with those of our investors.	$1,094.7	$1,216.3	$1,337.9	$1,187.5	76.3%

Overall Payout as a % Against Target (excluding effect of ESG modifier)							77.75%

*	Refer to “Financial Metrics Definitions” below for an explanation of the calculation of this measure.

Following year end, management provided the TL&C Committee with a performance assessment relative to the ESG-related objectives established by the TL&C Committee. Following review of the performance assessment, the TL&C Committee determined a score of negative 6.66 percentage points, resulting in a final bonus funding, factoring the ESG modifier, of 72.57% of target. This was calculated by reducing the 77.75% reflected in the table above by the negative 6.66% modifier (or, in other words, by multiplying 77.75 by 0.9333).

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The table below shows each NEO’s target bonus as a percentage of base salary (if applicable), target bonus payout for 2024 and actual bonus earned for 2024. The target bonus payout is calculated by multiplying the NEO’s base salary by his target bonus percentage (if applicable). The actual bonus earned is calculated by multiplying the NEO’s target bonus payout by our overall payout percentage, which was 72.57% for 2024 as described above.

Name	2024 Target Bonus Percentage	2024 Target Payout	2024 Actual Bonus Earned

Dr. Leighton	*Not applicable	$1,500,000	$1,088,508

Mr. McGowan**	85%	$441,608	$320,462

Mr. Joseph**	100%	$504,538	$366,129

Mr. Karon**	100%	$554,539	$402,413

Mr. Sundaram**	80%	$387,631	$281,293

*	In accordance with the terms of his annual incentive plan, Dr. Leighton’s 2024 annual bonus is not based on a percentage of his base salary of $1.

**	The target bonuses for Mr. McGowan, Mr. Joseph, Mr. Karon and Mr. Sundaram are prorated based on the increases in their respective base salaries, which became effective in October 2024.

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Long-Term Equity Incentives

We believe that long-term equity-based compensation grants motivate and reward strong corporate performance and drive long-term value creation for stockholders. In addition, these awards assist in attracting and retaining our NEOs. The chart below explains why we granted each award type to our NEOs in 2024.

Type of RSU	Why We use This Type of RSU	Vesting Schedule	Weighting
Time-Vesting RSUs	Vesting based on continued employment; help retain our NEOs and incentivize them to enhance stockholder value.	1/3 annually over 3 years	50%
PRSUs	Vesting based on performance against specific financial metrics; align our NEOs’ compensation with our corporate performance.	3-year cliff*	20%
Relative TSR-Based RSUs	Vesting based on our stock price performance relative to a defined peer group; align our NEOs’ compensation with how our stock price has performed relative to the S&P 500 Index,** which we refer to as the Index Group, enhancing the alignment of management and investor interests.	3-year cliff*	30%

*

PRSUs and relative TSR-Based RSUs are eligible to vest following completion of a three-year performance period and the TL&C Committee’s certification of Akamai’s financial results after the end of such three-year performance period.

**

Grants made prior to 2023 were measured against the S&P 500 Technology Index Group. Effective 2023, the TL&C Committee determined that the broader S&P 500 Index was to be used as the comparison group for these relative TSR-Based RSUs. The TL&C Committee’s determination to change the reference Index to the S&P 500 Index was based on a variety of factors, including investor sentiment and the broader sample size.

The TL&C Committee sets each NEO’s target equity award value based on recent and future expected contributions and performance, job responsibilities and duties, as well as with reference to market data. During last year’s market assessment, it was identified that, for some executive roles, we had been significantly trailing the market with respect to the target value of the executive’s long-term incentive awards. Based on this and given the critical roles of these leaders and the need to retain them during our business transformation, the TL&C Committee determined it was appropriate to increase their LTI awards for 2024. In doing so, the TL&C Committee considered each individual’s performance, scope of current and future role and its objective of providing market-competitive compensation. The table below shows 2024 grant-date target long-term equity

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incentive values for our NEOs and the allocation of target value among the long-term equity awards granted to our NEOs:

Name	Grant Date Value of Time-Vesting RSUs	Target Grant Date Value of PRSUs	Target Grant Date Value of Relative TSR-Based RSUs	Total

Dr. Leighton	$6,750,000	$2,700,000	$4,050,000	$13,500,000

Mr. McGowan	$2,205,000	$882,000	$1,323,000	$4,410,000

Mr. Joseph	$1,880,000	$752,000	$1,128,000	$3,760,000

Mr. Karon	$2,780,000	$1,112,000	$1,668,000	$5,560,000

Mr. Sundaram	$2,050,000	$820,000	$1,230,000	$4,100,000

PRSUs. Each NEO has the opportunity to earn between 0% and 200% of his target PRSUs based on achievement against annual revenue (adjusted for foreign exchange) and non-GAAP earnings per share performance targets for each of 2024, 2025 and 2026. A description of revenue (adjusted for foreign exchange) and non-GAAP earnings per share are provided below under the section titled “Financial Metrics Definitions.” Achievement below the threshold level would mean that no PRSUs are earned or become eligible to vest with respect to that performance period; achievement at or above the maximum level would mean that 200% of the target number of PRSUs are earned and become eligible to vest. One-third of an NEO’s 2024 PRSUs may be earned over each one-year period. At the beginning of each year, the TL&C Committee sets the performance targets for the year. After the conclusion of the year, the TL&C Committee certifies achieved performance for that year. Vesting of PRSUs granted in 2024 does not, however, occur until the date of the TL&C Committee’s certification of results for 2026.

In structuring our PRSUs, the TL&C Committee considered the difficulties involved in establishing long-term performance goals in our industry, where traffic and other trends are outside of our control and highly unpredictable. The TL&C Committee also carefully considered the implications of using one-year performance periods, as opposed to a single three-year period, and determined that the current approach was appropriate and supported by our peer group practice. See “Setting Financial Performance Targets” below for further discussion of how we set these targets.

We use revenue (adjusted for foreign exchange) as a performance metric for our PRSUs and for our annual bonus plan, because it is a fundamental metric used by investors to assess our performance across both short- and long-term time horizons. Revenue growth is also key to both our short- and long-term strategic plans.

Because the PRSUs are dependent upon annual financial goals that are established during each annual period, the values reported in the Summary Compensation Table below are different than the target values set forth in the tables above. The Summary Compensation Table includes the first tranche of the 2024 awards, the second tranche of the 2023 awards

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and the third and final tranche of the 2022 awards, each of which is earned and becomes eligible to vest based on annual financial goals for 2024. FASB ASC Topic 718 requires that the value of the PRSUs reported in the Summary Compensation Table include only that portion of the value of the PRSUs for which annual financial performance metrics were established during fiscal year 2024 based on probable achievement of such metrics. As a result, for the 2024 PRSUs, the Summary Compensation Table does not include the value of the PRSUs that are eligible to be earned based on the annual financial metrics for fiscal year 2025 or fiscal year 2026. Such amounts will be included in the Summary Compensation Table for fiscal year 2025 and fiscal year 2026, respectively, when the applicable annual financial metrics are established.

The chart below shows the applicable 2024 performance metrics and our achievement against them. For performance at intermediate achievement levels not specified in the chart, the amount paid is calculated based on where actual performance falls proportionately between the two identified tiers.

2024 PRSU Targets and Results

Metric	% Weighting	Why We Use This Metric	2024 Threshold (0% payout)	2024 Target (100% payout)	2024 Maximum (200% payout)	2024 Actual	Achievement % Against Target	% of PRSUs Earned Against Target

Revenue (adjusted for foreign exchange)*	50%	Revenue is a fundamental measure of our performance against our long-term growth strategy.	$3,706.6 million	$4,118.4 million	$4,530.2 million	$4,032.7 million	97.9%	79.2%

Non-GAAP Earnings per Share*	50%	Non-GAAP earnings per share is an indicator of profitability that eliminates the effects of events that either are not part of our core operations or are non-cash as well as the impact of income taxes; we use it as a performance target to align our NEOs’ interests with those of our investors.	$6.04/per share	$6.71/per share	$7.38/per share	$6.59/per share	98.2%	81.8%

Overall Payout as a % Against Target								80.5%

*	Refer to “Financial Metrics Definitions” below for an explanation of the calculation of this measure.

The metrics described above also apply to the 2024 performance period used to calculate the number of PRSUs earned under grants made to NEOs in 2022 and 2023.

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Relative TSR-Based RSUs. Each NEO has the opportunity to earn between 0% and 200% of his target relative TSR-Based RSU award based on the three-year performance of our stock price relative to that of companies in the Index Group. The number of relative TSR-Based RSUs that are earned and vest is based upon the percentile ranking of our TSR within the Index Group at the conclusion of the three-year performance period ending on December 31, 2026. TSR is calculated on a per share basis as the quotient of (i) (Ending Price plus Dividends per Share Paid minus Beginning Price), divided by (ii) the Beginning Price, where Ending Price means the average closing stock price of one share of common stock over the 90 trading days immediately preceding January 1, 2027; Dividends per Share Paid means cumulative dividends per share of common stock paid between January 1, 2024 through December 31, 2026, if any (and are assumed to be reinvested); and Beginning Price means the average closing stock price of one share of common stock over the 90 trading days immediately preceding January 1, 2024. Relative TSR-Based RSUs granted in 2024, to the extent earned, will vest following the TL&C Committee’s certification of our financial results for 2026.

For every percentile by which our ranking within the Index Group exceeds the 50th percentile, the number of relative TSR-Based RSUs eligible to vest will increase by 4% of the target, up to a maximum of 200% of the target if our TSR ranking is at or above the 75th percentile. For every percentile by which our ranking within the Index Group is below the 50th percentile, the number of relative TSR-Based RSUs eligible to vest will decrease by 3%, with no payout if our TSR ranking is below the 25th percentile. This is illustrated below.

Akamai’s TSR Performance Stated as a Comparative Percentile Ranking Within the Index Group	Percentage Payout Against Target Number of Shares

Lower than 25th	0%

25th	25%

50th	100%

75th	200%

Higher than 75th	200%

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The chart below shows target performance, achieved performance and percent of target earned with respect to relative TSR-Based RSU awards granted in 2022 and earned over the three-year period ending December 31, 2024.

Metric	Why We Use This Metric	Target	2022-24 TSR	2022-24 Percentile Ranking	% of Target RSUs Earned

2022-2024 TSR Performance	Alignment of share performance with executive compensation	50th percentile as compared to return for the Index Group	-10.7%	26th Percentile	28%

Setting Compensation Levels for our NEOs

Each year we establish the base salary, target bonus and equity levels for each NEO based on a review and assessment of the following factors:

🌑	each individual’s overall performance;

🌑	Company performance;

🌑	success in executing against corporate and functional goals;

🌑	importance and scope of role;

🌑	future potential contributions;

🌑	prior background, training and experience;

🌑	internal pay equity considerations;

🌑	retention concerns; and

🌑	practices of companies in our compensation benchmarking and design peer groups.

Our philosophy is generally to set each NEO’s target total compensation (i.e., the sum of base salary, target annual incentive bonus and target value of long-term incentives) to provide appropriately competitive compensation relative to similarly situated executives within our peer group.

The TL&C Committee does not assign relative weights or rankings to the factors listed above. Rather, the TL&C Committee relies upon the CEO’s recommendations (for NEOs other than the CEO) and the directors’ knowledge and judgment in assessing the various qualitative and quantitative inputs it receives as to each individual and makes compensation decisions accordingly.

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If our results do not meet our expectations, our NEOs will receive compensation that is below target opportunity levels and may be below market in comparison. Similarly, when superior results are achieved, our NEOs may receive compensation that is above their respective target opportunity level and above market.

Setting Financial Performance Targets

Revenue and profitability performance targets are used both in our annual bonus plan and our equity incentive plan. We engage in a rigorous and deliberate process in setting those targets, which are set early in the year and are directly linked to our annual operating plan. The performance targets for 2024 were also consistent with the financial guidance we gave to investors on our public earnings call in February 2024. As a result, we believe that the performance targets reflect our goals and expectations for the business, are common performance indicators in our industry and are meaningful to our stockholders. The performance goals are rigorous but achievable without encouraging inappropriate risk-taking.

Key factors underlying revenue goals include:

🌑	trends in sales of our solutions in prior quarters;

🌑	our understanding of how markets for our offerings may be evolving;

🌑	information we learn about customer plans;

🌑	expectations associated with new product introductions;

🌑	assessments about how macro-economic conditions could change; and

🌑	changes we have witnessed in the competitive landscape.

Profitability goals are set based primarily on:

🌑	our revenue expectations;

🌑	plans for capital expenditures and hiring; and

🌑	expected growth in operating expenses as well as efforts to curtail spending growth.

Our performance targets are also adjusted during the year to give effect to acquisitions that occur and to eliminate the impact of foreign exchange rate fluctuations.

We carefully set our minimum and maximum target opportunities. Because we primarily derive income from sales of services to customers executing contracts with terms of one year or longer, we have a relatively consistent base level of revenue growth from year to

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year. The TL&C Committee takes this into account in setting annual performance targets and associated payout levels. A 5%-10% or greater improvement over target revenue (adjusted for foreign exchange) or operating income targets represents excellent performance and is reflected in bonus payments; a 5%-10% or greater shortfall against such targets leads to much lower payouts. For example, the portion of the bonuses attributable to revenue performance are not payable under our annual incentive plan unless revenue (adjusted for foreign exchange) achievement is at least 90% of target.

The TL&C Committee approves the performance targets and applicable ranges only after the full Board has met to review, discuss and approve the short- and long-term financial plans for the Company.

Once the TL&C Committee has approved performance targets, we set a range of payouts that can be earned by the NEOs based on achieved results against those targets. For annual bonus awards, the payout ranges from 0%-220% based on performance against pre-established financial targets and the ESG payment modifier. For PRSUs and relative TSR-Based RSU awards, the payout ranges from 0%-200% based on performance against pre-established financial targets.

How We Select and Use Peer Groups

The TL&C Committee works closely with our independent compensation consultant to establish the peer groups we use in reviewing and setting executive compensation. We adhere to the following key principles to establish our peer groups:

🌑	Consistency – Peer group composition should remain relatively stable year over year.

🌑	Competitors – Peer group companies should reflect Akamai’s competitors for executive talent, business and capital.

🌑	Similarity in Size – Peer group companies that are used for benchmarking compensation levels should be similar to Akamai in size; we generally consider revenue and market capitalization.

🌑	Statistical Validity – Peer group should include enough data points to develop statistically valid data. We expect to include approximately 15-20 companies in our peer group.

There are also a number of companies with which we compete for executive talent that are significantly larger than Akamai and, therefore inappropriate for benchmarking NEO compensation levels but that we believe are still informative from a design perspective. To address this, the TL&C Committee approved and adopted a second peer group of these larger companies for compensation design considerations.

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Benchmarking Peer Group

In September 2023, after consultation with Meridian, our compensation consultant at the time, the Compensation Committee made adjustments to our benchmarking peer group as appropriate, taking into consideration our selection criteria and merger and acquisition activity over the past year, and approved the benchmarking peer group set forth below for use with respect to 2024 executive compensation decisions. The TL&C Committee reviewed compensation data for executive officers with comparable positions at these companies to gauge the reasonableness and competitiveness of each of our NEO’s total compensation as well as to inform the design of our programs.

Peer Group 2024
Removed for 2024
Adobe
Citrix Systems
Nuance
Twitter
Continuing Peers
Arista Networks
Autodesk
Ciena
Equinix
F5 Networks
Fortinet
IAC/Interactive Group
Juniper Networks
Palo Alto Networks
PTC
Sabre
Splunk
VeriSign
VMWare
Added for 2024
Crowdstrike
Dynatrace
GenDigital
Hubspot
Nutanix
Okta

Our TL&C Committee typically reviews and establishes our peer group in September for purposes of setting our executive compensation for the following year. Accordingly, our 2024 benchmarking peer group was established in September 2023. Akamai’s revenue for 2023 was $3.8 billion, and our market capitalization at the end of that year was approximately $18 billion. The median 2023 revenue for our benchmarking peer group (excluding VMware, who was acquired in November 2023) was approximately $3.4 billion, and the median market capitalization for the group (excluding VMware) at the end of that year was approximately $18.5 billion.

Looking Ahead 2025:

In 2024, our TL&C committee consulted with Meridian and Compensia, Inc. (“Compensia”) and established a benchmarking peer group for the upcoming 2025 year. In doing so, the

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TL&C Committee made the following changes: they removed Splunk and VMWare as they were acquired. They also removed Arista and Equinix, who were significantly above our market capitalization, and Sabre, who was significantly below our market capitalization. Additionally, in examining our business operations and focus for the upcoming year, the TL&C Committee replaced those companies it removed with Cloudflare, Open Text, Twilio and Zscaler, given that they are similar to Akamai with respect to operations and financial ranges.

Design Reference Peer Group

In addition to the benchmarking peer group, the TL&C Committee, after consultation with Meridian, approved a design reference peer group to provide further information on overall competitive market design practices. The companies in the design reference peer group consistently provide the greatest challenges for Akamai in competing for talent; however, given that these companies generally are considerably larger than Akamai, we do not include them in our benchmarking peer group. The TL&C Committee used data derived from the design reference peer group to inform our incentive plan design, pay mix, long-term incentive vehicles and other practices. The TL&C Committee believes that this information helps us to successfully attract and retain experienced and talented individuals who are critical to our long-term success. We also structure and balance the different elements of compensation to reflect trends across our design reference peer group.

Our 2024 design reference peer group consisted of the following companies:

Adobe	Alphabet	Amazon.com	Apple
Cisco Systems	Cloudflare	Digital Ocean	Meta Platforms
Microsoft	Netflix	Oracle	Salesforce.com
Zscaler

The design reference peer group will remain unchanged for 2025.

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Our Executive Compensation Process

The TL&C Committee designs our executive compensation program with input from our compensation consultant and our Chief Executive Officer. We establish the annual compensation packages for our executive officers at the beginning of each year after an extensive analysis of competitive trends, assessment of prior compensation programs, consideration of the peer group practices, performance evaluations and investor input. The following is an overview of the planning and assessment process for our 2024 executive compensation:

June

TL&C Committee

- Review say-on-pay vote
- Peer group review
- Review and recommend approval of non-employee director compensation
- Review attrition trends and future hiring expectations
- Quarterly review of progress against ESG objectives
- Review of the TL&C Committee charter
- Review of Annual Proxy Advisor Reports
- HR Programs and Talent updates

September

TL&C Committee

- Compensia joined as new compensation consultant
- Consideration of executive compensation plan design for next year
- Peer group reviewed and established
- Quarterly review of progress against ESG objectives
- Review of YTD performance on Incentive Programs
- HR Programs and Talent updates

November

TL&C Committee

- Annual risk assessment of compensation programs
- HR Programs and Talent updates

December

TL&C Committee

- Approval of non-executive equity compensation framework
- Quarterly review of progress against ESG objectives
- Review of Compensation Benchmarking Study

February

TL&C Committee

- Certification of prior year financial results
- Approval of the executive compensation program structure
- Approval of NEO salary, bonus and equity compensation for the year
- Established targets for incentive-based compensation programs
- Review of CD&A
- Approval of share request proposal

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Role of the TL&C Committee

The TL&C Committee sets the compensation for each of our NEOs and other senior executive officers. It establishes the financial and ESG objectives for performance-based compensation based on Akamai’s operating plans and long-term strategy approved by the Board, and the ESG focus areas recommended by the ESG Committee, and then assesses performance against those targets during, and following, the relevant performance period. For NEOs other than our CEO, the TL&C Committee reviews Dr. Leighton’s evaluation of his direct reports’ performance and establishes compensation levels and opportunities. The full Board evaluates and makes a determination of our CEO’s performance and the TL&C Committee takes this into account when setting his compensation levels and opportunities.

The TL&C Committee makes judgments about the role of each executive officer in the pursuit and achievement of our corporate and strategic objectives. Typically, these judgments involve qualitative, rather than quantitative, evaluations of each individual’s past performance and expectations about future contributions. We believe that it is important to reward excellence, leadership and outstanding long-term Company performance through compensation arrangements designed to retain and motivate executive officers while aligning their incentives with continued high levels of performance.

The TL&C Committee approves and grants all equity incentive awards to our NEOs. In general, annual executive compensation determinations are made at the scheduled TL&C Committee meeting in January or February of each year. For 2024, we made such grants at the same time as annual equity grants were made to our non-executive employees in early March. Equity incentive awards to newly-hired executive officers are generally approved at the first regularly-scheduled TL&C Committee meeting following the individual’s date of hire. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the TL&C Committee may approve equity awards to our executive officers at other times during the year. The TL&C Committee sets a dollar value for each executive RSU award that is granted as part of our compensation program; the number of RSUs granted is determined based on the closing sale price of our stock on the grant date.

The TL&C Committee retains, but we do not currently expect that it will exercise in the future, discretion to waive the achievement of stated corporate performance targets as a condition to payment of annual bonuses.

Role of our Chief Executive Officer

Annually, the Chief Executive Officer evaluates the performance of the other NEOs and sets expectations for their roles in the upcoming year. He makes a recommendation to the TL&C Committee as to salary, bonus and equity incentive compensation for the coming year for these NEOs. With respect to his own compensation, the Chief Executive Officer conducts a self-assessment of prior year performance. The Board (without the participation of the Chief Executive Officer) then discusses and evaluates the Chief Executive Officer’s

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performance. The TL&C Committee is the ultimate decision-maker with respect to the compensation of our Chief Executive Officer and other NEOs.

Role of Independent Compensation Consultants

Our TL&C Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties and has the authority to select and retain an independent compensation consultant to assist it in carrying out its responsibilities and duties. The compensation consultant reports directly to the Chair of the TL&C Committee.

Through August 2024, the TL&C Committee engaged Meridian as its independent compensation consultant and considered advice provided by Meridian in establishing our 2024 executive compensation program. In September 2024, the TL&C Committee ended its engagement with Meridian and engaged Compensia as its new compensation consultant.

During 2024, representatives of Meridian or Compensia, as applicable, provided the following services to the TL&C Committee: (i) recommending a peer group of companies, (ii) assisting the TL&C Committee in understanding compensation levels of executive officers in the benchmarking peer group, (iii) assisting the TL&C Committee in understanding compensation design practices of companies in the design reference group, (iv) assisting in a director pay analysis, (v) providing an executive compensation program risk overview, (vi) developing a long-term executive compensation strategy and (vii) related services.

Neither Meridian nor Compensia has provided us with any services beyond providing advice on the amount or form of executive and non-employee director compensation. The TL&C Committee determined that both Meridian and Compensia were independent of management and that their work has not raised any conflict of interest.

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How We Considered the 2024 “Say-on-Pay” Advisory Vote on Executive Compensation

The TL&C Committee has consistently strived to balance the need to offer competitive executive compensation with what it believes is in the long-term best interests of Akamai and our stockholders. The TL&C Committee takes seriously stockholder input. We consider that input, best practices and the competitive environment to develop compensation programs that are designed to support our short- and long-term success without encouraging excessive risk-taking.

At our 2024 Annual Meeting of Stockholders, we held an advisory vote on our 2023 executive compensation program, and approximately 92% of the votes cast were in support of the program.

Taking into account feedback we have received from investors, we have made the following changes to our executive compensation programs in recent years:

🌑	introduced a one-year minimum vesting requirement for equity awards;

🌑	introduced equity awards that vest based on relative TSR;

🌑	increased the emphasis on relative TSR-Based RSUs from 20% to 30% of the target value of executive equity awards;

🌑	eliminated the subjective component of our annual incentive plan;

🌑	changed the reference Index for relative TSR-Based RSUs to better reflect investment attributes that many investors seek when investing in Akamai; and

🌑	amended our Change in Control Agreements for NEOs to eliminate single-trigger vesting for RSUs unless such awards are not assumed by the acquiring entity.

How We Evaluate and Address Risk in Our Compensation Policies and Practices

Annual Risk Assessment

Annually, the TL&C Committee asks management and its compensation consultant to review the potential risks associated with the structure and design of various Akamai compensation plans. The analysis includes assessing executive and non-executive compensation programs, with particular emphasis on incentive compensation plans, including sales compensation, against key risks that our Company faces. Our review takes into account changes in compensation programs, as well as new risks we identify. In addition, our compensation plans and programs operate within strong governance and review structures that serve and support risk mitigation. In particular, we believe the following factors mitigate any components of our compensation programs that may encourage excessive risk-taking:

🌑	our pay mix has a significant weighting towards long-term incentive compensation in order to discourage short-term risk-taking;

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🌑	our performance goals are appropriately set to avoid significant changes in payout for minimal changes in performance;

🌑	our annual incentive awards, relative TSR-Based RSU and PRSU payouts for NEOs are capped;

🌑	our stock ownership requirements align the interests of management with those of our stockholders;

🌑	our executives, other than our Chief Executive Officer who has a salary of $1, are provided a mix of fixed and variable compensation; and

🌑	our incentive plans are balanced with different types of performance metrics.

In reviewing our compensation policies and practices for all employees, the TL&C Committee determined that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on Akamai.

Compensation Recovery Policies

In 2014, the TL&C Committee adopted a Compensation Recovery Policy that is applicable to our NEOs and other members of senior management (the “2014 Clawback Policy”). The 2014 Clawback Policy provides that the TL&C Committee may require a covered person who engages in detrimental conduct (e.g., committing a felony, gross negligence or willful misconduct with respect to our financial statements) to reimburse us for all, or a portion of, any bonus, incentive payment, equity-based award (including those subject to both time- and performance-based vesting) or other compensation received by him or her during the 12 months preceding such detrimental conduct and remit to us any profits realized by him or her from the sale of Akamai securities during such 12-month period. In addition, if we need to restate our reported financial results to correct a material accounting error due to material noncompliance with a financial reporting requirement under United States securities laws, the TL&C Committee may seek to recover or cancel the excess portion of incentive compensation paid (including through vesting of equity awards) to such individual during the 36-month period preceding the filing of the restatement that is deemed by us to be unearned.

In November 2023, the TL&C Committee adopted a second Compensation Recovery Policy that complies with Section 10D of the Exchange Act and Nasdaq listing standards (the “2023 Clawback Policy”). Under the 2023 Clawback Policy, in the event that we are required to prepare a financial restatement, we must recover erroneously awarded incentive-based compensation received by current and former executive officers during the three year period preceding the date on which we were required to prepare a financial restatement on a pre-tax basis, subject to very limited exceptions. The 2023 Clawback Policy requires recovery regardless of whether a covered person engaged in any misconduct or contributed to the need for a restatement.

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Stock Ownership Requirements

Our executive officers are subject to minimum stock ownership requirements. Our Chief Executive Officer must hold shares of our common stock with a value at least equal to six times his annual base salary. Other NEOs must hold shares of our common stock with a value at least equal to three times their annual base salary. This multiple was increased from two times to three times annual base salary in 2024 to both align with market practices as well as increase alignment with stockholder interests. An individual’s stock ownership includes all shares of our common stock owned by the individual outright or held in trust for the senior executive and/or his or her immediate family and any shares of Akamai common stock in employee plans or deferred pursuant to the Company’s Deferred Compensation Plan (as defined below). It does not include the executive officer’s unvested or unexercised equity.

If an executive fails to meet the ownership guidelines under the review procedures set forth in the guidelines as of the end of a five-year qualification period, he or she will not be permitted to sell shares of Akamai stock until such time as he or she has exceeded the required minimum ownership level. As of December 31, 2024, all of our NEOs had satisfied the minimum ownership requirement.

Anti-Hedging and Anti-Pledging Policy

We have an insider trading policy that is applicable to all of our employees, consultants and members of the Board. The policy prohibits those individuals and certain related persons from engaging in any speculative transactions involving our stock including the following activities: use of Akamai’s securities to secure a margin loan; short sales of our securities; buying or selling puts or calls on Akamai’s securities; transactions in publicly-traded options relating to our securities (i.e., options that are not granted by Akamai); and other transactions involving financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. In addition, Akamai’s executive officers and members of the Board may not pledge Akamai securities as collateral for a loan.

Severance Arrangements

We believe that having in place reasonable and competitive executive severance arrangements is essential to attracting and retaining highly-qualified executive officers. Akamai’s severance arrangements are designed to provide reasonable compensation to departing executive officers under certain circumstances to facilitate an executive officer’s transition to new employment. We seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring the executive officer to sign a separation and release agreement acceptable to Akamai as a condition to receiving severance benefits.

We do not consider specific amounts payable under the severance arrangements when establishing annual compensation. We do believe, however, that these arrangements are

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necessary to offer compensation packages that are competitive. In determining payment and benefit levels under the various circumstances triggering benefits under employment and severance agreements, the TL&C Committee has drawn a distinction between voluntary terminations or terminations for cause, and terminations without cause or as a result of a change in control. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination for cause or voluntary resignation because such events often reflect either inadequate performance or an affirmative, voluntary decision by the executive officer to end his or her relationship with Akamai.

As further described below under the section titled “Post-Employment Compensation and Other Employment Agreements,” we have change in control agreements in place with each of our NEOs (except in the case of Dr. Leighton, who is party to an employment offer letter agreement). We believe that these agreements are designed to align the interests of management and stockholders when considering the long-term best future for Akamai. The primary purpose of these arrangements is to keep executive officers focused on pursuing corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition benefits should serve the interests of both the executive officer and our investors.

As further described below under the section titled “Post-Employment Compensation and Other Employment Agreements,” our Executive Severance Pay Plan, as amended, change in control agreements and equity award programs have the following features:

🌑

No single-trigger vesting of equity awards upon a change in control of Akamai unless such awards are not assumed by the acquiring entity. If they are assumed, then performance-based awards convert to time-based vesting awards based on (i) an assumed target-level of performance for incomplete performance periods and (ii) the actual level of performance achieved for completed performance periods; and

🌑	no excise tax gross ups.

See “Post-Employment Compensation and Other Employment Agreements” below for a more detailed discussion of our severance and change-in-control agreements referenced above, including the specific benefits payable to our NEOs, if any, upon termination of employment.

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Code Section 162(m) Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”), generally places a $1 million limit on the amount that a public company may deduct in any one taxable year with respect to compensation paid to a “covered employee.” While the TL&C Committee considers tax deductibility as one of many factors in determining executive compensation, the TL&C Committee will award or modify compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.
Timing of Grants of Equity Awards
Our Company has certain practices related to the timing of the grants of awards. Neither the Board nor the TL&C Committee currently takes material nonpublic information into account when determining the timing of equity award grants in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is the Company’s practice to not release material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
We generally make awards on
pre-determined
dates. Annual equity awards to eligible employees, including our executives, are typically made on the first Monday in March; annual awards to members of our Board are typically made on the day of the annual stockholders’ meeting; and awards to new hires are typically made to eligible employees on the 12 th
of each month. The grant date for our executive bonus awards, which are paid in stock, is typically in late February after public release of the previous year’s financial results.
Akamai did not grant any stock options, stock appreciation rights or similar option-like instruments in 2024.
Financial Metrics Definitions
Below are definitions of the financial metrics we used in our 2024 performance-based compensation programs:
“Revenue (adjusted for foreign exchange)” means revenue calculated in accordance with GAAP, adjusted for the impact of fluctuations in foreign currency exchange rates and other non-recurring
or unusual items that may arise from time to time.
“Non-GAAP
Operating Income” means our annual GAAP operating income adjusted for the following items: amortization of acquired intangible assets, stock-based compensation, amortization of capitalized stock-based compensation, amortization of capitalized interest expense, restructuring charges, acquisition-related costs, legal settlements, the impact of fluctuations in foreign currency exchange rates and other non-recurring
or unusual items that may arise from time to time.

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“Non-GAAP
Earnings per Share” means our
non-GAAP
net income for the applicable fiscal year (adjusted for foreign exchange) divided by our non-GAAP
diluted weighted average shares outstanding.
Non-GAAP
net income per share is GAAP net income adjusted for the following tax-affected
items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; legal settlements; restructuring charges; amortization of debt issuance costs; amortization of capitalized interest expense; gains and losses on cost method investments; gains and losses from equity method investment and other non-recurring
or unusual items that may arise from time to time.
Non-GAAP
diluted weighted average shares outstanding are adjusted in
non-GAAP
per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of an aggregate of $3,565 million of convertible senior notes due 2029, 2027 and 2025.

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Talent, Leadership and Compensation Committee Report
The TL&C Committee of the Board of Directors:
(1) has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement as required by Item 402(b) of Regulation
S-K
under the Exchange Act with management; and
(2) based on the review and discussion referred to in paragraph (1) above, the members of the TL&C Committee have recommended to the Board the inclusion of this Compensation Discussion and Analysis in this Proxy Statement for the 2025 Annual Meeting.
Monte Ford – Chair
Daniel Hesse
Jonathan Miller
Ben Verwaayen

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Summary Compensation Table
The following table sets forth information with respect to compensation paid to, earned by or awarded to our NEOs during the years ended December 31, 2024, 2023 and 2022:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($) (2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)

(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)

Dr. Leighton Chief Executive Officer	2024	1	—	15,064,922(6)	—	—	15,064,923
	2023	1	—	13,384,974(6)	—	—	13,384,975
	2022	1	—	11,982,770(6)	—	—	11,982,771

Mr. McGowan EVP, Chief Financial Officer and Treasurer	2024	519,538	—	5,006,694(6)	—	6,000	5,532,232
	2023	515,000	—	4,852,329(6)	—	6,000	5,373,329
	2022	515,000	—	4,208,604(6)	—	6,000	4,729,604

Mr. Joseph EVP, Global Sales and Services	2024	504,538	—	4,267,755(6)	—	6,000	4,778,293
	2023	500,000	—	3,847,084(6)	—	6,000	4,353,084
	2022	495,577	—	3,085,351(6)	—	6,000	3,586,928

Mr. Karon COO and General Manager of the Cloud Technology Group	2024	554,539	—	6,262,082(6)	—	6,000	6,822,621
	2023	550,000	—	5,912,653(6)	—	6,000	6,468,653
	2022	550,000	—	5,087,310(6)	—	6,000	5,643,310

Mr. Sundaram EVP and General Manager, Security Technology Group	2024	484,538	—	4,477,541(6)	—	6,000	4,968,079
	2023	480,000	—	3,644,849(6)	—	6,000	4,130,849
	2022	479,231	—	3,076,704(6)	—	6,000	3,561,935

(1)	The amounts reported for Mr. McGowan include amounts deferred under the Deferred Compensation Plan.
(2)
Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEO during the applicable year. The assumptions we use in calculating these amounts are discussed in Note 18 of the notes to our consolidated financial statements for the year ended December 31, 2024 included in our Annual Report on Form
10-K,
which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards. As a result, the Summary Compensation Table does not reflect the value as determined by the TL&C Committee. For example, the amounts for fiscal year 2024 represent the grant date fair value for the PRSUs at target for the fiscal year 2024 tranche of the PRSUs issued in each of 2022, 2023 and 2024. These amounts do not include shares that may be earned in respect of the 2024 PRSUs based on performance against 2025 and 2026 targets because such targets will not be established until 2025 and 2026, respectively. The table below shows the value of the stock awards (assuming target-level vesting) granted to the NEOs in the years presented as approved by the TL&C Committee (including all tranches of PRSUs that may be earned at target by the NEOs).

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Name	Approved Value of 2024 Stock Awards ($)	Approved Value of 2023 Stock Awards ($)	Approved Value of 2022 Stock Awards ($)

Dr. Leighton	13,500,000	10,500,000	10,000,000

Mr. McGowan	4,410,000	4,050,000	3,750,000

Mr. Joseph	3,760,000	3,000,000	2,800,000

Mr. Karon	5,560,000	4,900,000	4,500,000

Mr. Sundaram	4,100,000	3,000,000	2,800,000

(3)
Includes time-vesting RSUs, PRSUs (at target) and relative
TSR-Based
RSUs (at target). See also footnote (6) with respect to payment of shares of our common stock in lieu of cash pursuant to our annual bonus plans.

(4)
For PRSUs, because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. The value of the 2022 PRSUs assuming vesting at target and maximum, respectively, in each case across 2022, 2023 and 2024 performance periods, is as follows: Dr. Leighton—$3,999,989 and $7,999,978, respectively; Mr. McGowan—$1,499,926 and $2,999,852, respectively; Mr. Joseph—$1,119,988 and $2,239,975, respectively; Mr. Karon—$1,799,889 and $3,599,777, respectively; and Mr. Sundaram—$1,119,988 and $2,239,976, respectively. The value of relative
TSR-Based
RSUs issued in 2022 assuming vesting at maximum would be as follows: Dr. Leighton—$3,999,877; Mr. McGowan—$1,499,814; Mr. Joseph—$1,119,876; Mr. Karon—$1,799,777; and Mr. Sundaram—$1,119,876. The value of the 2023 PRSUs assuming vesting at target and maximum, respectively, in each case across 2023, 2024 and 2025 performance periods, is as follows: Dr. Leighton—$2,099,969 and $4,199,937, respectively; Mr. McGowan—$809,952 and $1,619,903, respectively; Mr. Joseph—$599,970 and $1,199,939, respectively; Mr. Karon—$979,990 and $1,959,981, respectively; and Mr. Sundaram—$599,970 and $1,199,939, respectively. The value of relative
TSR-Based
RSUs issued in 2023 assuming vesting at maximum would be as follows: Dr. Leighton—$6,299,906; Mr. McGowan—$2,429,855; Mr. Joseph—$1,799,909; Mr. Karon—$2,939,896; and Mr. Sundaram—$1,799,909. The value of the 2024 PRSUs assuming vesting at target and maximum, respectively, in each case across 2024, 2025 and 2026 performance periods, is as follows: Dr. Leighton—$2,699,997 and $5,399,993, respectively; Mr. McGowan—$881,982 and $1,763,964, respectively; Mr. Joseph—$751,950 and $1,503,899, respectively; Mr. Karon—$1,111,920 and $2,223,839, respectively; and Mr. Sundaram—$819,956 and $1,639,913, respectively. The value of relative
TSR-Based
RSUs issued in 2024 assuming vesting at maximum would be as follows: Dr. Leighton—$8,099,879; Mr. McGowan—$2,645,835; Mr. Joseph—$2,255,960; Mr. Karon—$3,335,870; and Mr. Sundaram—$2,459,980.

(5)
Represents Company matching contributions to the accounts of the NEOs under our 401(k) Plan. The 2022, 2023 and 2024 amounts reported for Mr. McGowan include 401(k) “true up” amounts equal to $2,435, $2,395 and $2,316 related to 2022, 2023 and 2024 (but deposited in 2023, 2024 and 2025, respectively). The 2022 amount reported for Mr. Karon includes a 401(k) “true up” amount related to 2022 (but deposited in 2023) equal to $77. The 2022 amount reported for Mr. Sundaram includes a 401(k) “true up” amount related to 2022 (but deposited in 2023) equal to $246.

(6)
Includes amounts that were earned in 2024, 2023 and 2022, respectively, under the terms of the annual incentive plans that were paid in shares of our common stock in lieu of cash in 2025, 2024 and 2023, respectively.

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2024 Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to our NEOs during the year ended December 31, 2024. All equity awards were issued under the Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended.

Name/Award	Grant Date	Date of Approval	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards (1)
			Threshold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Dr. Leighton

PRSUs (2)	3/4/24	2/21/24	—	—	—	—	29,370	58,740	—	3,176,539

Time-Vesting RSUs (3)	3/4/24	2/21/24	—	—	—	—	—	—	60,942	6,749,936

Relative TSR-Based RSUs (4)	3/4/24	2/21/24	—	—	—	9,141	36,565	73,130	—	4,049,939

Annual Incentive Plan (5)	—	2/21/24	—	—	—	—	1,500,000	3,000,000	—	1,088,508

Mr. McGowan

PRSUs (2)	3/4/24	2/21/24	—	—	—	—	10,721	21,442	—	1,158,416

Time-Vesting RSUs (3)	3/4/24	2/21/24	—	—	—	—	—	—	19,907	2,204,899

Relative TSR-Based RSUs (4)	3/4/24	2/21/24	—	—	—	2,986	11,944	23,888	—	1,322,917

Annual Incentive Plan (5)	—	2/21/24	—	—	—	—	441,608	883,216	—	320,462

Mr. Joseph

PRSUs (2)	3/4/24	2/21/24	—	—	—	—	8,264	16,528	—	893,717

Time-Vesting RSUs (3)	3/4/24	2/21/24	—	—	—	—	—	—	16,973	1,879,929

Relative TSR-Based RSUs (4)	3/4/24	2/21/24	—	—	—	2,546	10,184	20,368	—	1,127,980

Annual Incentive Plan (5)	—	—	—	—	—	—	504,538	1,009,076	—	366,129

Mr. Karon

PRSUs (3)	3/4/24	2/21/24	—	—	—	—	13,062	26,124	—	1,411,769

Time-Vesting RSUs (4)	3/4024	2/21/24	—	—	—	—	—	—	25,099	2,779,965

Relative TSR-Based RSUs (5)	3/4/24	2/21/24	—	—	—	3,765	15,059	30,118	—	1,667,935

Annual Incentive Plan (5)	—	2/21/24	—	—	—	—	554,539	1,109,078	—	402,413

Mr. Sundaram

PRSUs (2)	3/4/24	2/21/24	—	—	—	—	8,468	16,936	—	916,312

Time-Vesting RSUs (3)	3/4/24	2/21/24	—	—	—	—	—	—	18,508	2,049,946

Relative TSR-Based RSUs (4)	3/4024	2/21/24	—	—	—	2,776	11,105	22,210	—	1,229,990

Annual Incentive Plan (5)	—	2/21/24	—	—	—	—	387,631	775,262	—	281,293

(1)

Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEO during 2024 and assumes target level of achievement for both types of performance-based awards. The assumptions we use in calculating these amounts are discussed in Note 18 of the notes to our consolidated financial statements for the year ended December 31, 2024 included in our Annual Report on Form 10-K, which accompanies this Proxy Statement, except that the amounts reflected in the table above exclude the impact of estimated forfeitures of equity awards.

(2)

Grant date fair value is calculated based on the number of shares issuable at target achievement level. Because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the

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respective performance measures are approved. The amounts for fiscal year 2024 represent the grant date fair value for PRSUs at target granted in 2022, 2023 and 2024 for the fiscal year 2024 tranche of such awards. The amounts do not include shares that may be earned based on performance against 2025 and 2026 targets.

(3)	Time-vesting RSUs vest in three equal annual installments over a three-year period from the date of grant.

(4)	Consists of relative TSR-Based RSUs eligible for vesting in 2027. The grant date fair value is calculated based on a Monte Carlo valuation.

(5)

Consists of a performance-based annual incentive plan bonus award that was denominated in dollars when the final performance outcome was determined on February 19, 2025 but was paid in shares of our common stock and, for Mr. McGowan, partially in DSUs under our Deferred Compensation Plan, calculated based on a closing sale price of $76.73 on February 21, 2025. The actual number of shares issued was 14,186 for Dr. Leighton, 4,771 for Mr. Joseph, 5,244 for Mr. Karon, 3,666 for Mr. Sundaram and, for Mr. McGowan, 626 shares of common stock and 3,550 DSUs.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information with respect to outstanding equity incentive awards held by our NEOs as of December 31, 2024.

Name/Award	Award Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)		(g)	(h)	(i)	(j)

Dr. Leighton

2022 Time-Vesting RSUs (2)	3/7/22	11,904	1,138,618	—	—

2022 PRSUs (3)	3/7/22	34,401	3,290,456	—	—

2022 Relative TSR-Based RSUs (4)	3/7/22	5,000	478,250	—	—

2023 Time-Vesting RSUs (2)	3/6/23	46,705	4,467,333	—	—

2023 PRSUs (5)	3/6/23	21,706	2,076,179	9,342	893,562

2023 Relative TSR-Based RSUs (4)	3/6/23	—	—	42,033	4,020,456

2024 Time-Vesting RSUs (2)	3/4/24	60,942	5,829,102	—	—

2024 PRSUs (6)	3/4/24	6,541	625,647	16,252	1,554,504

2024 Relative TSR-Based RSUs (4)	3/4/24	—	—	36,565	3,497,442

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Name/Award	Award Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)		(g)	(h)	(i)	(j)

Mr. McGowan

2022 Time-Vesting RSUs (2)	3/7/22	4,464	426,982	—	—

2022 PRSUs (3)	3/7/22	12,900	1,233,885	—	—

2022 Relative TSR-Based RSUs (4)	3/7/22	1,875	179,344	—	—

2023 Time-Vesting RSUs (2)	3/6/23	18,015	1,723,135	—	—

2023 PRSUs (5)	3/6/23	8,371	800,686	3,604	344,723

2023 Relative TSR-Based RSUs (4)	3/6/23	—	—	16,212	1,550,678

2024 Time-Vesting RSUs (2)	3/4/24	19,907	1,904,105	—	—

2024 PRSUs (6)	3/4/24	2,137	204,404	5,309	507,806

2024 Relative TSR-Based RSUs (4)	3/4/24	—	—	11,944	1,142,444

Mr. Joseph

2022 Time-Vesting RSUs (2)	3/7/22	3,334	318,897	—	—

2022 PRSUs (3)	3/7/22	9,632	921,301	—	—

2022 Relative TSR-Based RSUs (4)	3/7/22	1,400	133,910	—	—

2023 Time-Vesting RSUs (2)	3/6/23	13,345	1,276,449	—	—

2023 PRSUs (5)	3/6/23	6,200	593,030	2,670	255,386

2023 Relative TSR-Based RSUs (4)	3/6/23	—	—	12,009	1,148,661

2024 Time-Vesting RSUs (2)	3/4/24	16,973	1,623,467	—	—

2024 PRSUs (6)	3/4/24	1,822	174,274	4,526	432,912

2024 Relative TSR-Based RSUs (4)	3/4/24	—	—	10,184	974,100

Mr. Karon

2022 Time-Vesting RSUs (2)	3/7/22	5,357	512,397	—	—

2022 PRSUs (3)	3/7/22	15,479	1,480,566	—	—

2022 Relative TSR-Based RSUs (4)	3/7/22	2,250	215,213	—	—

2023 Time-Vesting RSUs (2)	3/6/23	21,795	2,084,692	—	—

2023 PRSUs (5)	3/6/23	10,130	968,935	4,359	416,938

2023 Relative TSR-Based RSUs (4)	3/6/23	—	—	19,615	1,876,175

2024 Time-Vesting RSUs (2)	3/4/24	25,099	2,400,719	—	—

2024 PRSUs (6)	3/4/24	2,694	257,681	6,693	640,185

2024 Relative TSR-Based RSUs (4)	3/4/24	—	—	15,059	1,440,393

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Name/Award	Award Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)		(g)	(h)	(i)	(j)

Mr. Sundaram

2022 Time-Vesting RSUs (2)	3/7/22	3,334	318,897	—	—

2022 PRSUs (3)	3/7/22	9,632	921,301	—	—

2022 Relative TSR-Based RSUs (4)	3/7/22	1,400	133,910	—	—

2023 Time-Vesting RSUs (2)	3/6/23	13,345	1,276,449	—	—

2023 PRSUs (5)	3/6/23	6,200	593,030	2,670	255,386

2023 Relative TSR-Based RSUs (4)	3/6/23	—	—	12,009	1,148,661

2024 Time-Vesting RSUs (2)	3/4/24	18,508	1,770,290	—	—

2024 PRSUs (6)	3/4/24	1,986	189,961	4,936	472,128

2024 Relative TSR-Based RSUs (4)	3/4/24	—	—	11,105	1,062,193

(1)	Based on the $95.65 closing sale price of our common stock on December 31, 2024, the last trading day of 2024, as reported by the Nasdaq Global Select Market.
(2)	Consists of time-vesting RSUs that vest in three equal annual installments on the first, second and third anniversaries of the date of grant.
(3)

Consists of performance-based RSUs that vest based on achievement against two financial performance targets for each of 2022, 2023 and 2024; such shares vested on February 19, 2025, the date that financial results for 2024 were certified by the TL&C Committee. Reflects actual number of shares earned based on performance against 2022, 2023 and 2024 targets.

(4)

For relative TSR-Based RSUs granted in 2022, reflects the actual number of RSUs earned. For relative TSR-based RSUs granted in 2023 and 2024, assumes target level of performance as relative TSR for 2024 was below target level.

(5)

Consists of performance-based RSUs that vest based on achievement against two financial performance targets for each of the 2023, 2024 and 2025 performance periods. Earned shares for all three performance periods vest on the date that financial results for 2025 are certified by the TL&C Committee. Reflects actual number of shares earned based on performance against 2023 and 2024 targets and target number of shares issuable in respect of performance for the 2025 performance period as the 2025 targets had not been set as of December 31, 2024.

(6)

Consists of performance-based RSUs that vest based on achievement against two financial performance targets for each of the 2024, 2025 and 2026 performance periods. Earned shares for all three performance periods vest on the date that financial results for 2026 are certified by the TL&C Committee. Reflects actual number of shares earned based on performance against 2024 targets and the target number of shares issuable in respect of performance for the 2025 and 2026 performance periods as the 2025 targets had not been set as of December 31, 2024 and 2026 targets have not yet been set.

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2024 Option Exercises and Stock Vested

The following table sets forth the value realized upon vesting of RSU awards in 2024. There were no stock option exercises by our NEOs in 2024.

	Stock Awards

Name (a)	Number of Shares Acquired on Vesting (#) (1) (d)	Value Realized on Vesting ($) (2) (e)

Dr. Leighton	131,342	14,285,947

Mr. McGowan	42,686	4,645,704

Mr. Joseph	32,512	3,534,185

Mr. Karon	52,853	5,751,658

Mr. Sundaram	29,300	3,187,448

(1)	Consists of RSUs vesting during 2024.
(2)	Calculated by multiplying the number of shares vested by the fair market value of one share of our common stock on the vesting date.

Nonqualified Deferred Compensation

We provide our executives the opportunity to make annual irrevocable elections to defer up to 50% of their base salary, up to 100% of their annual cash bonuses (if applicable) and up to 85% of their RSUs, PRSUs and relative TSR-based RSUs under our Amended and Restated U.S. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). In addition, we make matching contributions under the Deferred Compensation Plan in the event that a participant has not received the maximum available matching contribution available under our 401(k) Plan for the year solely as a result of a reduction in the participant’s compensation below the maximum limit established under the Code because of deferrals made to the Deferred Compensation Plan.

Account balances under the Deferred Compensation Plan are credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by Akamai. The amounts credited to participants’ deferred accounts under the Deferred Compensation Plan, including matching contributions, are at all times 100% vested. Participants are eligible to receive distributions of the amounts credited to their accounts in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan.

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The following table sets forth information with respect to deferrals made by our NEOs under the Deferred Compensation Plan during the year ended December 31, 2024, the earnings during the year and the aggregate account balance of each NEO under the Deferred Compensation Plan as of December 31, 2024.

Name	Executive Contributions in 2024 ($) (1)	Registrant Contributions in 2024 ($)	Aggregate Earnings in 2024 ($) (2)	Aggregate Withdrawals/ Distributions during 2024 ($)	Aggregate Balance at 12/31/2024 ($) (3)

Dr. Leighton	—	—	—	—	—

Mr. McGowan	36,368	—	422,325	—	2,561,340

Mr. Joseph	—	—	—	—	—

Mr. Karon	—	—	—	—	—

Mr. Sundaram	—	—	28,516	—	1,070,353

(1)	The amounts in this column are included in the “Salary” and “Stock Awards” columns of the Summary Compensation Table.
(2)

None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.

(3)

The balances shown represent compensation already reported in the Summary Compensation Table in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

Post-Employment Compensation and Other Employment Agreements

Severance Arrangements. Each of our currently-serving NEOs, other than Dr. Leighton, is eligible to participate in the Executive Severance Pay Plan, as amended, which we refer to herein as the Severance Plan. Under the Severance Plan, participants whose employment is terminated by Akamai for any reason other than “cause” (as defined in the Severance Plan) and have signed a separation and release agreement acceptable to Akamai are entitled to:

🌑	a lump sum payment equal to one year of the participant’s then-current base salary;

🌑

a lump sum payment equal to the annual bonus at target that would have been payable to the executive officer under Akamai’s then-current annual incentive plan, if any, in the year of the executive officer’s termination had both Akamai and the executive officer achieved the target bonus objectives set forth in such executive’s bonus plan during such year; and

🌑	reimbursement for the monthly premium for continued health and dental insurance coverage under COBRA for up to 12 months.

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In February 2022, the TL&C Committee approved a form of change in control and severance agreement (the “2022 Change in Control Agreement”) for its executive officers and members of senior management. The 2022 Change in Control Agreement provides, if the executive is employed as of the date of the “change in control” event and such executive’s employment is terminated by the surviving entity within one year of such change in control event other than for “cause” or the executive terminates his or her employment for “good reason,” each as defined in the 2022 Change in Control Agreement, the executive is entitled to:

🌑

a lump sum payment equal to the executive’s target annual incentive bonus under our bonus plan multiplied by a ratio of the number of days in the year before the termination date divided by the total number of days in the year; and

🌑

severance pay and benefits consisting of (i) a lump sum payment equal to the executive’s base salary, (ii) a lump sum payment equal to the executive’s then-current target annual incentive bonus plan payment and (iii) reimbursement for up to 12 months of the amount paid by the executive for continued health and dental insurance coverage.

In the event of a change in control event, unvested equity awards are treated as set forth in grant agreements. See “Potential Payments Upon Termination or Change in Control” below for a description of the benefits payable to our NEOs upon a change in control of Akamai.

Dr. Leighton’s Employment Offer Letter Agreement. In February 2013, we entered into a letter agreement with Dr. Leighton in connection with him becoming our Chief Executive Officer; the agreement was amended in November 2015 to eliminate single-trigger vesting of PRSUs upon a change in control of Akamai for awards issued after that date. The amended agreement provides that, in addition to his annual salary, Dr. Leighton is eligible to receive a bonus in any year that Akamai enters into a bonus plan for its senior executive team. Either Akamai or Dr. Leighton may terminate the agreement upon 30 days’ advance written notice to the other party; provided however, that in the event Dr. Leighton’s employment is terminated for “cause” (as defined in the amended agreement), Akamai may elect to pay Dr. Leighton an amount equal to 30 days of his then-current salary in lieu of providing him 30 days’ notice of the termination of his employment. If Dr. Leighton’s employment is terminated by Akamai other than for cause or he terminates his employment for “good reason” (as defined in the amended agreement) within 12 months following a “change of control” (as defined in the amended agreement) of Akamai, he shall be entitled to:

🌑	accelerated vesting of any options and any unvested RSUs held by him;

🌑

a lump sum cash payment equal to the sum of (i) one year of his then-current annualized base salary, (ii) his then-applicable annual incentive bonus at target level of performance and (iii) his then-applicable bonus at target level of

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performance multiplied by a fraction, the numerator of which is the day of the year on which the effective date of termination falls and the denominator is the number of days in such year; and

🌑	a lump sum payment equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding his termination.

If Dr. Leighton’s employment is terminated by Akamai other than for cause or he terminates his employment for good reason at any time other than within 12 months following a change of control, he shall be entitled to:

🌑	a lump sum cash payment equal to the sum of one year of his then-current base salary and his then-applicable annual bonus at target level of performance; and

🌑	an amount equal to 12 times the monthly premium for continued health and dental insurance coverage paid by Akamai on his behalf in the month preceding termination of his employment.

The letter agreement also provides that unless Akamai consents otherwise on a case by case basis, to ensure the maximum efficiency of Dr. Leighton’s business travel and to ensure his security on business travel, all of his air travel on Akamai business shall be via private air transportation; however, Dr. Leighton shall pay the costs of such airfare.

PRSUs and Relative TSR-Based RSUs Retirement Plan

The terms of our PRSUs and relative TSR-Based RSUs provide for accelerated vesting of such awards under certain circumstances upon the voluntary termination of employment by an executive officer or his or her termination for a reason other than “detrimental conduct” (as defined in the 2014 Clawback Policy). If a United States-based executive officer is at least 55 years old at the time of retirement and the sum of his or her age plus years of service with the Company is greater than or equal to 70 and at least half of a performance period (under the terms of the applicable equity award) has been completed, then he or she is entitled to vest in a pro-rated number of shares issuable based on actual performance for such partially completed year plus all of the shares earned for any previously-completed performance years.

Death and Disability

Upon an NEO’s death or disability (within the meaning of Section 409A of the Code), all time-based vesting RSUs outstanding on such date shall vest as of such date and all PRSUs and relative TSR-Based RSUs outstanding on such date shall vest, on a pro-rated basis, at the actual achievement level for completed performance periods (under the terms of the applicable equity award) and target achievement level for uncompleted periods.

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Potential Payments Upon Termination or Change in Control

The chart set forth below describes the estimated benefits provided under various circumstances that trigger payments or provision of benefits under Dr. Leighton’s letter agreement, Akamai’s Severance Plan and other arrangements. Payments would not be cumulative. The value of equity incentive awards for which vesting would accelerate is calculated as if the triggering event occurred on and the performance year ended on December 31, 2024. Our closing stock price on December 31, 2024, the last trading day of the year, was $95.65. In addition to the amounts listed below, each NEO is eligible to receive up to 12 times the monthly premium for continued health and dental coverage in the event of a qualifying termination (which could be up to approximately $3,000 per month for a family plan).

Name	Triggering Event(1)	Cash Severance Payment ($)	Acceleration of Time- Vesting RSUs ($)	Acceleration of Performance- Based RSUs ($)(2)
Dr. Leighton	Voluntary Separation	—	—	6,470,149
	Involuntary Separation Without Cause or for Good Reason	1,500,001	—	6,470,149
	Termination for Cause	—	—	—
	Change in Control Event	—	—	—
	Involuntary Termination following a Change in Control	3,000,001	11,435,053	16,436,496
	Death or Disability	—	11,435,053	10,321,081
Mr. McGowan	Voluntary Separation	—	—	—
	Involuntary Separation Without Cause	976,608	—	—
	Termination for Cause	—	—	—
	Change in Control Event	—	—	—
	Involuntary Termination following a Change in Control	1,418,216	4,054,221	5,963,586
	Death or Disability	—	4,054,221	3,828,551

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Name	Triggering Event(1)	Cash Severance Payment ($)	Acceleration of Time- Vesting RSUs ($)	Acceleration of Performance- Based RSUs ($)(2)
Mr. Joseph	Voluntary Separation	—	—	—
	Involuntary Separation Without Cause	1,024,538	—	—
	Termination for Cause	—	—	—
	Change in Control Event	—	—	—
	Involuntary Termination following a Change in Control	1,529,076	3,218,814	4,633,190
	Death or Disability	—	3,218,814	2,913,403
Mr. Karon	Voluntary Separation	—	—	—
	Involuntary Separation Without Cause	1,124,539	—	—
	Termination for Cause	—	—	—
	Change in Control Event	—	—	—
	Involuntary Termination following a Change in Control	1,679,078	4,997,808	7,295,704
	Death or Disability	—	4,997,808	4,649,610
Mr. Sundaram	Voluntary Separation	—	—	—
	Involuntary Separation Without Cause	887,631	—	—
	Termination for Cause	—	—	—
	Change in Control Event	—	—	—
	Involuntary Termination following a Change in Control	1,275,262	3,365,637	4,776,187
	Death or Disability	—	3,365,637	2,961,069

(1)	Involuntary separation without cause assumes that the termination is for a reason other than detrimental conduct (as defined in the 2014 Clawback Policy).
(2)

Includes both PRSUs and relative TSR-Based RSUs and assumes the company acquiring Akamai assumed such PRSUs and relative TSR-Based RSUs. For PRSUs and relative TSR-Based RSUs, there is no acceleration of vesting upon a change in control unless the acquiring company does not assume such awards.

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Pay Versus Performance Table
The following table sets forth information with respect to the relationship between “compensation actually paid” to our NEOs, as calculated in accordance with Item 402(v) of Regulation
S-K,
during the years ended December 31, 2024, 2023, 2022, 2021 and 2020 and certain measures of Akamai’s financial performance:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (in millions) ($)(7)	Revenue (adjusted for foreign exchange) (millions)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	15,064,923	1,715,819	5,525,306	948,813	111	300	505	4,033

2023	13,384,975	26,216,684	5,081,479	9,458,077	137	219	548	3,819

2022	11,982,771	3,458,806	4,380,444	1,992,238	98	139	524	3,611

2021	11,951,574	15,731,346	4,290,989	3,045,520	135	194	652	3,340

2020	11,750,560	15,604,323	4,546,391	5,773,706	122	144	557	3,114

(1)	Dr. Leighton served as our principal executive officer for 2024, 2023, 2022, 2021 and 2020.
(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Leighton, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Leighton during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Dr. Leighton’s total compensation for each year to determine the compensation actually paid:

PEO	2024	2023	2022	2021	2020

Summary Compensation Table (“SCT”) Total	15,064,923	13,384,975	11,982,771	11,951,574	11,750,560

Subtract : grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered fiscal year (“FY”)	(15,064,922)	(13,384,974)	(11,982,770)	(11,951,573)	(11,750,559)

Add : fair values as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY	10,455,199	20,398,512	8,045,760	11,728,701	11,130,343

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PEO	2024	2023	2022	2021	2020

Add : the change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	(8,781,847)	4,190,798	(4,463,964)	354,691	1,391,687

Add : for awards that are granted and vest in the same FY, the fair value as of the vesting date	1,088,508	2,340,475	929,828	2,104,593	1,699,087

Add : the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior FY) of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	(1,046,042)	(713,102)	(1,052,819)	1,543,360	1,383,205

Subtract : for any awards granted in any prior FY that failed to meet the applicable vesting conditions during the covered FY, the fair value at the end of the prior FY	0	0	0	0	0

Compensation Actually Paid to PEO	1,715,819	26,216,684	3,458,806	15,731,346	15,604,323

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Dr. Leighton, who has served as our Chief Executive Officer since 2013) in the “Total” column of the Summary Compensation Table in each applicable year. NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, 2023 and 2024, Messrs. McGowan, Joseph, Karon and Sundaram; (ii) for 2021, Dr. Blumofe and Messrs. McGowan, Karon, Ahola and McConnell, who served as our President and General Manager of the Security Technology Group until December 13, 2021; and (iii) for 2020, Dr. Blumofe and Messrs. McGowan, Karon and McConnell.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Leighton), as computed in accordance with Item 402(v) of
Regulation S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,

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the following adjustments were made to the average total compensation of the NEOs as a group (other than Dr. Leighton) for each year to determine the compensation actually paid:

Non-PEO NEOs	2024	2023	2022	2021	2020

Average Summary Compensation Table Total	5,525,306	5,081,479	4,380,444	4,290,989	4,546,391

Subtract : average grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY	(5,003,517)	(4,564,229)	(3,864,492)	(3,775,373)	(4,035,141)

Add : average fair value as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY	3,485,302	7,110,263	2,574,199	2,642,420	3,800,353

Add : the average change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	(3,096,499)	1,286,940	(1,161,319)	74,157	487,128

Add : for awards that are granted and vest in the same FY, the average fair value as of the vesting date	342,574	730,130	289,287	686,227	597,004

Add : the average change in fair value (whether positive or negative) as of the vesting date of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	(304,353)	(186,506)	(225,881)	387,129	377,971

Subtract : for any awards granted in any prior FY that failed to meet the applicable vesting conditions during the covered FY, the average fair value at the end of the prior FY	0	0	0	(1,260,029)	0

Average Compensation Actually Paid to Non-PEO NEOs	948,813	9,458,077	1,992,238	3,045,520	5,773,706

(5)
Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid by the Company during 2020, 2021, 2022, 2023 or 2024.

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(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Information Technology Sector.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
The dollar amounts reported represent the amount of revenue (adjusted for foreign exchange), which is defined as revenue calculated in accordance with GAAP, adjusted for the impact of fluctuations in foreign exchange rates and other non-recurring
or unusual items that may arise from time to time. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue, as adjusted for foreign exchange, is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure that is not otherwise required to be disclosed in the Pay Versus Performance table used by the Company to link compensation actually paid to the Company’s NEOs (as computed in accordance with Item 402(v) of Regulation
S-K),
for the most recently completed fiscal year, to Company performance. The Company utilizes revenue, as adjusted for foreign exchange, as a performance metric in the Company’s short-term incentive compensation program, as well as for the PRSUs that are awarded to the NEOs.

Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Executive Compensation Matters—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and does not consider compensation actually paid in any fiscal year (as computed in accordance with Item 402(v) of Regulation
S-K)
in determining or evaluating executive compensation.

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Compensation Actually Paid and Cumulative TSR
The following graph shows the relationship between the amount of compensation actually paid to Dr. Leighton and the average amount of compensation actually paid to the Company’s other NEOs as a group (in each case, as computed in accordance with Item 402(v) of Regulation
S-K)
and the Company’s cumulative TSR over the five years presented in the Pay Versus Performance table as well as the Company’s peer group TSR over the five years presented in the Pay Versus Performance table.

Compensation Actually Paid vs. Akamai TSR and Peer Group TSR

$350
$300
$250
$200
$150
$100
$50
$0
Value of Fixed $100 Investment
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid (000s)
2021
2022
2023
2024
Fiscal Year
Akamai PEO
Avg. Other Akamai NEOs
Akamai Total Shareholder Return
S&P 500 Information Technology Sector Total Shareholder Return

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Compensation Actually Paid and Net Income
The following graph shows the relationship between the amount of compensation actually paid to Dr. Leighton and the average amount of compensation actually paid to the Company’s other NEOs as a group (in each case, as computed in accordance with Item 402(v) of Regulation
S-K)
and the Company’s net income over the five years presented in the Pay Versus Performance table. The Company does not use net income as a performance measure in its executive compensation program.

Compensation Actually Paid vs. Akamai Net Income
$800
$600
$400
$200
$0
Akamai Net Income ($ millions)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid (000s)
2021
2022
2023
2024
Fiscal Year
Akamai PEO
Avg. Other Akamai NEOs
Akamai Net Income

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Compensation Actually Paid and Revenue (adjusted for foreign exchange)
The following graph shows the relationship between the amount of compensation actually paid to Dr. Leighton and the average amount of compensation actually paid to the Company’s other NEOs as a group (in each case, as computed in accordance with Item 402(v) of Regulation
S-K)
and the Company’s revenue (adjusted for foreign exchange) over the five years presented in the Pay Versus Performance table.

Compensation Actually Paid vs. Akamai Revenue
(adjusted for foreign exchange)
Revenue (adjusted for foreign exchange) ($ millions)
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid (000s)
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
2021
2022
2023
2024
Fiscal Year
Akamai PEO
Avg. Other Akamai NEOs
Akamai Revenue

Financial Performance Measures
The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase long-term value of the Company for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Revenue (adjusted for foreign exchange);

•	Non-GAAP earnings per share; and

•	Non-GAAP operating income.

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CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer).

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The Commission’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For 2023, because we had an even number of employees, excluding our CEO, we had two median employees and we averaged their compensation for purposes of the 2023 pay ratio disclosure. One of those two employees has since left Akamai and, for 2024, we calculated the CEO pay ratio using the remaining median employee that we used to calculate the pay ratio for 2023, as we believe there has been no change in our employee population or compensation arrangements in 2024 that would result in a significant change to our pay ratio disclosure.

To identify our median employee in 2023, we used a compensation measure that incorporated target total cash compensation and equity granted during the 12-month period preceding the determination date. International employees’ pay was converted to U.S. dollars using the exchange rates on the determination date. We did not apply any cost-of-living adjustments as part of the calculation. As of December 27, 2023, the measurement date used for identifying our median employee in 2023, we employed 10,300 full-time and part-time workers. We did not employ any temporary workers as of such date. As permitted by applicable SEC rules, we excluded 57 interns located in India and six interns located in Brazil, representing less than 5% of our total workforce as of the measurement date.

The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $15,064,923, as reported in the Summary Compensation Table of this Proxy Statement. The 2024 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $129,006. Based on the foregoing, our estimate of the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for fiscal year 2024 is approximately 117 to 1.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table reflects the number of shares of our common stock that, as of December 31, 2024, were outstanding and available for issuance under compensation plans that have previously been approved by our stockholders as well as compensation plans that have not previously been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(2)

Equity Compensation Plans Approved by Security Holders (3)	7,790,906	—	9,222,555

Equity Compensation Plans not Approved by Security Holders (4)	10,537	—	—

Total	7,801,443	—	9,222,555

(1)

RSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account.

(2)

Includes 1,575,796 shares reserved for future issuance under the Akamai Technologies, Inc. Amended and Restated 1999 Employee Stock Purchase Plan, as amended (the “1999 Employee Stock Purchase Plan”). At our 2002 Annual Meeting of Stockholders, our stockholders approved an evergreen provision for the 1999 Employee Stock Purchase Plan pursuant to which the number of shares available for issuance automatically increases to up to 1,500,000 shares each June 1 and December 1, subject to an aggregate cap of 20,000,000 shares.

(3)

Consists of stock options and other equity rights, such as DSUs and RSUs, issuable under the 1999 Employee Stock Purchase Plan, the Akamai Technologies, Inc. 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”) and the Second Amended and Restated 2013 Stock Incentive Plan, as amended. No additional shares are available for issuance under the 2009 Stock Incentive Plan.

(4)

In connection with our acquisition of Linode, we assumed RSUs issued by Linode on an as-converted basis, including 10,537 RSUs that were outstanding at December 31, 2024. We also assumed the Linode Limited Liability Company 2022 RSU Plan (the “Linode Plan”). No future equity awards may be issued under the Linode Plan. A copy of the Linode Plan was included as an exhibit to our Registration Statement on Form S-8 filed with the Commission on March 21, 2022.

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Part Three – Company Proposals

Proposal 1

Election of Directors

At the Annual Meeting, stockholders will vote to elect the nine nominees named in this Proxy Statement to the Board. Each of the nominees elected at the Annual Meeting will hold office until the 2026 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Based on the recommendation of the ESG Committee, the Board has nominated Sharon Bowen, Marianne Brown, Monte Ford, Dan Hesse, Tom Killalea, Tom Leighton, Jonathan Miller, Madhu Ranganathan and Ben Verwaayen to serve as directors. The persons named in the enclosed proxy will vote to elect Mses. Bowen, Brown and Ranganathan and Messrs. Ford, Hesse, Killalea, Leighton, Miller and Verwaayen unless a stockholder indicates that the shares should be voted against one or more of such nominees.

In the event that any director nominee becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. It is not expected that any of the nominees will be unavailable or will decline to serve.

Board of Directors Recommendation

The Board of Directors believes that the election of Sharon Bowen, Marianne Brown, Monte Ford, Dan Hesse, Tom Killalea, Tom Leighton, Jonathan Miller, Madhu Ranganathan and Ben Verwaayen as directors is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR each of these nominees.

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Proposal 2

Approval of Third Amendment to the Second Amended and Restated 2013 Stock Incentive Plan

Overview

In the opinion of Akamai’s Board, the future success of Akamai depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with relevant experience and capability. On March 6, 2025, following the TL&C Committee’s approval and recommendation, the Board adopted, subject to stockholder approval, a third amendment to the Second Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 8,000,000 shares.

If stockholders approve this amendment, the number of shares available for future awards under the 2013 Plan, as amended, as of the date of the annual meeting would be the sum of (1) 8,000,000, (2) the number of shares available for future awards under the 2013 Plan as of such date (as of February 12, 2025, 7,607,897 shares were available for future awards under the 2013 Plan) and (3) any shares subject to outstanding awards under the 2013 Plan or the 2009 Stock Incentive Plan (“the Prior Plan”) that are terminated, canceled, surrendered or forfeited (as of February 12, 2025, 7,638,568 shares were subject to outstanding awards under the 2013 Plan and the Prior Plan).

The 2013 Plan, as amended, is intended to be a broad-based plan that allows for the issuance of equity awards deep into our organization. To foster a stronger sense of ownership and align the interests of employees with shareholders, RSUs are held by the vast majority of our employees under the 2013 Plan. Annual bonuses for all executives and a majority of our non-executive employees are paid in shares of common stock rather than cash. This has been our practice for the past five years for our executives, and for the past two years for our non-executive employees. In addition, new employees are generally eligible for new-hire equity awards.

In determining the size of the requested share increase, our Board and TL&C Committee worked with management and our independent compensation consultant to evaluate a number of factors, including our corporate strategy and compensation needs, our compensation philosophy of broad-based eligibility for equity incentive awards, our recent and projected share usage and the total potential dilution of the proposed share increase. Based on our historical grant practices and planned headcount, we expect that the total number of shares available under the 2013 Plan, if the proposed amendment is approved, will allow us to meet our equity compensation needs through our 2026 Annual Meeting of Stockholders.

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Our Equity Award Practices are Designed to Balance Our Goals with Stockholder Interests

We are committed to maintaining an equity incentive program that accomplishes our incentive and retention goals while being sensitive to our stockholders’ concerns about the prudent use of equity.

No liberal share counting

The 2013 Plan, as amended, prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding requirements with respect to an award, shares that were subject to stock-settled stock appreciation rights (“SARs”) and were not issued upon the net settlement or net exercise of such SARs, and shares repurchased on the open market using proceeds from the exercise of an award.

Repurchase of shares to offset dilution	In each of 2022, 2023 and 2024, we repurchased more shares than granted, fully offsetting the dilution associated with our equity incentive program.

Per participant limit	The 2013 Plan, as amended, provides that no more than 1,000,000 shares may be granted to any one participant pursuant to awards under the plan per calendar year.

No repricing of stock options or SARs without stockholder approval	The 2013 Plan, as amended, prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

No “reload provisions” or dividend equivalents on options or SARs

No options or SARs granted under the 2013 Plan, as amended, may contain a provision entitling the optionee to an automatic grant of additional options or SARs in connection with any exercise of the original option or SAR or provide for the payment or accrual of dividend equivalents.

No discounted stock options or SARs	The 2013 Plan, as amended, requires that option or SAR exercise prices must not be less than 100% of the fair market value of a share of common stock on the date of grant.

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Dividends and dividend equivalents on restricted stock and restricted stock units not paid until award vests

Any dividends or dividend equivalents paid with respect to restricted stock or restricted stock units will be subject to the same restrictions on transfer and forfeitability as the award with respect to which it is paid.

“Double-trigger” change in control vesting

If awards granted under the 2013 Plan, as amended, are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control.

Material amendments require stockholder approval

Stockholder approval is required prior to an amendment to the 2013 Plan, as amended, that would (i) materially increase the number of shares available thereunder, (ii) expand the types of available awards, (iii) materially expand the class of participants eligible to participate or (iv) materially increase the benefits available to participants.

Administered by an independent committee	The 2013 Plan, as amended, is administered by the TL&C Committee, which is made up entirely of independent directors.

Awards subject to forfeiture/clawback	Awards under the 2013 Plan, as amended, are subject to recoupment under certain circumstances. See “Compensation Recovery Policy” discussion in Part Two of this Proxy Statement.

Minimum vesting requirements	Since 2017, all awards have a minimum one-year vesting period requirement subject to certain limited exceptions.

No “evergreen” provision	The 2013 Plan, as amended, does not include an “evergreen” provision; accordingly, we must periodically ask for stockholder approval to increase the number of shares available under the plan.

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Half of executives’ annual RSUs are performance-based.	Annual equity awards to our executive team, including our executive officers, are 50% service-based and 50% performance-based, with shares not earned for a period being forfeited.

Annual bonuses paid out in stock for executives and the vast majority of employees

Annual bonuses for our executive officers and the vast majority of our employees are paid in shares of Akamai common stock rather than cash. The payment of bonuses in shares of Akamai common stock further aligns the interests of our stockholders, executives and employees.

The Board believes that approving an additional 8,000,000 shares for issuance under the 2013 Plan is appropriate and in the best interests of stockholders given Akamai’s current expectations on hiring created by recent business growth, the highly competitive environment in which we recruit and retain employees, our plans for future acquisitions, the dilution rate of Akamai’s peers and Akamai’s historical rate of issuing equity awards and the settlement of 2024 annual bonuses in shares for our executives and the vast majority of our employees.

As of February 12, 2025, there were no options covering shares of our common stock outstanding under the 2013 Plan or our other equity compensation plans. As of February 12, 2025, unvested full-value awards (including RSUs and DSUs) issued under the 2013 Plan and our other compensation plans covering 7,638,568 shares of our common stock were outstanding. Finally, as of February 12, 2025, 7,607,897 shares were available for future grant under the 2013 Plan, 150,115,540 shares of our common stock were outstanding and 32,006,000 shares of common stock were subject to outstanding warrants and convertible securities.

In developing our share request for an increase in the number of shares available for issuance under the 2013 Plan, as amended, and analyzing the impact of utilizing equity on our stockholders, our management and the TL&C Committee considered both our “burn rate” and “overhang,” which they consider important metrics of how our equity compensation program impacts our stockholders.

Our practice has generally been to grant equity awards that have a target value equal to a dollar amount that our TL&C Committee determines is competitive with the target value of long-term incentive awards granted by our peers, taking into account our overall pay mix relative to our peers and the appropriate balance of annual cash incentives and equity awards. Our equity awards are therefore a critical piece of our compensation program, which allows us to attract, retain and incentivize the talented and qualified employees necessary for our continued growth and success. In addition, in order to further align the

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interests of our stockholders and our employees and consistent with 2021, 2022 and 2023 annual bonuses, the TL&C Committee determined to pay 2024 annual bonuses in shares of common stock rather than in cash for our executives and the vast majority of our employees, resulting in a significant number of shares being issued under the 2013 Plan.

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Our burn rate is low for a technology company but is inflated compared to our peers because of our strong history of buying back shares, which lowers our shares outstanding and consequently increases the burn rate. However, our share repurchases help us to return capital to shareholders and historically have been accretive to earnings per share and return on equity. Set forth below is a table that reflects our burn rate for 2022, 2023 and 2024, as well as the average over those years.

Fiscal Year	Options Granted (1)	Full Value Shares Granted (2)	Less Forfeitures	Total Granted (Net of Forfeitures)	Weighted Avg # of Common Shares Outstanding	Net Burn Rate (3)

2024	—	5,444,000	558,000	4,886,000	151,392,000	3.2%

2023	—	6,250,000	920,000	5,330,000	152,510,000	3.5%

2022	—	3,590,000	578,000	3,012,000	159,089,000	1.9%

Three Year Average						2.9%

(1)	Excludes options assumed by Akamai in connection with acquisitions of other companies and equity awards previously issued by such acquired companies.
(2)	For performance-based awards, amount reflects target number of shares issuable pursuant to such awards.
(3)	“Net Burn Rate” is defined as the number of equity awards granted in the year, less the number of equity awards forfeited in the year, divided by weighted average number of shares outstanding.

Overhang provides a measure of the potential dilutive effect of all outstanding equity awards and shares available for future grants. We calculated overhang as (a) the total number of shares subject to outstanding equity awards, plus shares available for future awards, plus the contemplated 8,000,000 new shares divided by (b) the total number of shares of common stock outstanding, plus shares subject to warrants and convertible securities, plus the number of shares in (a). Our overhang as of February 12, 2025 was approximately 7.7%. If the 2013 Plan, as amended, is approved by stockholders, the potential overhang from awards authorized for issuance will increase by approximately 3.6% to approximately 11.3%.

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Mitigating Dilution Through Share Repurchases

For several years, our stated capital allocation strategy has included buying back shares over time to offset dilution from employee equity programs and to be opportunistic in share repurchases. Over the past ten years, we have decreased our shares outstanding by approximately 16%. In addition, in the past three years, our share repurchasing has eclipsed our annual equity awards by over 4.5M shares, fully offsetting any dilutive effects on stockholders:

	2022	2023	2024	Three Year Total

Equity Awards Granted	3,590,000	6,250,000	5,444,000	15,284,000

Shares Repurchased	6,402,650	7,801,778	5,622,892	19,827,320

Net Dilutive Effect of Equity Program	-2,812,650	-1,551,778	-178,892	-4,543,320

Summary of the 2013 Plan, as Amended

The following summary of the 2013 Plan, as amended, is qualified in its entirety by reference to the proposed Third Amendment to the 2013 Plan, a copy of which is attached as Appendix A to this Proxy Statement, the Second Amendment to the 2013 Plan, which is attached to the Company’s definitive Proxy Statement for the 2024 Annual Meeting of stockholders, filed with the Securities and Exchange Commission on March 28, 2024, and the Amendment to the 2013 Plan, which is attached to the Company’s definitive Proxy Statement for the 2023 Annual Meeting of stockholders, filed with the Securities and Exchange Commission on March 29, 2023 and the 2013 Plan, which is attached to the Company’s definitive Proxy Statement for the 2022 Annual Meeting of stockholders, filed with the Securities and Exchange Commission on March 30, 2022. References to the Board in this summary shall include the TL&C Committee of the Board or any similar committee appointed by the Board to administer the 2013 Plan, as amended.

Types of Awards; Shares Available for Issuance

The 2013 Plan, as amended, allows for the issuance of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, SARs, restricted stock awards, RSUs, DSUs, other stock-based awards and performance awards or other awards in the form of cash awards; we refer to these securities as Awards. If stockholders approve this amendment, the number of shares available for future Awards under the 2013 Plan, as amended, as of the date of the Annual Meeting would be the sum of (1) 8,000,000 shares, (2) the number of shares available for future Awards under the 2013 Plan as of such date (as of February 12, 2025, 7,607,897 shares were available for future Awards under the 2013 Plan) and (3) any shares subject to outstanding awards under the 2013 Plan or the Prior Plan that are terminated, canceled, surrendered or forfeited (as of February 12, 2025, 7,638,568 shares were subject to outstanding awards under the 2013 Plan and the Prior Plan). Shares of common stock delivered to Akamai by a participant to purchase common

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stock upon exercise of an Award or to satisfy tax withholding obligations related to an Award (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares of common stock available for the future grant of Awards under the 2013 Plan, as amended. In addition, common stock repurchased by Akamai on the open market using proceeds from the exercise of an Award shall not increase the number of shares of common stock available for future grant of Awards under the 2013 Plan, as amended.

Certain sub-limitations apply to Awards under the 2013 Plan, as amended. The maximum number of shares with respect to which Awards may be granted to any participant under the 2013 Plan, as amended, may not exceed 1,000,000 shares per calendar year. Up to 5,000,000 shares are available under the 2013 Plan, as amended, for Awards in the form of incentive stock options.

Under the 2013 Plan, as amended, the maximum amount of cash and equity compensation (calculated in the case of equity awards based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director may not exceed $1,000,000; provided, however, that the Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

All shares of common stock covered by SARs shall be counted against the number of shares available for grant under the 2013 Plan, as amended, and the sub-limitations described above. However, SARs that may be settled only in cash shall not be so counted, and if a SAR is granted in tandem with an option and the grant provides that only one such Award may be exercised, only the shares covered by the option shall be counted and the expiration of one in connection with the other’s exercise will not restore shares to the 2013 Plan, as amended. In the case of the exercise of a SAR, the number of shares counted against the shares available under the 2013 Plan, as amended, and against the sub-limitations described above will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise. The shares covered by a SAR granted in tandem with a stock option (as described below) will not again become available for grant upon the expiration or termination of such SAR.

Substitute Awards granted under the 2013 Plan, as amended, in connection with a merger or consolidation of an entity with Akamai or the acquisition by Akamai of property or stock of an entity shall not count against the overall share limits and sub-limitations described above, except as required by reason of Section 422 and related provisions of the Code.

Shares issued under the 2013 Plan, as amended, may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market.

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Descriptions of Awards

Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the common stock on the effective date of grant. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of stock of Akamai or any of our subsidiaries. Under the terms of the 2013 Plan, as amended, stock options may not be granted for a term in excess of seven years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of stock of Akamai or any of our subsidiaries). The 2013 Plan, as amended, permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or check or, except as may otherwise be provided in the applicable option agreement or approved by the Board, in connection with a “cashless exercise” through a broker, (ii) to the extent provided in the applicable option agreement or approved by the Board, and subject to certain conditions, by surrender to us of shares of common stock owned by the participant valued at their fair market value, (iii) to the extent provided in an applicable non-statutory stock option agreement or approved by the Board, and subject to certain conditions, by delivery of a notice of “net exercise” as a result of which Akamai will retain shares of common stock otherwise issuable pursuant to the stock option, (iv) to the extent provided in the applicable option agreement or approved by the Board, by any other lawful means, or (v) any combination of the foregoing. No option granted under the 2013 Plan, as amended, may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2013 Plan, as amended, may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive a number of shares of common stock or cash (or a combination thereof) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the grant price. SARs may be granted independently or in tandem with stock options granted under the 2013 Plan, as amended. When a SAR is granted in tandem with a stock option, the SAR will be exercisable only at such time or times, and to the extent that the related stock option is exercisable (except to the extent designated by the Board in connection with a change in control event), will be exercisable in accordance with the procedure required for exercise of the related option, will terminate and no longer be exercisable upon the termination or exercise of the related option (except to the extent designated by the Board in connection with a change in control event and except that a SAR granted with respect to less than the full number of shares covered by an option will not be reduced until the number of shares as to which the related option has been exercised or has terminated exceeds the number of shares not covered by the SAR), the option will terminate and no longer be exercisable upon exercise of the related

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SAR and the SAR will be transferable only with the related stock option. The 2013 Plan, as amended, provides that the grant price or exercise price of a SAR may not be less than 100% of the fair market value per share of our common stock on the effective date of grant and that SARs granted under the 2013 Plan, as amended, may not have a term in excess of seven years. No SARs granted under the 2013 Plan, as amended, may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2013 Plan, as amended, may provide for the payment or accrual of dividend equivalents.

No Repricings of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or permitted under the terms of the 2013 Plan, as amended, in connection with certain changes in capitalization and change in control events, we may not (i) amend any outstanding option or SAR granted under the 2013 Plan, as amended, to provide an exercise price or grant price per share that is lower than the then-current exercise price or grant price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2013 Plan, as amended) and grant in substitution therefor new Awards under the 2013 Plan, as amended (other than certain Awards granted in connection with our merger or consolidation with, or acquisition of, another entity), covering the same or a different number of shares of common stock and having an exercise price or grant price per share lower than the then-current exercise price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or grant price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2013 Plan, as amended, that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market.

Restricted Stock Awards. We may issue Awards of shares of our common stock subject to the right of Akamai to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. We refer to these Awards as Restricted Stock. Any dividend declared and paid by Akamai with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

RSUs; DSUs. We may also grant Awards entitling the recipient to receive shares of our common stock (or cash equal to the fair market value of such shares) to be delivered at a future date on or after such Award vests. We refer to these Awards as RSUs. A participant has no voting rights with respect to any RSUs. To the extent provided by the Board in its sole discretion, a grant of RSUs may provide the participant with a right to receive dividend equivalents, which may be settled in cash and/or shares of our common stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying RSUs. The Board may provide for deferral of settlement of a RSU (on a mandatory basis or at the election of the participant); we refer to RSUs with a mandatory or elected deferral as DSUs.

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Other Stock-Based Awards; Cash-Based Awards. Under the 2013 Plan, as amended, the Board may grant other Awards that are based upon our common stock or other property having such terms and conditions as the Board may determine including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. We refer to these types of Awards as Other Stock-Based Awards. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2013 Plan, as amended, or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of our common stock or cash, as the Board determines. The Board may also grant Performance Awards (as defined below) or other Awards denominated in cash rather than shares of common stock. We refer to these types of Awards as Cash-Based Awards.

Performance Awards. Awards granted under the 2013 Plan, as amended, may be made subject to achievement of performance goals as determined by the Board.

Transferability of Awards. Except as the Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Akamai and our present or future parent or subsidiary corporations and any other business venture in which Akamai has a controlling interest (as determined by the Board) are eligible to be granted Awards under the 2013 Plan, as amended. Under current law, however, incentive stock options may only be granted to employees of Akamai and its present or future parent or subsidiaries. As of December 31, 2024, we had approximately 10,739 employees, nine executive officers, nine non-employee directors and 702 contractors or advisors eligible to receive awards. The granting of Awards under the 2013 Plan, as amended, is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On February 12, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Stock Market was $101.06.

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Awards Granted Under the 2013 Stock Incentive Plan

Since the initial approval of the 2013 Plan in 2013 through February 12, 2025, the following number of equity awards have been granted to the individuals and groups described in the table. No other equity awards have been granted to any other individuals or groups under the 2013 Plan as of such date.

Name of Beneficial Owner	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying RSUs and Restricted Stock Awards Granted*	Number of Shares of Common Stock Underlying DSUs Granted

Named Executive Officers:

Dr. Leighton	—	1,653,652	—

Mr. McGowan	—	339,259	—

Mr. Joseph	—	199,563	—

Mr. Karon	—	450,636	—

Mr. Sundaram	10,000	240,615	—

All current executive officers as a group	10,000	3,878,334	—

All current directors who are not executive officers, as a group	49,783	31,279	189,276

Nominees for election as a director (other than Dr. Leighton):

Sharon Bowen	—	3,491	11,002

Marianne Brown	—	3,976	14,225

Monte Ford	24,721	—	36,586

Dan Hesse	—	7,689	27,156

Tom Killalea	—	5,599	19,135

Jonathan Miller	—	5,498	28,308

Madhu Ranganathan	—	5,026	14,784

Ben Verwaayen	25,062	—	38,080

All employees, including all current officers who are not executive officers, as a group	50,000	36,629,358	—

*	For PRSUs, reflects actual number of shares issuable in respect of vested PRSUs, if determinable; otherwise, reflects target number of shares issuable under the PRSUs.

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Administration

The Board administers the 2013 Plan, as amended, and is authorized to adopt, alter and repeal the administrative rules, guidelines and practices relating to the 2013 Plan, as amended, and to interpret the provisions of the 2013 Plan, as amended, and any Award documentation and remedy any ambiguities, omissions or inconsistencies therein. Pursuant to the terms of the 2013 Plan, as amended, the Board may delegate authority under the 2013 Plan, as amended, to one or more committees or subcommittees of the Board. The Board has authorized the TL&C Committee to administer certain aspects of the 2013 Plan, as amended, including the granting of awards to directors and executive officers. The TL&C Committee, with the input of management, selects the recipients of Awards and determines, in addition to other items, and subject to the terms of the 2013 Plan, as amended:

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the number of shares of common stock, cash or other consideration covered by Awards and the terms and conditions of such Awards, including the dates upon which such Awards become exercisable or otherwise vest;

🌑	the exercise price of Awards;

🌑	the effect on Awards of a change in control of Akamai; and

🌑	the duration of Awards.

Subject to any requirements of applicable law, the Board may delegate to one or more of our officers the power to grant Awards (subject to any limitations under the 2013 Plan, as amended) to employees or non-executive officers of Akamai or any of our present or future subsidiary corporations and to exercise such other powers under the 2013 Plan, as amended, as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant and the time period in which such Awards may be granted. No officer shall be authorized to grant Awards to any of our executive officers. The Board has delegated to our Chief Executive Officer the authority under the 2013 Plan, as amended, to grant RSUs to non-executive employees of Akamai subject to certain specified limitations and oversight by the TL&C Committee. Awards to non-employee directors will only be granted and administered by a committee, all the members of which are independent as defined by Section 5605(a)(2) of the Nasdaq Rules.

The Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

The Board is required to make appropriate adjustments in connection with the 2013 Plan, as amended, and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

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All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the 2013 Plan, as amended, or in any Award. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination relating to or under the 2013 Plan, as amended, made in good faith. Akamai will indemnify and hold harmless each director, officer, other employee or agent to whom any duty or power relating to the administration or interpretation of the 2013 Plan, as amended, has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the 2013 Plan, as amended, unless arising out of such person’s own fraud or bad faith.

Minimum Vesting. Subject to the discretionary authority of the Board to accelerate the vesting of an Award as described above, no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the holder, except for Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares under the 2013 Plan, as amended.

Amendment of Awards. Except as otherwise provided under the 2013 Plan, as amended, with respect to repricing outstanding stock options or SARs, the Board may amend, modify or terminate any outstanding Award, provided that the participant’s consent to such action will be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the participant or the change is otherwise permitted under the terms of the 2013 Plan, as amended.

Change in Control Events. In the case of and subject to the consummation of a Change in Control Event (as defined in the 2013 Plan, as amended), except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and the Company, all Awards with conditions and restrictions relating to the attainment of performance goals (“Performance Awards”) shall be deemed earned immediately prior to the Change in Control Event based upon achievement of (i) actual performance of the applicable metrics for any Performance Awards for which the applicable performance period has been fully completed as of the date of the Change in Control Event and (ii) target level performance of the applicable performance metrics for any Performance Awards for which the performance period has not been completed or has been partially completed as of the date of the Change in Control Event. Any Performance Awards that are deemed earned in connection with a Change in Control Event are referred to as Earned Performance Awards.

In the case of a Change in Control Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity or the substitution of such Awards with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control Event do not provide for the assumption, continuation or substitution of Awards, upon the

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effective time of the Change in Control Event, the 2013 Plan, as amended, and all outstanding Awards granted thereunder shall terminate. In such case, except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and the Company, all Awards with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Change in Control Event and all Earned Performance Awards shall become fully vested and exercisable as of immediately prior to the effective time of the Change in Control Event. In the event of a termination of outstanding Awards granted under the 2013 Plan, as amended, upon a Change in Control Event, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the participant holding options and SARs, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the price paid for each share of common stock in the Change in Control Event (the “Sale Price”) multiplied by the number of shares of common stock subject to outstanding options and SARs (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding options and SARs (provided that, in the case of an option or SAR with an exercise price equal to or greater than the Sale Price, such option or SAR shall be cancelled for no consideration); or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the Change in Control Event as determined by the Board, to exercise all outstanding options and SARs (to the extent then exercisable) held by such participant. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to participants holding Awards other than options and SARs in an amount equal to the Sale Price multiplied by the number of vested shares of common stock underlying such Awards.

To the extent the parties to a Change in Control Event provide for the assumption, continuation or substitution of Awards, except to the extent specifically provided to the contrary in the instrument evidencing the Award or any other agreement between the participant and the Company, each such assumed, continued or substituted Award (including, for the avoidance of doubt, any Earned Performance Award) shall become immediately vested, exercisable or free from forfeiture, as applicable, upon the termination of the participant’s employment if the participant’s employment with the Company or a successor corporation is terminated for Good Reason (as defined in the 2013 Plan, as amended) by the participant or is terminated without Cause (as defined in the 2013 Plan, as amended) by the Company or the successor corporation, in either case on or prior to the first anniversary of the date of the consummation of a Change in Control Event.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2013 Plan, as amended, to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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Amendment or Termination

The Board may amend, suspend or terminate the 2013 Plan, as amended, or any portion thereof at any time provided that (i) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until such amendment shall have been approved by Akamai’s stockholders; and (ii) if the Nasdaq Stock Market amends the Nasdaq Rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq Rules, no amendment to the 2013 Plan, as amended, (A) materially increasing the number of shares authorized under the 2013 Plan, as amended (other than as provided for in the 2013 Plan, as amended, in connection with changes in capitalization), (B) expanding the types of Awards that may be granted under the 2013 Plan, as amended, (C) materially expanding the class of participants eligible to participate in the 2013 Plan, as amended, or (D) materially increasing benefits generally available to participants shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of Akamai’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2013 Plan, as amended, adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2013 Plan, as amended, at the time the amendment is adopted, provided that the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2013 Plan, as amended.

Effective Date and Term of 2013 Plan, as Amended

The 2013 Stock Incentive Plan first became effective on May 13, 2013, the date the plan was approved by Akamai’s stockholders. The 2013 Plan became effective on May 12, 2022, the date the plan was approved by Akamai’s stockholders, the first and second amendments to the 2013 Plan became effective on May 11, 2023 and May 10, 2024, respectively, the dates such amendments were approved by Akamai’s stockholders, and the proposed third amendment to the 2013 Plan will become effective upon approval by Akamai’s stockholders. No Awards shall be granted under the 2013 Plan, as amended, after May 12, 2032 and no Awards of incentive stock options may be granted after the date that is ten years after the 2013 Plan was approved by the Board, but Awards previously granted may extend beyond that date.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally arise with respect to Awards granted under the 2013 Plan, as amended. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws or assumptions could alter the tax consequences described below.

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Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Akamai or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant may have income upon the sale of the stock acquired under an incentive stock option, which we refer to as ISO stock, at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the ISO stock. If a participant sells the ISO stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the ISO stock prior to satisfying these waiting periods, then the sale will be a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the ISO stock for more than one year from the date of exercise and otherwise will be short-term. If a participant sells the ISO stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the ISO stock for more than one year from the date of exercise and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the fair market value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, which we refer to as NSO stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the NSO stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the NSO stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a SAR but generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the fair market value of the Restricted Stock on the date of grant less the

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purchase price, if any. When the shares of Restricted Stock are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the fair market value of the stock on the date of grant. If the participant does not make a Section 83(b) election, then when the shares of Restricted Stock vest the participant will have compensation income equal to the fair market value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units and Deferred Stock Units. A participant will not have income upon the grant of a RSU or DSU. A participant is not permitted to make a Section 83(b) election with respect to a RSU or DSU. When the RSU or DSU is settled in shares of common stock, the participant will have income on the settlement date in an amount equal to the fair market value of the stock on the settlement date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the settlement date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any Other Stock-Based Award granted under the 2013 Plan, as amended, will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Akamai. There will be no tax consequences to us except that we may be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board of Directors Recommendation

The Board of Directors believes that approval of the Third Amendment to the Second Amended and Restated 2013 Stock Incentive Plan is in the best interests of Akamai and its stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

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Proposal 3

Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Commission rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. We have typically provided and expect to continue to hold annual advisory votes on executive compensation.

Akamai has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of our executive officers, including our NEOs. The goal of our executive compensation program is to attract, retain and reward talented and hard-working individuals in a highly competitive business environment. Our annual and long-term incentive compensation strategy is performance-oriented and is designed to link our strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of our executive officers, including our NEOs. Please refer to the CD&A section of this Proxy Statement for an overview of the compensation of our NEOs.

We are asking for stockholder approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Commission rules, which disclosures include the disclosures under “Executive Compensation Matters—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement. This vote is advisory and therefore not binding on Akamai, the TL&C Committee or the Board. The Board and the TL&C Committee value the opinions of Akamai stockholders and will consider those stockholders’ concerns when making future compensation decisions for our NEOs, and the TL&C Committee will evaluate whether any actions are necessary to address those concerns.

Board of Directors Recommendation

The Board of Directors recommends that the stockholders vote FOR the approval of our 2024 executive compensation, as disclosed in this Proxy Statement.

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Proposals 4 A-C

Approval of Amendments to our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements

At our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), our stockholders voted in favor of a non-binding shareholder proposal regarding the elimination of any supermajority vote requirements contained in our Amended and Restated Certificate of Incorporation and Bylaws. Our Amended and Restated Certificate of Incorporation includes a limited number of stockholder-approved supermajority vote requirements. Such provisions in Akamai’s Amended and Restated Certificate of Incorporation include the following:

🌑	The vote required to amend Article Tenth which governs certain provisions related to the Board and stockholder nominations or other business.

🌑	The vote required to amend Article Eleventh which prohibits stockholder action by written consent in lieu of a meeting.

🌑	The vote required to amend Article Twelfth which governs who can call special meetings of stockholders.

The supermajority vote requirements contained in Articles Tenth, Eleventh and Twelfth of our Amended and Restated Certificate of Incorporation are intended to protect Akamai’s stockholders, particularly long-term stockholder interests, against the potentially self-interested actions of short-term investors by requiring the support of a broad consensus of Akamai’s stockholders. The Board recognizes that many stockholders and commentators now view these provisions as limiting a board’s accountability to stockholders.

In response to the vote by stockholders at the 2024 Annual Meeting and recognition that there are different views on this issue, the Board has approved Proposal 4A, Proposal 4B and Proposal 4C to amend our Amended and Restated Certificate of Incorporation to eliminate the existing supermajority vote requirements and has recommended approval by stockholders of amendments to our Amended and Restated Certificate of Incorporation that would replace the existing supermajority vote provisions contained in our current Amended and Restated Certificate of Incorporation with a majority voting standard.

The Board is submitting the proposed changes as three amendments for approval at the Annual Meeting, as described below. Stockholders will vote on each proposal separately, and the approval of each amendment is not conditioned on the approval of the other amendments. Should stockholder approval not be obtained for one of Proposal 4A, Proposal 4B or Proposal 4C, the proposed amendments described in such proposal will not be implemented. If any of Proposal 4A, Proposal 4B or Proposal 4C is approved by our stockholders, then we intend to make the appropriate filing to implement the applicable

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amendments in the approved proposal with the Secretary of State of the State of Delaware promptly following the Annual Meeting and such amendments will become effective upon filing. However, the Board may abandon any amendment or all of the amendments without further action by the stockholders at any time prior to the effectiveness of the filing of any amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.

The proposed amendments to the various provisions in our Amended and Restated Certificate of Incorporation under each of the separate proposals (Proposal 4A, Proposal 4B or Proposal 4C) are set forth in their entirety in Appendix B to this proxy statement and the general description of the proposed amendments to our Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the proposed changes set forth in Appendix B. The text of the amendments to our Amended and Restated Certificate of Incorporation are indicated by underlining and deletions are indicated by strike-outs.

Board of Directors Recommendation

The Board of Directors recommends that stockholders vote FOR the amendments to the Amended and Restated Certificate of Incorporation described in each of Proposals 4A, 4B and 4C.

Proposal 4A: Reducing the Supermajority Voting Requirements for Amendments to the Provisions in Article Tenth

Currently, Article Tenth, Section 10 of our Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least seventy-five percent of the shares of capital stock of the Company issued and outstanding and entitled to vote is required to amend or repeal, or to adopt any provision inconsistent with, Article Tenth. Article Tenth contains provisions relating to the number of directors, election of directors, director terms of office, quorum and action at a Board meeting, director removal, director vacancies and advance notice of stockholder nominations for the election of directors or other business. Article Tenth also contains provisions that are no longer operative following the declassification of our Board which was completed prior to the annual meeting held in 2021.

Proposal 4A requests that stockholders approve amendments to (i) change the voting standard in Article Tenth that is required to amend Article Tenth of our Amended and Restated Certificate of Incorporation to the affirmative vote of a majority of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote and (ii) remove provisions in Article Tenth that are no longer operative following the declassification of our Board. The proposed amendments to Article Tenth to revise the voting standard as well as the miscellaneous changes included throughout Article Tenth to remove provisions that are no longer operative are set forth in their entirety in Appendix B to this proxy statement.

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The affirmative vote of seventy-five percent of the shares of capital stock of the Company issued and outstanding and entitled to vote is required to amend Article Tenth of the Company’s Amended and Restated Certificate of Incorporation.

Proposal 4B: Reducing the Supermajority Voting Requirements for Amendments to Article Eleventh

Currently, Article Eleventh of our Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least seventy-five percent of the shares of capital stock of the Company issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Article Eleventh. Article Eleventh states that the stockholders of the Company may not take any action by written consent in lieu of a meeting. Proposal 4B requests that stockholders approve amendments to change the voting standard to amend Article Eleventh of our Amended and Restated Certificate of Incorporation to the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote. The proposed changes to Article Eleventh are set forth in their entirety in Appendix B to this proxy statement.

The affirmative vote of the holders of at least seventy-five percent of the shares of capital stock of the Company issued and outstanding and entitled to vote is required to amend Article Eleventh of our Amended and Restated Certificate of Incorporation.

Proposal 4C: Reducing the Supermajority Voting Requirements for Amendments to the Provisions in Article Twelfth

Currently, Article Twelfth of our Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least seventy-five percent of the shares of capital stock of the Company issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Article Twelfth. Article Twelfth states that special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the President or the Board of Directors. Proposal 4C requests that stockholders approve amendments to change the voting standard required to amend Article Twelfth of our Amended and Restated Certificate of Incorporation to the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote. The proposed changes to Article Twelfth are set forth in their entirety in Appendix B to this proxy statement.

The affirmative vote of the holders of at least seventy-five percent of the shares of capital stock of the Company issued and outstanding and entitled to vote is required to amend Article Twelfth of our Amended and Restated Certificate of Incorporation.

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Proposal 5

Approval of the Adjournment Proposal

Overview

This Adjournment Proposal, if approved, will allow us to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies to establish a quorum or if there are insufficient votes to adopt any proposal (other than Proposal 8). Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any other proposal (other than Proposal 8) have been received, we could adjourn the Annual Meeting and seek to convince stockholders to change their votes to vote in favor of the approval of any other proposal (other than Proposal 8).

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by stockholders, our Board may not be able to adjourn the Annual Meeting to a later date in the event that there are insufficient votes to establish a quorum or adopt any proposal.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, that the adjournment of the annual meeting to a later date or dates to be determined by the chairman of the annual meeting, if necessary, to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects.”

Board of Directors Recommendation

The Board of Directors believes that the Adjournment Proposal is in the best interests of Akamai and our stockholders, and, therefore, recommends that the stockholders vote FOR this proposal.

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Proposal 6

Ratification of Selection of Independent Auditors

Upon the recommendation of the Audit Committee, which conducted an annual review of the firm’s performance, the Board has selected PricewaterhouseCoopers LLP, independent auditors, which we sometimes refer to as PwC, to audit our financial statements for the year ending December 31, 2025. PwC has audited our financial statements for each fiscal year since our incorporation. Although stockholder approval of the selection of PwC is not required by law, the Board believes that it is advisable to give stockholders the opportunity to ratify this selection. And, even in the event stockholders do ratify the selection of PwC as our independent auditors, the Audit Committee may change its selection during the year. In the event stockholders do not ratify the selection of PwC as our independent auditors, the Audit Committee will reconsider its selection. Representatives of PwC are expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table summarizes the fees we incurred for professional services provided by PwC for each of the last two fiscal years for audit, audit-related, tax and other services (in thousands):

Fee Category	2024	2023

Audit Fees (1)	$4,669	$4,064

Audit-Related Fees (2)	$21	$1,081

Tax Fees (3)	$612	$939

All Other Fees (4)	$2	$8

Total Fees	$5,304	$6,092

(1)

Audit fees consist of fees for the audit of our annual financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

(3)	Tax fees consist of fees primarily related to tax compliance and consulting.
(4)	All other fees relate to license fees for an accounting research tool.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. These policies and procedures generally provide that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. The Audit Committee may delegate

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pre-approval authority to one or more of its members but not to our management. Any such pre-approval by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Services can be approved in two ways: specific pre-approval or general pre-approval. Specific pre-approval represents the Audit Committee’s consent for the independent auditor to perform a specific project, set of services or transaction for us. General pre-approval represents the Audit Committee’s consent for the independent auditor to perform certain categories of services for us. If a particular service or project falls into a category that has been generally pre-approved by the Audit Committee within the preceding 12 months, further specific pre-approval of that service or project need not be obtained. Any proposed services exceeding cost levels generally pre-approved by the Audit Committee will require further specific pre-approval. From time to time, the Audit Committee may revise the list of services for which general pre-approval is granted. During 2024, 100% of the services provided by PwC were pre-approved by the Audit Committee.

PwC has provided tax services, as described in the Public Company Accounting Oversight Board Rule 3523, “Tax Services for Persons in Financial Reporting Oversight Roles,” to Ben Verwaayen, a director. PwC has provided such services to Mr. Verwaayen since 2008. PwC and Akamai have determined that the provision of such services to Mr. Verwaayen does not impact PwC’s independence because he is not in a financial reporting oversight role solely because he served as a member of the Board and is not otherwise responsible for our financial reporting oversight. Akamai did not pay for these tax services on behalf of Mr. Verwaayen.

Board of Directors Recommendation

The Board of Directors believes that ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2025 is in the best interests of Akamai and our stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

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Proposal 7

Company Proposal Regarding Shareholder Ability to Call for a Special Shareholder Meeting

Overview

Under our Amended and Restated Certificate of Incorporation and our Bylaws, our stockholders do not currently have the right to require us to call a special meeting of stockholders. We are asking stockholders to approve an advisory resolution on amendments to our governing documents to provide stockholders, who own a combined 25% or more of our outstanding common stock and who comply with certain procedures and requirements, with the right to call a special meeting of stockholders (the “Company Special Meeting Proposal”).

Resolution to be Voted Upon

The full text of the resolution is as follows:

“RESOLVED, that stockholders approve the Board of Directors taking steps necessary to amend the appropriate governing documents of the Company to give owners of a combined 25% of the Company’s outstanding common stock, who satisfy certain other procedures and requirements to be determined by the Board in the future, the power to call a special meeting of stockholders.”

Supporting Statement

The Board recognizes that some stockholders believe that the right of stockholders to call a special meeting of stockholders is a helpful governance mechanism. Through this proposal, the Board intends to strike an appropriate balance between enhancing stockholder rights and protecting the long-term interests of the Company and its stockholders.

The Board believes special meetings of stockholders should be extraordinary events, held only if a significant number of stockholders agree that a special meeting is necessary to discuss critical, time-sensitive issues that cannot be delayed until the Company’s next annual meeting. In consideration of this proposal, the Board considered the disruption special meetings of stockholders cause and the substantial costs they entail. The Board, management and our employees must devote significant time and attention to preparing for a special meeting of stockholders, which takes their time and attention away from their primary focus of overseeing and operating our business. In addition, with each special meeting of stockholders, we must incur significant expenses in order to prepare the disclosures required for such meeting, print and distribute materials, solicit proxies, and tabulate votes.

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For these reasons, the Board believes that a small percentage of stockholders should not be able to call a special meeting for their own narrow interests. The Board believes that a 25% common stock ownership threshold, with appropriate procedural requirements and limitations, strikes an appropriate balance between ensuring stockholders have the right to require the Company to call a special meeting of stockholders in the event of a critical, time-sensitive issue, while still adequately protecting the long-term interests of the Company and its stockholders.

Proposal is Advisory

Stockholders should note that this proposal is advisory in nature only and approval of this proposal would not, by itself, implement the right for stockholders owning a combined 25% of the Company’s outstanding common stock to call for a special meeting of stockholders as described in this proposal. To implement the right of stockholders to call a special meeting of stockholders, the Board and stockholders would need to take subsequent action to amend our Amended and Restated Certificate of Incorporation and our Bylaws.

Treatment of the Company Special Meeting Proposal (Proposal 7) and the Shareholder Special Meeting Proposal (Proposal 8)

For the reasons described above, as well as below in Akamai’s Statement in Opposition to Proposal 8, the Board believes this Proposal 7 by the Board more appropriately balances the rights of stockholders with the long-term interests of the Company and its stockholders.

Approval of the Company Special Meeting Proposal in this Proposal 7 is not conditioned on approval or disapproval of the Shareholder Special Meeting Proposal in Proposal 8. Although the Company Special Meeting Proposal and the Shareholder Special Meeting Proposal concern the same subject matter, the terms of each proposal differ. If both this Company Special Meeting Proposal and the Shareholder Special Meeting Proposal are approved, the Board will take the voting results into consideration and will continue to engage with stockholders as part of the Board’s consideration of any future actions.

Board of Directors Recommendation

For the reasons noted above, the Board of Directors recommends that the stockholders vote FOR this advisory proposal regarding the right of stockholders owning a combined 25% of our outstanding common stock to call a special meeting of stockholders.

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Part Four – Shareholder Proposal

Proposal 8

Shareholder Proposal Regarding Shareholder Ability to Call for a Special Shareholder Meeting

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the owner of at least 50 shares of Akamai stock as of November 29, 2024, has submitted and intends to present the following proposal for consideration at the Annual Meeting. We are not responsible for the accuracy or content of the proposal or supporting statement, which are presented as received from the proponent in accordance with SEC rules.

If properly presented at the Annual Meeting by or on behalf of the proponent, the Board recommends that you vote AGAINST this proposal for the reasons set forth in our Statement in Opposition, which directly follows the proposal.

Proposal 8 – Support Shareholder Ability to Call for a Special Shareholder Meeting

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. This includes that all the requirements for shareholders to call a special shareholder meeting be included in the bylaws.

A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the Akamai Technologies Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

To guard against the Akamai Technologies Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies if the need arises.

This proposal topic is now more important than ever because there has been a mad rush of Board exculpation proposals to limit the financial liability of directors when they violate their fiduciary duty. This is a disincentive for improved director performance. A special shareholder meeting can be called to replace a director.

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Companies can claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO.

With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting for important issues and AKAM bylaws need to be updated accordingly.

Please vote yes:

Support Shareholder Ability to Call for a Special Shareholder Meeting – Proposal 8

Akamai’s Statement in Opposition to Proposal 8

The Board believes that this Proposal 8 (the “Shareholder Special Meeting Proposal”) is not in the best interest of Akamai or its stockholders and is unnecessary in light of the Company Special Meeting Proposal (Proposal 7). The Company opposes this Proposal 8 for the reasons discussed below:

The Company recommends stockholders approve the Company Special Meeting Proposal (Proposal 7) which strikes the appropriate balance between enhancing stockholder rights and protecting long-term interests and makes this Proposal 8 unnecessary.

The Board recognizes that some stockholders believe that the right of stockholders to call a special meeting of stockholders is a helpful governance mechanism. The Board has recommended that stockholders approve an advisory resolution on amendments to our governing documents to provide stockholders, who own a combined 25% or more of our outstanding common stock and who comply with certain procedures and requirements, with the right to call a special meeting of stockholders as presented in the Company Special Meeting Proposal (Proposal 7). We believe a 25% ownership threshold strikes the appropriate balance between enhancing stockholder rights and protecting the long-term interests of the Company and its stockholders as opposed to the Shareholder Special Meeting Proposal (this Proposal 8). Setting a low ownership threshold of 10% as proposed in this Shareholder Special Meeting Proposal runs the risk of giving a single stockholder or a group of stockholders a disproportionate amount of influence over the Company which could increase the costs and administrative burden on the Company.

A 10% ownership threshold to call special meetings would lead to a single stockholder or a group of small stockholders having a disproportionate amount of influence over the Company and is not in the interests of the stockholders.

Special meetings are costly, time-consuming and impose other significant burdens on the Company. Our Board believes that allowing owners of 10% of our common stock to call a special meeting of stockholders would be disruptive to our Company’s operations, require significant attention from our Board and management and impose substantial administrative and financial burdens on the Company.

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Providing a special meeting request right at a low threshold of 10%, such as the one proposed in this Proposal 8, risks giving a small number of stockholders a disproportionate amount of influence over our affairs. A higher threshold than the one contemplated by this Proposal 8 also ensures that a more meaningful number of stockholders are seeking to call the special meeting, rather than only one or a few. A failure to receive 25% support to convene a special meeting of stockholders, as proposed in the Company Special Meeting Proposal (Proposal 7), is a strong indicator that the issue is unduly narrow and not deemed critical by our stockholders generally.

Based on these considerations, the Board believes the 25% threshold outlined in the Company Special Meeting Proposal (Proposal 7) strikes a more appropriate balance than the 10% threshold in this Proposal 8. Requiring a 25% threshold ensures that stockholders have the right to request a special meeting to act on extraordinary and urgent matters while minimizing the risk that one or a small minority of stockholders will pursue special interests that are not aligned with, or in the best interests of, the Company or its other stockholders. In addition, the 25% threshold in the Company Special Meeting Proposal (Proposal 7) will protect us from unduly incurring substantial costs and distraction.

The Company is committed to active engagement with, and responding to the views and concerns, of our stockholders.

This Proposal 8 is unnecessary given the Company’s commitment to active engagement with, and responding to the views and concerns of, our stockholders. Our Board and management recognize the importance of active stockholder engagement and being responsive to stockholder feedback. The Board obtains stockholder input from multiple forums.

🌑

We regularly reach out directly to our stockholders to get their viewpoint on a broad range of operational, strategic and corporate governance matters. For example, during 2024, our senior leadership team conducted 100% outreach to our 25 largest stockholders, which collectively held approximately 59% of our outstanding shares, to express an interest in meeting with them to discuss governance or executive compensation matters at Akamai.

🌑	We provide the opportunity for our stockholders to raise appropriate matters at our annual meetings. For example, stockholders have used our annual meetings to make proposals through the proxy rules.

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We share the information gained from stockholder and stakeholder engagements with management and the Board. We have received valuable feedback and important external viewpoints that inform the Board’s ongoing review of governance and compensation matters.

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The Company’s corporate governance practices emphasize Board accountability.

Providing for a threshold of 10% of the Company’s common stock to call a special meeting of stockholders is unnecessary in light of the extensive governance practices and policies we have adopted in order to increase our Board’s accountability to our stockholders. Some of these governance practices and policies include:

🌑	All members of the Board, other than Dr. Leighton, are independent directors.

🌑	We have an Independent Chair of the Board.

🌑	We have an experienced and diverse Board, the members of which are all elected annually.

🌑	Any stockholder may suggest a director candidate to our ESG Committee for consideration.

🌑	We proactively adopted proxy access provisions.

🌑	We do not have a “poison pill” in effect.

🌑	On an annual basis, stockholders have the opportunity to provide feedback on the compensation of our NEOs through an advisory vote.

🌑	Our stockholders have equal voting rights with a single class of stock.

🌑	We maintain robust equity ownership requirements for our directors.

🌑	We provide opportunities for our stockholders to communicate with Board members.

In addition, Delaware corporate law and Nasdaq rules provide additional protections to stockholder interests. The rules governing companies listed on Nasdaq and incorporated under Delaware law already require us to submit certain matters to a vote of stockholders for approval either at a special meeting called by the Company or at our annual meeting. These matters include mergers, large share issuances and the adoption of equity-based compensation plans.

We believe that our corporate governance practices and policies enable stockholders to act in support of their interests.

In light of the reasons discussed above, our Board determined unanimously to recommend that stockholders vote “AGAINST” the proposal to adopt a stockholder right to call a special stockholder meeting.

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Proposal is Advisory

Stockholders should note that this proposal is advisory in nature only and approval of this proposal would not, by itself, give the owners of a combined 10% of our outstanding common stock the power to call a special stockholder meeting as described in this proposal. To implement the ability of 10% owners to call a special stockholder meeting, the Board and stockholders would need to take subsequent action to amend our Amended and Restated Certificate of Incorporation and our Bylaws.

Treatment of the Company Special Meeting Proposal (Proposal 7) and the Shareholder Special Meeting Proposal (Proposal 8)

For the reasons described above, as well as in the Company Special Meeting Proposal (Proposal 7), the Board believes the adoption of this Shareholder Special Meeting Proposal would not serve the best interests of the Company or its stockholders. Accordingly, the Board has determined that the Company Special Meeting Proposal (Proposal 7), and not the Shareholder Special Meeting Proposal (this Proposal 8), is in the best interests of the Company and its stockholders.

Approval of the Shareholder Special Meeting Proposal in this Proposal 8 is not conditioned on approval or disapproval of the Company Special Meeting Proposal in Proposal 7. Although the Company Special Meeting Proposal and the Shareholder Special Meeting Proposal concern the same subject matter, the terms of each proposal differ. If both the Company Special Meeting Proposal and the Shareholder Special Meeting Proposal are approved, the Board will take the voting results into consideration and will continue to engage with stockholders as part of the Board’s consideration of any future actions.

Board of Directors Recommendation

The Board of Directors recommends that the stockholders vote AGAINST this proposal.

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Part Five – Information About These Proxy Materials and Voting

Q:	Why did I receive a notice regarding the availability of proxy materials on the internet?

A:

Pursuant to rules adopted by the Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders as of the record date will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 1, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

Q:	Will I receive any other proxy materials by mail?

A:	We may send you a proxy card, along with a second Notice, ten or more calendar days after we mail the Notice to you.

Q:	Why is the 2025 Annual Meeting a virtual, online meeting?

A:

To minimize travel and expenses and provide an opportunity for more of our stockholders to attend, the Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our rules of conduct and procedures that will be posted at ir.akamai.com in advance of the Annual Meeting.

We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting. We do not have procedures in place for posting appropriate questions received during the meeting on our website. In order to encourage stockholder participation and transparency, subject to our rules of conduct and procedures, we will:

🌑

provide stockholders attending the Annual Meeting with the ability to submit appropriate questions relating to a proposal on the agenda on which stockholders are entitled to vote during the Annual Meeting through the Annual Meeting website when such proposal is being considered;

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provide management with the ability to answer as many questions submitted during the Annual Meeting in accordance with the meeting rules of conduct as possible in the time allotted for the Annual Meeting without discrimination;

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🌑	address technical and logistical issues related to accessing the virtual meeting platform;

🌑	provide procedures for accessing technical support to assist in the event of any difficulties accessing the Annual Meeting; and

🌑	to the extent time permits, management may conduct an informal online question and answer session.

Q:	Who can attend the Annual Meeting?

A:	Each holder of Akamai common stock, par value $0.01 per share, at the close of business on March 19, 2025 is invited to attend the Annual Meeting online.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most Akamai stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record— If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.”

Beneficial Owner—  If your shares are held in a brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of those shares. If you are a beneficial owner, then you must register in advance to attend the virtual Annual Meeting.

Q:	How do I register to attend the virtual Annual Meeting?

A:

If you are a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting online. Please follow the instructions on the Notice that you received and in this Proxy Statement.

If you are the beneficial owner of your shares and hold shares through a bank or brokerage firm, you must register in advance to attend the virtual Annual Meeting online. To register to attend the virtual Annual Meeting online as a beneficial owner, you must submit to Computershare a legal proxy reflecting your holdings in the Company from your broker, bank or other nominee along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on May 9, 2025. You will receive a confirmation of

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your registration by email after we receive your registration materials. Requests for registration should be directed to the following:

🌑	By email: Forward the email from your broker, bank or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com.

🌑	By mail: Mail to Computershare, Akamai Legal Proxy, 150 Royall Street, Suite 101, Canton, MA 02021.

Q:	How do I virtually attend the Annual Meeting?

A:

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively by audio webcast. No physical meeting of stockholders will be held. You are entitled to participate in the Annual Meeting only if you were a stockholder of record as of the close of business on March 19, 2025 or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting meetnow.global/MXUCSF9. You also will be able to vote your shares online by attending the Annual Meeting by audio webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you are a beneficial owner and hold your shares through an intermediary, such as a bank or broker, you should contact such intermediary where you hold your account well in advance of the Annual Meeting to obtain a legal proxy and you must register in advance using the instructions above.

The online meeting will begin promptly at 9:30 a.m., Eastern time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

You may obtain instructions for how to access the Annual Meeting online by contacting Investor Relations, Akamai Technologies, Inc., 145 Broadway, Cambridge, Massachusetts 02142; invrel@akamai.com.

Q:	How do I submit a question to the Board or management at the Annual Meeting?

A:

If you wish to submit a question to be asked at the Annual Meeting, you may log into, and ask a question on, the virtual meeting platform at meetnow.global/MXUCSF9 using your login number. Once past the login screen, click “Ask a Question,” type in your question and click “Submit.”

We do not place restrictions on the type or form of questions asked during the formal portion of the Annual Meeting so long as they relate to the specific proposals on the agenda on which stockholders are entitled to vote and are asked during the period of time when the applicable matter is being considered; however, we reserve the right to

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edit or reject questions that are irrelevant to the Company’s business, repetitious of statements made by other persons, include derogatory references to individuals or that are otherwise in bad taste, are related to personal grievances or a matter of individual concern that is not a matter of interest to stockholders generally.

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416 or +1-781-575-2748 (International).

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call Computershare at 1-888-724-2416 or +1-781-575-2748 (International).

Q:	Can I access the Proxy Statement and Annual Report on the Internet?

A:	Yes. Our Proxy Statement and Annual Report to Stockholders are available on our website at https://www.ir.akamai.com/financial-information/annual-reports and at www.envisionreports.com/AKAM.

Q:	Can I request a paper or email copy of the proxy materials?

A:

Yes. To facilitate timely delivery of paper copies, all requests must be received by May 2, 2025. A stockholder of record may request a copy of the proxy materials by going to www.envisionreports.com/AKAM and selecting “Request Materials” or otherwise following the instructions on his or her Notice. If you are not a stockholder of record, please refer to the information provided by your broker, bank or other nominee for instructions.

Q:	Who is entitled to vote and how can you vote?

A:

The record date for the Annual Meeting is March 19, 2025. Holders of Akamai common stock at the close of business on that date are entitled to one vote per share. For all proposals, you may vote “For” or “Against” or abstain from voting. As of the record date, there were issued, outstanding and entitled to vote an aggregate of [●] shares of our common stock.

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Stockholder of Record— If on the record date your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in the following ways:

To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.envisionreports.com/AKAM. You will need to enter your login number found on your Notice or proxy card.

To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on May 13, 2024), you may vote via the internet, by telephone or by completing and returning a proxy card, as described below.

🌑

To vote through the internet prior to the Annual Meeting, go to www.investorvote.com/AKAM and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the number contained on your Notice or proxy card.

🌑	To vote over the telephone, dial toll-free 1-800-652-8683 and follow the recorded instructions. You will be asked to provide the number contained on your Notice or proxy card.

🌑

To vote by mail, simply complete, sign and date the proxy card, that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the Board’s recommendation for each proposal.

Beneficial Owner— If on the record date your shares were held, not in your name, but rather in a brokerage account or by a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee to vote in accordance with your instructions and you also are invited to attend the Annual Meeting online. However, because a beneficial owner is not the stockholder of record, you may not vote these shares online at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting and register in advance to attend the virtual Annual Meeting following the procedures outlined above.

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Q:	How will my shares that are held through a broker, bank or other nominee be voted?

A:

Brokers, banks and other nominees that hold shares in “street name” for customers may have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. The effect of broker non-votes is discussed below.

Proposals 5 and 6 are considered to be a “routine” matter under New York Stock Exchange rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 5 and 6. Proposals 1 through 4, 7 and 8 are considered to be “non- routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions.

Q:	What will constitute a quorum for the Annual Meeting?

A:

Under our Bylaws, the holders of a majority of the shares of our common stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. On the record date, there were [●] shares outstanding and entitled to vote.

Shares of our common stock present in person or represented by executed proxies received by us (including “broker non-votes” and shares that abstain with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the Annual Meeting.

Q:	How many votes are required for approval of different matters?

A:

For each of the proposals, you may vote “For” or “Against” or abstain from voting. The vote required to approve Proposals 1 through 3 and 5 through 8 is a majority of votes cast which means the number of shares voted “For” a matter must exceed the number of votes cast “Against” such matter (with “abstentions” and “broker non-votes” not counted as a vote either “For” or “Against” that matter). The vote required to approve each of Proposal 4A, 4B and 4C is the affirmative vote of the holders of at least 75% of the shares of capital stock of the Company issued and outstanding and entitled to vote, which means not less than 75% of outstanding shares on the record date must vote

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“For” each of Proposal 4A, 4B and 4C (with “abstentions” and “broker non-votes” counted as a vote “Against” each such proposal).

Proposal	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards

Election of Directors (Proposal 1)	Majority of votes cast	No effect	No effect	Voted “FOR”

Amendment to the Amended and Restated 2013 Stock Incentive Plan (Proposal 2)	Majority of votes cast	No effect	No effect	Voted “FOR”

Advisory Vote on Executive Compensation (Proposal 3)	Majority of votes cast	No effect	No effect	Voted “FOR”

Remove the Supermajority Voting Requirement to Amend Article Tenth (Proposal 4A)	75% of outstanding shares	Count as Against Vote	Count as Against Vote	Voted “FOR”

Remove the Supermajority Voting Requirement to Amend Article Eleventh (Proposal 4B)	75% of outstanding shares	Count as Against Vote	Count as Against Vote	Voted “FOR”

Remove the Supermajority Voting Requirement to Amend Article Twelfth (Proposal 4C)	75% of outstanding shares	Count as Against Vote	Count as Against Vote	Voted “FOR”

Adjournment Proposal (Proposal 5)(1)	Majority of votes cast	No effect	No effect	Voted “FOR”

Ratification of Selection of Independent Auditors (Proposal 6)(1)	Majority of votes cast	No effect	No effect	Voted “FOR”

Company Special Shareholder Meeting Proposal (Proposal 7)	Majority of votes cast	No effect	No effect	Voted “FOR”

Shareholder Special Meeting Proposal (Proposal 8)	Majority of votes cast	No effect	No effect	Voted “AGAINST”

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

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Q:	What happens if an incumbent director nominee fails to receive more “For” votes than “Against” votes in an uncontested election?

A:

Under our vote standard for the election of directors, the number of shares voted “For” a nominee must exceed the number of shares voted “Against” that nominee. Our Corporate Governance Guidelines set forth a process that takes effect if an incumbent director nominee does not receive the number of votes required for re-election in an uncontested election. Upon such an occurrence, the affected director is expected, promptly following certification of the stockholder vote, to submit to the Board his or her offer to resign from the Board. The ESG Committee will promptly consider the resignation offer submitted by such incumbent director and recommend to the Board the action to be taken with respect to such resignation offer. Such action may range from accepting the resignation, to maintaining such incumbent director but addressing what the ESG Committee believes to be the underlying cause of the withheld votes, to resolving that such incumbent director will not be re-nominated for election in the future, to rejecting the resignation, to such other action that the ESG Committee determines to be in the best interests of Akamai and our stockholders. In making its recommendation, the ESG Committee will consider all factors it deems relevant. The Board will then act on the ESG Committee’s recommendation, considering the factors considered by the ESG Committee and such additional information and factors the Board believes to be relevant. After the Board’s determination, we will promptly publicly disclose in a document filed or furnished with the Commission the Board’s decision regarding the action to be taken with respect to such incumbent director’s resignation. If the Board’s decision is to not accept the resignation, such disclosure will include the Board’s reasons for not accepting the resignation. If the director’s resignation is accepted, then the Board may fill the resulting vacancy in accordance with our Bylaws. Our Corporate Governance Guidelines are posted on our website at www.ir.akamai.com/corporate-governance/highlights.

Q:	Can I revoke my proxy?

A:

Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a signed proxy card with a later date, voting over the internet or telephone at a later date or a later-dated written revocation to our Secretary or by voting online while attending the virtual Annual Meeting. Attendance at the virtual Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote his or her shares online during the virtual Annual Meeting. If you are a beneficial owner, you should follow the instructions provided by your broker, banker or other nominee.

Q:	Who pays for the solicitation of proxies?

A:

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, the Board, officers and employees, without additional remuneration, may solicit proxies by telephone and electronic mail. Brokers, banks and other nominees will be requested

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to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $55,000 in total. In addition, Alliance Advisors, LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. Alliance Advisors, LLC may solicit proxies by electronic mail, mail and telephone.

Q:	Are there matters to be voted on at the Annual Meeting that are not included in the proxy?

A:

The Board does not know of any other matters that may come before the Annual Meeting; however, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons acting as proxies to vote, or otherwise act, in accordance with their judgment on such matters. Under our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed.

Q:	Will a list of record stockholders as of the record date be available?

A:

For the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours.

Q:	What is “householding”?

A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process is commonly referred to as “householding.” This year, a number of brokers with account holders who are Akamai stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please

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notify your broker or write to us at the following address or email address or call us at the following phone number:

145 Broadway
Cambridge, Massachusetts 02142
Attention: Investor Relations
Phone: 617-444-3000
Email: invrel@akamai.com

If you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address, email address or phone number.

Deadlines for Submission of Stockholder Proposals and Director Nominations for the 2026 Annual Meeting

Proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by us no later than December 2, 2025 in order to be included in the proxy statement and form of proxy relating to that meeting. Rule 14a-8 proposals must be delivered by mail to our principal executive offices and we also encourage you to submit any such proposals via email to invrel@akamai.com. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026.

In addition, our Bylaws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). In the case of an election of directors at an annual meeting, the required stockholder’s notice must be received in writing by the Secretary at the principal executive offices of Akamai (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or (ii) if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the first anniversary date of the preceding year’s annual meeting, not later than the close of business on the later of (a) the 90th day before the annual meeting and (b) ten days after the day notice of the annual meeting was mailed or publicly disclosed, whichever occurs first. Assuming the date of our 2026 Annual Meeting of Stockholders is not so advanced or delayed, stockholders who wish to make a director nomination at the 2026 Annual Meeting (other than one to be included in our proxy statement) should notify us no earlier than January 14, 2026 and no later than February 13, 2026.

Under our proxy access Bylaws provisions, if a stockholder (or a group of up to 20 stockholders) has held at least 3% of our issued and outstanding common stock for three years or more and has complied with the other requirements set forth in our Bylaws, such

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stockholder may nominate a number of candidates for director not to exceed 25% (or if such amount is not a whole number, the closest whole number below 25%) of the number of directors in office as of the last day on which a notice of proxy access nomination may be timely delivered pursuant to our Bylaws. Our Bylaws require notice of a proxy access nomination to be received by our Secretary at our principal executive office not earlier than the 120th day nor later the 90th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, to be timely, the notice must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Assuming the date of our 2026 Annual Meeting of Stockholders is not so advanced or delayed, stockholders who wish to make a nomination under our proxy access bylaw at the 2026 Annual Meeting should notify us no earlier than December 2, 2025 and no later than January 1, 2026.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING ONLINE. WHETHER OR NOT YOU PLAN TO ATTEND ONLINE, YOU ARE URGED TO VOTE AT YOUR EARLIEST CONVENIENCE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

By order of the Board of Directors,

/s/ AARON S. AHOLA
AARON S. AHOLA
Executive Vice President, General Counsel and Corporate Secretary

[XX], 2025

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Appendix A

AMENDMENT NO. 3

TO THE

AKAMAI TECHNOLOGIES, INC.

SECOND AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

WHEREAS, Akamai Technologies, Inc. (the “Company”) maintains the Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;

WHEREAS, Amendments No. 1 and No. 2 to the Plan were previously adopted by the Board and approved by the stockholders of the Company (the Plan, as amended by Amendments No. 1 and No. 2, the “Amended Plan”);

WHEREAS, the Board believes that the number of shares of common stock of the Company remaining available for issuance under the Amended Plan has become insufficient for the Company’s anticipated future needs under the Plan;

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Amended Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock available for issuance under the Amended Plan by 8,000,000 shares;

WHEREAS, Section 11(d) of the Amended Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Amended Plan shall continue in full force and effect.

NOW, THEREFORE:

1.	Section 4(a)(1) of the Amended Plan is hereby deleted it in its entirety and replaced with the following:

“(a)  Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(1)   46,750,000 shares of Common Stock; and”

2.

Effective Date of Amendment. This Amendment to the Amended Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations.

3.	Other Provisions. Except as set forth above, all other provisions of the Amended Plan shall remain unchanged.

A-1

Appendix B

PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

FOR

PROPOSALS 4A, 4B AND 4C

Proposal 4A:

“TENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1.  NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s By-Laws.

~~2.  CLASSES OF DIRECTORS. Until the election of directors at the annual meeting scheduled to be held in 2021, the Board of Directors shall be and is divided into classes, with directors in each class having the terms of office specified in Section 4 of this Article TENTH. Commencing with the election of directors at the annual meeting scheduled to be held in 2021, the classification of the Board of Directors shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.~~

~~3~~2.  ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

~~4~~3.  TERMS OF OFFICE. Each ~~director shall serve for a term ending at the election of directors at the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending at the election of directors at the annual meeting in 2000; each initial director in Class II shall serve for a term ending at the election of directors at the annual meeting in 2001 ; and each initial director in Class III shall serve for a term ending at the election of directors at the annual meeting in 2002. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2019, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2020; for the election of directors at the annual meeting scheduled to be held in 2020, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2021; and for the election of directors at the annual meeting scheduled to be held in 2021 and for the election of directors at each annual meeting thereafter, each~~ director

Text that is crossed out is to be deleted.

Text that is underlined is to be added.

Note: The Certificate of Amendment to the Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State will not be marked to show the changes made. Signature blocks have not been included.

shall be elected for a term expiring at the next succeeding annual meeting. The term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

~~5.  ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. Until the election of directors at the annual meeting scheduled to be held in 2021, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors.~~

~~6~~4.  QUORUM; ACTION AT MEETING. A majority of the directors at any time in office shall constitute a quorum for the transaction of business, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

~~7~~5.  REMOVAL. ~~Until the election of directors at the annual meeting scheduled to be held in 2021, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors. Thereafter, any~~Any director of the Corporation may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of such director.

~~8~~6.  VACANCIES. Any vacancy in the Board of Directors, however occurring, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, ~~and, until the election of directors at the annual meeting scheduled to be held in 2021, a director chosen to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen,~~ subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

Text that is crossed out is to be deleted.

Text that is underlined is to be added.

Note: The Certificate of Amendment to the Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State will not be marked to show the changes made. Signature blocks have not been included.

~~9~~7.  STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

~~10~~8.  AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least ~~seventy-five percent (75%)~~a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.”

Proposal 4B:

“ELEVENTH. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, ~~and notwithstanding the fact that a lesser percentage may be specified by law,~~ the affirmative vote of the holders of at least ~~seventy-five percent (75%) of~~a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.”

Proposal 4C:

“TWELFTH. Special meetings of stockholders may be called at any time by only the Chairman of the Board of Directors, the President or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-Laws of the Corporation, ~~and notwithstanding the fact that a lesser percentage may be specified by law,~~ the affirmative vote of the holders of at least ~~seventy-five percent (75%) of~~a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

Text that is crossed out is to be deleted.

Text that is underlined is to be added.

Note: The Certificate of Amendment to the Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State will not be marked to show the changes made. Signature blocks have not been included.

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Online
Go to www.envisionreports.com/AKAM or scan the QR code – login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/AKAM

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR each of the nominees listed, FOR Proposals 2, 3, 4A, 4B, 4C, 5, 6 and 7, and AGAINST Proposal 8.

1. Election of Directors:

	For	Against	Abstain
01 - Sharon Bowen	☐	☐	☐

04 - Dan Hesse	☐	☐	☐

07 - Jonathan Miller	☐	☐	☐

	For	Against	Abstain
02 - Marianne Brown	☐	☐	☐

05 - Tom Killalea	☐	☐	☐

08 - Madhu Ranganathan	☐	☐	☐

	For	Against	Abstain
03 - Monte Ford	☐	☐	☐

06 - Tom Leighton	☐	☐	☐

09 - Ben Verwaayen	☐	☐	☐

	For	Against	Abstain
2. To approve an amendment to our Second Amended and Restated 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 8,000,000 shares.	☐	☐	☐

4. To approve amendments to our Amended and Restated Certificate of Incorporation to eliminate the existing supermajority vote requirements for:
	For	Against	Abstain
4A. Amendments to Article Tenth, which governs certain provisions related to the Board, quorum and stockholder nominations or other business.	☐	☐	☐

4B. Amendments to Article Eleventh, which prohibits stockholder action by written consent in lieu of a meeting.	☐	☐	☐

4C. Amendments to Article Twelfth, which governs who can call special meetings of stockholders.	☐	☐	☐

6. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2025.	☐	☐	☐

8. To vote upon a shareholder proposal to give shareholders the ability to call a special shareholder meeting, if properly presented at the Annual Meeting.	☐	☐	☐

	For	Against	Abstain
3. To approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐

5. To adjourn the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or if there are insufficient votes to adopt any proposal (other than Proposal 8).

	☐	☐	☐

7. To vote upon an advisory proposal to give shareholders the ability to call a special shareholder meeting.	☐	☐	☐

	C 1234567890 J N T 1 U P X 6 4 2 6 7 9	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

043W9C

The 2025 Annual Meeting of Stockholders of Akamai Technologies, Inc. will be held on

May 14, 2025 at 9:30 a.m. Eastern Time, virtually via the internet at meetnow.global/MXUCSF9.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/AKAM

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AKAM

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Akamai Technologies, Inc.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – May 14, 2025

F. Thomson Leighton and Aaron Ahola (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Akamai Technologies, Inc. to be held on May 14, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed, FOR Proposals 2, 3, 4A, 4B, 4C, 5, 6 and 7, and AGAINST Proposal 8.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.